OFFER TO ACQUIRE
OUTSTANDING SHARES IN
KLOVERN AB (PUBL)



IMPORTANT INFORMATION


This document is an English translation of the Company's official
Swedish offer document, which has been approved and registered by the Swedish Financial Supervisory Authority (Sw. Finansinspektionen)
(the "SFSA").
   This offer document (the "Offer Document") has been prepared in connection with the public takeover bid submitted by Corem Property
Group AB (publ), org. no. 556463-9440 ("Corem") or ("the Company") on
March 29, 2021, regarding all shares in Klovern AB (publ), org. no. 556482-5833 ("Klovem"), and the issue of ordinary shares and preference shares in Corem proposed by the Board of Directors of Corem as share consideration in the Offer, and for admission to trading of such shares on Nasdaq Stockholm (the "Offer"). Corem or the Company, where the terms are used in the Offer Document, refers, depending on the context, to Corem, one or more subsidiaries of Corem or the group in which Corem is the parent company. The "Combined Company" refers to the Group after the acquisition of Klovern, in which Corem is the parent company. For definitions of these and other terms, see Definitions on page 161.
   A Nordea Bank plc, filial i Sverige ("Nordea") and Swedbank AB (publ) ("Swedbank") are financial advisors to Corem, and no one else, in connection with the Offer. Nordea and Swedbank will not regard any other person as a customer in relation to the Offer and is not liable to anyone other than Corem for providing the protection that Nordea and Swedbank offer their customers or for giving advice in connection with the Offer or any other transaction, question or arrangement referred to in this document.
APPLICABLE LAW
The Offer and any agreements entered into between Corem and sharehol-ders in Klovern in connection with the Offer shall be regulated and inter-preted in accordance with Swedish law. Nasdaq Stockholm's Takeover
Rules issued by the Swedish Corporate Governance Board on December 1,
2020 (the "Takeover Rules") and the Swedish Securities Market Board's decisions and statements on the interpretation and application of the Takeover Rules, including, where applicable, the Business Exchange Committee's decisions and statements on interpretation and application of previously applicable rules on public takeover bids on the stock market, are applicable to the Offer. Corem has, in accordance with the Act (2006:
451) on public takeover bids on the stock market (the "Takeover Act"), on 25 March 2021, undertaken in writing to Nasdaq Stockholm to comply with the said rules, decisions and notices, and to submit to the sanctions which Nasdaq Stockholm may impose on the Company in the event of a breach of the Takeover Rules. On 29 March 2021, Corem informed the
Swedish Financial Supervisory Authority, Nasdaq Stockholm and the
Swedish Securities Market Board about the Offer and the above commit-ments to Nasdaq Stockholm.
   This Offer Document does not constitute a prospectus in accordance with (EU) 2017/1129 (the "Prospectus Regulation"). The offer document has not been reviewed and approved by the SFSA in accordance with
Article 20 of the Prospectus Regulation. The Offer document has been prepared in accordance with the ch. 2 of Takeover Act, Chapter 2a of the Act (1991: 980) on trading in financial instruments and ch. 2 section 5 of the Act (2019: 414) with supplementary provisions to the EU Prospectus Regulation. The offer document has been approved and registered with the SFSA in accordance with Chapter 2 a the Act (1991: 980) on trading in financial instruments. Neither approval nor registration entails any gua-rantee from the SFSA that the factual information in the Offer Document is correct or complete.
   The information in the Offer Document is intended to be correct, although not complete, only at the time of publication of the Offer Document. No assurance is given that the information has been or will be correct at any other time. Corem will make additions to the Offer
Document when required by law. The information about Klovern on pages 96-141 in the Offer Document is based on information that has been published by Klovern and has been reviewed by Klovern's Board. Corem therefore does not guarantee, and does not take responsibility for, that the information about Klovern is correct and complete beyond what may follow from law.
The figures reported in this Offer Document have in some cases been rounded off and therefore the tables in the Offer Document do not neces-sarily sum up correctly. All financial figures are in Swedish kronor ("SEK") unless otherwise stated. Except where expressly stated, no information in the Offer Document has been reviewed or audited by the auditor. The information in the Offer Document is provided only in connection with the Offer and may not be used for any other purpose.
RESTRICTIONS
The Offer is not being made to persons whose participation in the Offer requires that any additional offer document is prepared or registration effected or that any other measures are taken in addition to those required under Swedish law and regulations. This Offer Document and any documentation relating to the Offer are not being published in, or distributed to or into, and must not be mailed or otherwise distributed or sent in or into any country in which the distribution or offering would require any such additional measures to be taken or would be in conflict with any law or regulation in such country. Persons who receive this communication (including, without limitation, nominees, trustees and custodians) and are subject to the law of any such jurisdiction will need to inform themselves about, and observe, any applicable restrictions or requirements. Any failure to do so may constitute a violation of the securi-ties laws of any such jurisdiction. Corem, to the fullest extent permitted by applicable law, disclaims any responsibility or liability for the violations of any such restrictions by any person. Any purported acceptance of the Offer resulting directly, or indirectly, from a violation of these restrictions may be disregarded.
   The Offer is not being made, and will not be made, directly or indirect-ly, in or into, Australia, Canada, Hong Kong, Japan, New Zealand or South Africa, by use of mail or any other means or instrumentality of interstate or foreign commerce, or of any facilities of a national securities exchange, of Australia, Canada, Hong Kong, Japan, New Zealand or South Africa. This includes, but is not limited to, facsimile transmission, electronic mail, telex, telephone, the internet and other forms of electronic transmission. The
Offer cannot be accepted and shares may not be tendered in the Offer by any such use, means, instrumentality or facility of, or from within, Australia, Canada, Hong Kong, Japan, New Zealand or South Africa, or by persons located or resident in Australia, Canada, Hong Kong, Japan, New
Zealand or South Africa. Accordingly, this Offer Document and any related
Offer documentation are not being and should not be mailed or otherwise transmitted, distributed, forwarded or sent in or into Australia, Canada, Hong Kong, Japan, New Zealand or South Africa or to any Australian,
Canadian, Hong Kong, Japanese, New Zealand or South African persons or any persons located or resident in Australia, Canada, Hong Kong, Japan, New Zealand or South Africa.
   Any purported acceptance of the Offer resulting directly or indirectly from a violation of these restrictions will be invalid and any purported acceptance by a person located in Australia, Canada, Hong Kong, Japan, New Zealand or South Africa or any agent, fiduciary or other intermediate acting on a non-discretionary basis for a principal giving instructions from within Australia, Canada, Hong Kong, Japan, New Zealand or South Africa will be invalid and will not be accepted. Each holder of shares participating in the Offer will represent that it is not an Australian, Canadian, Hong
Kong, Japanese, New Zealand or South African person, is not located in Australia, Canada, Hong Kong, Japan, New Zealand or South Africa and is not participating in the Offer from Australia, Canada, Hong Kong, Japan,
New Zealand or South Africa or that it is acting on a non-discretionary ba-sis for a principal that is not an Australian, Canadian, Hong Kong, Japane-se, New Zealand or South African person, that is located outside Australia, Canada, Hong Kong, Japan, New Zealand or South Africa and that is not



2
Corem Offer 2021




giving an order to participate in such Offer from Australia, Canada, Hong Kong, Japan, New Zealand or South Africa. This Offer Document is not being, and must not be, sent to shareholders with registered addresses in Australia, Canada, Hong Kong, Japan, New Zealand or South Africa.
Banks, brokers, dealers and other nominees holding shares for persons in Australia, Canada, Hong Kong, Japan, New Zealand or South Africa must not forward this Offer Document or any other document received in connection with the Offer to such persons.
   Notwithstanding the foregoing, Corem reserves the right to permit the Offer to be accepted by persons not resident in Sweden if, in its sole discretion, Klovern is satisfed that such transaction can be undertaken in compliance with applicable laws and regulations.
Notice to US Investors: The Offer is being made in the United States in compliance with, and in reliance on, Section 14(e) of the US Securities Exchange Act of 1934 (the "Exchange Act") and Regulation 14E thereunder and the exemption therefrom provided by Rule 14 d-1(d) under the Exchange Act. The Offer is being made in the United States by Corem and no one else.
   The Offer is subject to disclosure and procedural requirements of Sweden which are different from those in the United States. In addition, the payment and settlement procedure with respect to the Offer will comply with the relevant Swedish rules, which differ from US payment and settlement procedures. Neither the SEC, nor any securities commissi-on of any state of the United States has approved the Offer, passed upon the fairness of the Offer or passed upon the adequacy or accuracy of this announcement. Any representation to the contrary is a criminal offence in the United States.
   ?t may be difficult for US holders of shares in Klovern, Klovern to enforce their rights and claims arising out of the USs laws, since Klovern and Corem are located in countries other than the United States, and some or all of their officers and directors may be residents of countries other than the United States. Holders in the United States may not be able to sue a non-US company or its officers or directors in a non-US court for viola-tions of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court's judgment.
   Securities may not be offered or sold in the United States absent registration under the US Securities Act of 1933 (the "Securities Act"), or pursuant to an exemption from such registration. The new Corem shares to be issued pursuant to the Offer are not, and will not be, registered under the Securities Act or under the securities laws of any jurisdiction of the United States and will be issued to Klovern shareholders in the United States in reliance on the exemption from registration provided by Rule 802 under the Securities Act and in reliance on available exemptions from any state law registration requirements. The new Corem shares issued pursuant to the Offer will be "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act to the same extent and proportion as the Klovern shares for which they were exchanged in the proposed merger. Neither the US Securities and Exchange Commission nor any US state securities commission has approved or disapproved of the new Corem shares offered in connection with the Offer, or determined if this document is accurate or complete. Any representation to the contrary is a criminal offence. ?n accordance with the exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder with respect to the new Corem shares to be issued in connection with the proposed merger, Corem will submit to the US Securities and Exchange Commission any informational document it publishes or otherwise disse-minates to holders of Klovern shares related to the proposed merger.
Nordea is not registered as a broker or dealer in the United States and will not be engaging in direct communications relating to the Offer with investors located within the United States (whether on a reverse-inquiry basis or otherwise).
FORWARD-LOOKING STATEMENTS
Statements in this Offer Document relating to future status or circum-stances, including statements regarding future performance, growth and other trend projections as well as benefts of the Offer, are forward-looking statements. Forward-looking statements may generally, but not always, be identifed by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as "may,"
"will," "expects," "believes," "anticipates," "plans," "intends," "estimates," "projects," "targets," "forecasts," "seeks," "could," or the negative of such terms, and other variations on such terms or comparable terminology. Forward-looking statements include, but are not limited to, statements about the expected future business of Klovern resulting from and following the Offer. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There can be no assurance that actual results will not differ materially from those expressed or implied by these forward-looking statements due to many factors, many of which are outside the control of Corem and Klovern.
   Any such forward-looking statements speak only as of the date on which they are made and, neither Corem nor Klovern has (or undertakes) any obligation to update or revise any of them, whether as a result of new information, future events or otherwise, except for in accordance with applicable laws and regulations including the Takeover Rules.
INDUSTRY AND MARKET INFORMATION
This Offer Document contains industry and market information attributable to the Company's operations and the market in which the Company operates. Such information is based on the Company's analysis of several different sources, including industry publications and reports. Industry publications or reports usually state that the information in them has been obtained from sources that are deemed to be reliable, but that the accuracy and completeness of the information cannot be guaranteed. The
Company has not independently verifed, and therefore cannot guarantee the accuracy of the industry and market information contained in this Offer Document and which has been taken from or derived from these industry publications or reports.
   Information coming from third parties has been reproduced correctly and as far as the Company know and can ascertain through comparisons with other information published by the third parties concerned, no information has been omitted in a way that would make the reproduced information incorrect or misleading. The Offer Document contains a description of the risks associated with the Company's operations and the Offer. The description is not exhaustive and the risks are not the only risks to which the Company and its shareholders may be exposed. Other risks that are not currently known to the Company, or that the Company currently considers insignifcant, could also affect Corem's operations, earnings and fnancial position. Such risks could also lead to a signifcant fall in the price of the Company's shares and to investors in the Company losing all or part of their investment.



Corem Offer 2021
3




TABLE OF CONTENT


Risk factors	6
Offer to the shareholders of Klovern	14
Background and reasons for the offer	19
Ordinary shares of class D in brief	21
Terms and conditions for the Offer	22
The Combined Company	26
Reasons for the merger	28
Synergies	28
Market overview for the Combined Company	28
Description of the Combined Company	28
Pro forma statement	38
Auditor's report regarding financial pro forma statement	44
Information about Corem	46
Presentation of financial information	53
Operational and financial overview	60
Capital structure, indebtness and other financial information	67
Board of directors, senior executives and auditors	70
Corporate governance	77
The share, share capital and ownership	81
Articles of Association Corem	88
Legal matters and other information	89
Regulatory disclosures	92
Information about Klovern	96
General	96
Business overview	96
Presentation of financial information	102
Board of directors, senior executives and auditors	109
Shares, share capital and ownership	113
Articles of Association of Klovern AB (publ)	116
Kloverns interim report for January-March 2021	118
Statement from the board of directors of Klovern	142
Historical financial information	143
Tax issues in Sweden	145
Valuation certificates	148
Definitions	161
Addresses	162
Corem Offer 2021


THE OFFER IN BRIEF
Consideration
Corem offers the shareholders of KlG/ern the
following:
*	holders of ordinary shares of class A in Klo/erns:
0.88 newly issued ordinary shares of class A in
Corem for each ordinary share of class A in Klb/ern,
*	holders of ordinary shares of class B in KlG/ern:
0.88 newly issued ordinary shares of class B in
Corem for each ordinary share of class B in
KlG/ern, and
*	holders of preference shares in KlG/ern: 1.12 newly
issued ordinary shares of class D in Corem for each preference share in Klb/ern. As an alternati/e, the preference shareholders in Klb/ern may choose to recei/e 1.00 newly issued preference shares in Corem for each preference share in Klb/ern.
Acceptance period
14 May-11 June 2021.
Payment of consideration
Around 17 June 2021.
SHARE INFORMATIO
Ordinary shares of class A
Traded on Nasdaq Stockholm. Ticker: Core A.
?SIN-code: SE0010714279..
Ordinary shares of class B
Traded on Nasdaq Stockholm. Ticker: Core B.
?SIN-code: SE0010714287.
Odinary shares of class D
Not admitted to trading.
?SIN-code: SE0015961594.
Preference shares
Traded on Nasdaq Stockholm. Ticker:
Core PREF. ISIN-code: SE0010714311.


CERTAIN DEFINITIONS
The "Company" or "Corem" means Corem Property
Group AB (publ), reg. no. 556463-9440.
The "Group" means the group of companies of which Corem is parent company.
"Klifivern" means KlG/ern AB (publ), reg.
no. 556482-5833.
The "Offer" means the offer to acquire all shares in Klb/ern AB (publ) in accordance with what is presen-ted in the Offer Document.
"IAS" means International Accounting Standards.
"IFRS" means International Financial Reporting
Standards.
"Nasdaq Stockholm" means Nasdaq Stockholm AB, reg. no. 556420-8394, or the regulated market
Nasdaq Stockholm, depending on the context.
"SEK" means Swedish crowns.
"MSEK" means Swedish crowns in millions.
FINANCIAL CALENDAR
Interim report January-June 2021
19 July 2021
Interim report January-September 2021
28 October 2021
Year-end report January-December 2021
24 February 2022



Corem Offer 2021
5




RISK FACTORS


This section describes risk factors and important circumstances that are considered significant for the Group's operations and future development.
The risk factors relate to
the Group's industry, market and operations, and include risks related to the Group's financing agreements, legal, regulatory and corporate governance issues and their expected negative effects. In accordance with Regulation (EU) 2017/1129 of the European Parliament and of the Council (the "Prospectus Regulation") and the Commission Delegated Regulation (EU) 2021/528, the risk factors set out below are limited to risks specific to the Company and / or the shares and which are essential to make an informed investment decision.


The description below is based on available information as per the day of this Offer Document. The risk factor within each category that is currently deemed to be the most significant is presented first, and the subsequent risk factors are not presented in any specific order.
The risk factors and uncertainties described below could have significant negative effects on the Group's operations, financial position and/or earnings. They could also result in the value of the Company's shares falling, which could result in the Compa-ny's shareholders losing all or part of their investment.
RISKS ATTRIBUTABLE TO COREM
Risks attributable to Corem's operations and industry The
Group's operating profit and profitability are associated with risks regarding the general economic development and the demographic trends in the Group's markets
The Group is affected by macroeconomic factors such as global and regional economic development, employment rate, produc-tion rate for new properties, changes in infrastructure, inflation and interest rates in Sweden and Denmark. These factors greatly affect supply and demand in the real estate market and consequently affect the occupancy rate, rental levels and the market value of the Group's properties. If the macro economic situation deteriorates, the value and rental income from the Group's pro-perty portfolio may decrease.
The socio-economic development and its trends, including the spread of covid-19, may affect supply and demand in the rental market as well as the valuation of the Group's property portfolio, which could potentially have a negative effect on the Group's operating profit and profitability. Corem assesses the probability of deteriorating macroeconomic conditions as medium-high, with a potentially medium-high negative effect on the Group's rental income, financing costs and portfolio valuation.
There is a risk of generally decreasing property prices The long period of historically low interest rates has contributed to driving up the price of assets such as shares and real estate and, according to the Swedish National Institute of Economic
Research, may have caused imbalances in the financial markets.1
Both in Sweden and internationally, the search for returns has increased risk-taking and driven up the prices of both risky assets and less risky assets, such as real estate. If investors revalue the value of their assets, for example in connection with rising interest rates, there is a risk that the prices of such assets will fall sharply, which for Corem could mean that the value of the entire property portfolio falls sharply. As of 31 March 2021, the value of the Company's investment properties amounted to SEK 14,811 million. A change in value of +/- 1 per cent of the property value would mean a change in value of approximately +/- SEK 148 million. Corem estimates that the probability of generally falling property prices is low, with a potentially high negative effect on Corem's balance sheet and operating profit.
Risks relating to a competitive market and the risk that Corem may fail to compete effectively
The Group is active in the real estate industry, which is characte-rized by significant competition, including from other real estate companies with a focus on logistics and industrial properties such as Sagax, Castellum, Catena and others. The Group's competitiveness depends, among other things, on its ability to acquire interesting properties in attractive locations, to attract and retain tenants, qualified staff and to anticipate trends and needs for current and future tenants and quickly adapt to current and future market needs. In addition, the Group competes for tenants, based on, among other things, property location, rent level, size, availability and quality, tenant satisfaction and the Group's reputation.


1 National Institute of Economic Research,
Economic situation March 2021 (dnr: 2021-119).
6
Corem Offer 2021




Competitors may have greater financial resources than the Group and better capacity t o withstand market downturns, better access t o potential acquisitions, compete more efficiently, b e more skilled a t retaining competent staff and respond more quickly t o changes i n local markets. I n addition, competitors may have a higher tolerance for lower yield requirements and access t o more efficient technology platforms. Furthermore, the Group may need t o incur higher investment costs i n order t o main-tain the competitiveness
o f its property portfolio i n relation t o competitors. Core m estimates the probability that Core m will b e unable t o compete i n a n effective way a s low, with a potentially medium-high negative effect o n Core m's future prospects.
Risks associated with possibilities that the market value o f prop-erties stated i n valuation certificates may differ from actual sales values and that the market value o f properties may decrease i n the future.
The Group's properties are reported a t market value i n the Group's balance sheet, with changes i n property value reported i n the income statement. The total fair value o f the Group's pro-perty portfolio amounted t o S E K 14,811 million a s o f 31 March 2021 and the total assets amounted t o S E K 19,550 million. The Group's property portfolio i s valuated quarterly, o f which approximately a quarter i s valued b y external valuation companies and three quarters are valued b y internal experienced authorized valuers. External valuations are made according t o a n ongoing schedule so that all properties are valued externally annually.
Property valuations represent the opinion o f the independent valuer who compiles valuation certificates, and the underly-ing assumptions are commonly tested b y random selection. Property valuations are based o n hypothetical assumptions that are inherently subject t o uncertainty. Such assumptions include property-specific assumptions regarding rental levels, occupancy rates and operating costs a s well a s market-specific assumptions about macroeconomic development, general economic trends, regional economic development, employment rate, production rate for new properties, changes i n infrastructure, inflation and interest rates i n Sweden. I t cannot b e ruled out that the underly-ing assumptions i n previous o r future valuations o f the properties may prove t o b e incorrect and i t i s possible that the Group's valu-ations d o not reflect the future actual sales value o f the Group's properties. I f the market value o f the properties i s deemed t o b e lower i n the future, i t will have a negative impact o n the Group's balance sheet and operating profit. Furthermore, a significant decrease i n value could result i n the Group violating certain clauses i n the Group's credit agreement, which i n turn may lead t o such financing having t o b e repaid before the end o f the term and thereby affect the Group's liquid position. Core m estimates the probability that the properties' valuations differ significantly from future sales values a s low, with a potentially medium-high negative effect o n operating profit, financing costs and portfolio valuation.


Risks attributable t o Corem's operations
Core m's financial assets are subject t o market volatility I n addition t o properties, Core m owns shares i n K l o v e r n A B (pub l ) and Castel l u m A B (pub l ) ("Financial Assets"). The hol-dings are reported i n the balance sheet a t market value, and with the respective period's change i n value i n the income statement. A s o f 31 March 2021, the value o f the Financial Assets amounted t o approximately S E K 4,355 million, o f which S E K 2,645 million was attributable t o K l ov e r n A B (pub l ) and S E K 1,710 million was attributable t o Castel l u m A B (pub l ).
The value o f the Group's Financial Assets i s affected b y a number
o f factors; partly b y company-specific factors, such a s mana-gement profit and loan-to-value ratio, partly b y market-specific factors, such a s expected rates o f return and capital costs i n relation t o comparable companies i n the real estate market. The value o f the Group's Financial assets i s also affected b y senti-ment i n the stock and capital markets and may thus b e subject t o large price volatility. I f the valuation o f the Financial Assets falls, the decrease i n value may have a negative effect o n the Group's balance sheet and operating profit. Furthermore, a decrease i n the value o f the Financial Assets may result i n the Group violating certain clauses i n the Group's credit agreements, which i n turn may lead t o such financing having t o b e repaid before the end
o f the term and thereby affect the Group's liquidity position. Core m estimates that the probability o f Core m's financial assets being subject t o market volatility i s high, with a potentially low negative effect o n operating profit and financing costs.
Risks attributable t o the covid-19 pandemic
The economic development over the past year has been largely characterized b y the spread o f c o v i d-1 9. For Core m's part, the pandemic has mainly affected Core m's tenants, and thus indirectly Core m, due t o the macroeconomic development i n the markets i n which the Group operates (see also "The Group's ope-rating profit and profitability are associated with risks regarding the general economic development and the demographic trends i n the Group's markets" above). Core m provided rental discounts o f approximately S E K 3 million during the financial year ended 31 December 2020, corresponding t o approximately 0.3 per cent o f the Group's total rental income for the full year 2020. I n summa-ry, the c o v i d-1 9 pandemic has so far had a limited impact o n the Group and the Group's financial position. The C ov i d-1 9 outbreak, o n the other hand, has had, and will probably continue t
o have i n the near future, a n impact o n the capital markets, which may lead t o unforeseen and sharp fluctuations i n share prices and the availability and cost o f loan financing via the bond markets. Co-rem estimates the probability o f risks related t o c o v i d-1 9 arising a s medium, with a potentially low negative effect
o n cash flow and operating profit.



Corem Offer 2021
7




Corem is dependent on rental income and rental development
Rental income of commercial properties is governed in the long term by, among other things, supply and demand. Corem's rental income is affected by the properties occupancy rate, agreed rental levels and the tenants' ability to pay rent. If the occupancy rate or rental levels fall, regardless of the reason, the Group's earnings are negatively affected. The risk of large fluctuations in vacancies and loss of rental income increases with greater concentration of individually large tenants. The ten largest tenants as of 31 December 2020 (Silex, PostNord, Finisar, Bilia och Aritco, and others) accounted for approximately 22 per cent of the Group's total contract value, where Silex, as the largest tenant, accounted for approximately 4 per cent of the total contract value. The total number of leases entered into with the ten largest tenants amounted to 23 as of 31 December 2020. The leases have different contract periods. The three largest tenants together accounted for approximately 10 per cent of the total contract value on basis of five leases, with an average remaining contract period of 8.1 years. The average remaining contract period for all leases was 4.3 years as of 31 March 2021. There is a risk that the Group's major tenants will not renew or extend their existing leases when they expire and that the Group will not find new tenants, which over time may lead to reduced rental income and increased vacancies. The Group's earnings and cash flow will be negatively affected if the tenants cancel their payments or otherwise do not fulfill their obligations. Corem estimates the probability of loss of rental income as low, with a potentially high negative effect on cash flow, liquidity, operating profit and balance sheet.
Corem's operations are exposed to project development risks The Group's operations include property development projects. As of 31 March 2021, the Group had four major property develop-ment projects (of at least SEK 25 million per project) with a total investment volume of approximately SEK 768 million. Property development is associated with certain risks. More extensive projects involve large investments and can lead to an increased credit risk, for example if contracted tenants are unable to fulfill their obligations to the Group and the Group cannot lease the affected premises to other tenants, or if the demand for or price of leasing the premises decreases during the construction period.
When planning and budgeting for a project, it is important that the basis for calculation is complete and correct. Assumptions are made in relation to costs and revenues, as well as suppliers' ability to perform according to contracts. Projects may be delayed or entail higher costs than planned, and after the implementation of a project there is a risk that the premises do not meet the tenant's requirements or expectations, which may lead to increased costs and reduced results for the Group. Corem estimates that the probability of increased project costs is medium, with a potentially medium negative effect on Corem's operating profit.
Corem's operations are exposed to risks related to transactions Acquiring and selling properties is part of the Group's operations and is, especially in connection with acquisitions, associated with risks. During the period 1 January 2020-31 December 2020, the Group acquired properties for a total purchase price of SEK
478 million and divested in properties for a total selling price of SEK 60 million. All property investments are associated with uncertainty, such as the risk of loss of tenants, unforeseen costs for environmental remediation, redevelopment and handling of technical problems. Such uncertainties may result in delays or in-creased or unexpected costs for the transaction or that the value of the acquired property is lower than expected. There is a risk that future acquisitions of operations or properties will not have the positive effect that was expected, which may have a negative impact on the value of the Group's properties and on the Group's costs. Furthermore, there is a risk that a seller, in the event of an acquisition, will not be able to fulfill their contractual obligations, for example due to financial difficulties, which may have an effect on the Group's ability to receive compensation in the event of breach of guarantees or indemnity clauses (which may also be limited to amount and time).
When divesting in properties, there is uncertainty regarding, among other things, price and the actual possibility of selling the properties, including the willingness and ability of potential buyers to pay for the properties. Furthermore, claims may be directed against Corem due to the sale or the condition of the property sold. If Corem is unable to sell the properties at a favorable price or if claims are made against Corem, this may result in delays as well as increased and unforeseen property and transaction costs. Corem estimates the probability of increased costs and the occurrence of other risks described above as low, with a potentially medium-high, negative effect on Corem's operating profit.
Corem trades securities and is exposed to risks related to such trading
From time to time, Corem buys and sells securities in other listed real estate companies in the Nordic region. Trading involves esti-mated risks in order to achieve a high return. Such trading in, and investments in, securities is carried out by a limited number of persons within the Group and the value of the holdings is subject to price fluctuations. There is a risk that persons responsible for trading will make mistakes, or that the Group's holdings will be subject to unforeseen price fluctuations. Individuals' mistakes or unforeseen price fluctuations can adversely affect Corem's assets and thus the Group's key ratios and, as a result, the Group's creditworthiness. Corem assesses the probability of unforeseen price fluctuations as low, with a potentially medium-high negative effect on Corem's operating profit.
Corem is dependent on its staff
The Group's organization is relatively small with 61 employees as of 31 March 2021. The knowledge, experience and commitment of individual employees are therefore important for the Group's future development. The Group would be negatively affected if a number of its employees were to leave the Group at the same time, or if a number of key persons were to leave, as know-how would decrease and/or recruitment costs would increase. In order to attract, motivate and retain certain key people, Corem



8
Corem Offer 2021




may need to increase the remuneration to these people, which would result in increased costs. C orem estimates the probability that C orem will not be able to attract and retain key personnel as medium-high, with a potentially medium-high negative effect on C orem's future prospects.
Corem's operations are subject to technical risks
Real estate investments are associated with technical risks. Technical risk is defined as risks associated with the technical management of a property, such as the risk of design defects, other latent defects and deficiencies, damage (for example by fire or other natural power) and pollution. Regulatory requirements for properties and property management may mean that such deficiencies must be remedied, which is associated with costs.
There is a risk that technical faults on one or more properties will lead to increased costs for the Group. C orem considers the probability of technical errors occurring on properties to be high, with a potentially low negative effect on C orem's operating profit and balance sheet.
Financial risks
Risks related to financial commitments, guarantees and covenants
The Group is financed through bank loans and bond loans. As of 31 March 2021, approximately 73.4 per cent of the Group's liabili-ties were attributable to bank loans and approximately 26.6 per cent were attributable to bond loans. The Group's loan-to-value ratio was 38 per cent, the interest coverage ratio was 3.3 times and the equity/assets ratio was 39 per cent. The bank loans are secured through the Group's properties and subsidiaries as well as the Financial Assets. Corem has also issued guarantees for certain loans. The Group's credit agreements usually contain financial key ratio provisions, such as loan-to-value ratio and interest coverage ratio. Some of the Group's credit agreements contain ownership provisions (so-called change of control provisions, see Some of the Group's agreements may be affected by changes in ownership of the Group, under Risks related to the Shares, below). If the Group violates financial covenants or if the controlling influence over the Company changes, it may lead to the loans maturing, which may lead to a demand for immediate repayment or to creditors claiming pledged assets. If certain loans fall due for immediate repayment, this may mean that other loan agreements also fall due for immediate repayment through so-called cross default provisions, or that pledged assets are used by the credit institutions concerned. If such events are realized, there is a risk that the Group may not obtain the necessary financing, or that such financing can only be obtained on significantly less favourable terms and at higher costs, which would have a negative impact on the Group's ability to meet its payment obligations, and consequently impair the Group's ability to continue operating the business. C orem assesses the probability of the risk arising as medium -high, with a potentially high negative effect on C orem's liquidity and balance sheet.
Refinancing risk
Refinancing risk is the risk that necessary financing cannot be obtained or can only be obtained on unfavorable terms or signi ficantly increased costs for existing or new loans. As of 31 March 2021, the Group's average remaining credit period was 1.8 years.
The Group's ability to successfully refinance its outstanding debt obligations at maturity depends on the conditions of the capital market and C orem's financial position at the time. If C orem's loan-to-value ratio rises or creditors for other reasons consider that C orem's creditworthiness deteriorates, this may adversely affect the Group's access to sources of financing and financing on attractive terms, which would entail a higher financing cost for Corem. In addition, developments in the credit market, such as a deterioration in the total financial markets or a deterioration in general economic conditions, may affect the Group's access to financing. C orem's interest expenses amounted to SEK 278 million during the period 1 January-31 December 2020. In the event that C orem's average interest rate rose by one (1) per cen-tage point, that would, based on the loan structure as of 31
March 2021, lead to an increase in Corems average borrowing rate of 0.7 per centage points, equal to SEK 74 million in yearly interest payment costs. C orem estimates the probability of the risks arising as low, with a potentially medium-high negative impact on C orem's liquidity, financial position and earnings. Fluctuations in interest rates can reduce the value of the Group's Properties and increase the costs of financing and thereby nega-tively affect the Group's operations.
The Group's operations are financed with equity and through borrowing from credit institutions and the bond market. Interest expenses related to such financing are one of the Group's largest cost items. As of 31 December 2020, the Group's long-term interest-bearing liabilities amounted to approximately SEK 5,510 million and the Group's short-term interest-bearing liabilities amounted to approximately SEK 4,086 million and during the financial year which ended 31 December 2020, approximately SEK
278 million was paid as interest. C orem holds derivatives in the form of interest rate swaps and interest rate caps in order to minimize interest rate risk. Interest rate swaps create predictability in the Company's interest expenses. That means that C orem pays a fixed interest rate and receives a variable interest rate for a predetermined period. In a rising interest rate situation, the value of the swaps increases and in a falling interest rate situation, the value of the swaps decreases. Furthermore, interest rate cap derivatives protect the interest rate portfolio for sudden and high interest rate increases. The interest rate cap has a strike price of between 1.75 per cent and 2.5 per cent. As of 31 December 2020, the Group had SEK 2,390 million in interest rate swaps and SEK
2,503 million in interest rate cap derivatives. Together with the loans with fixed interest rates, this means that approximately 53 per cent of the loan portfolio was interest-hedged as of the balance date 31 December 2020. Although the Group's policy is to hedging transactions to reduce its exposure to variable interest rates, negative interest rate changes may have an effect on the Group's earnings and cash flows. Furthermore, the historically low interest rate situation in Sweden and in the rest of the EU has had a significant impact on the real estate market and has led to low yield requirements and high valuations of properties.



Corem Offer 2021
9




It is possible and likely that interest rates will rise in the future. An increase in interest rates may therefore have a negative effect on the valuation of the Group's property portfolio and the Group may need to report losses in the income statement due to market value adjustments, corresponding to a decrease in the balance sheet. Furthermore, such market value adjustments may lead to an increase in the Group's loan-to-value ratio, which may have consequences for the Group's loan agreements (see Risks related to financial commitments, guarantees and covenants, above).
Corem estimates the probability of unforeseen interest rate fluctuations as low, with a potentially high negative effect on Corem's balance sheet, liquidity and operating profit.
Legal risks
The Group's tax situation may deteriorate as a result of changed tax legislation
The Company, through a number of subsidiaries, conducts ope-rations in Sweden and Denmark. For the financial year 2020, the Group's tax expense amounted to approximately SEK 214 million. The handling of tax issues within the Group is made based on interpretations of current and relevant tax legislation and other tax propositions as well as decisions published by the Swedish Tax Agency. Furthermore, the Group regularly obtains advice from independent tax experts. The Group and its subsidiaries are subject to tax audits and review from time to time. There is a risk that tax audits or reviews will result in additional taxes being imposed, for example with regard to previous transactions and acquisitions, mergers, divisions and reorganizations of companies, share transactions with employees, deductions for interest expenses and deductions for improvement expenses on other property.
On 30 March 2017, the Swedish government presented a bill
(SOU 2017:27) which, if adopted, is likely to affect future taxation of real estate investments. The proposal, which was sent for consultation in the summer of 2017 and is now being prepared by the Swedish government, concerns changes to the current income tax as well as stamp duty and tax on capital gains. The proposal means, among other things, that deferred tax liabilities relating to the difference between the taxable residual value and the market value of the property will be taxed in the event of certain changes of ownership of a property-owning company, and that indirect sales of properties will be subject to stamp duty. If the bill were to be implemented in its current form, this could lead to tax being paid on all the Group's future divestments of property-owning companies.
If the Group's interpretation of tax legislation and other tax regulations or its applicability is incorrect or changes, even ret-roactively, this may lead to an increased tax cost for the Group, including tax surcharges and interest. Corem estimates the probability of the risk arising as low, with a potentially medium negative effect on Corem's operating profit.
Parent company risk
Corem Property Group AB (publ) is the parent company in the Group, whose operations are mainly conducted through subsidi aries. The Parent Company's ability to make interest payments on the Group's credits is affected by the subsidiaries' ability to pay dividends and transfer funds to the Parent Company. The parent company is thus dependent on its subsidiaries to fulfill its obliga-tions to make payment in accordance with the loan agreement. Transfers of funds to the parent company from the subsidiaries may be restricted or prohibited altogether as a result of legal and contractual restrictions for each subsidiary. Furthermore, the subsidiaries are separate legal entities without responsibility for fulfilling the parent company's obligations towards the parent company's creditors. If the subsidiaries or the Financial Assets do not pay dividends, or due to other circumstances or conditions, laws or other rules are prevented from providing liquidity to the Parent Company, there is a risk that the Parent Company will not be able to fulfill its obligations to lenders, which may result in lenders cancelling loans for immediate payment or that lenders use pledged assets. Corem estimates the probability of the risk arising as low, with a potentially high negative effect on Corem's balance sheet, operating profit and future prospects.
The Group's compliance with the EU General Data
Protection Regulation (GDPR)
The Group processes personal data, which mainly consists of in-formation about representatives of current tenants and employees, in both electronic and physical form. The Group also processes personal data about employees' relatives, people applying for employment and investors. The personal data is processed mainly for the purpose of entering into and enforcing employment contracts and leases. General Data Protection Regulation
2016/679 / EU of the European Parliament and of the Council
("GDPR") entered into force on 24 May 2016 and has been applied since 25 May 2018. In the event of a breach in the Group's systems that process this data, the Group has shortcomings or if the Group fails to comply with GDPR, the Group may be subject to significant fines, which may have a negative impact on the Group's operations and financial position. The Privacy Protection Authority may decide that a company that violates the rules of GDPR must pay an administrative penalty fee. The fee can be a maximum of 20 million euros, or four per cent of the Company's global annual sales depending on which amount is highest. For less serious violations, a maximum amount of 10 million Euros, or two per cent of global annual sales, applies. Corem estimates the probability of the risk arising as low, with a potentially high negative effect on Corem's operating profit.
Risks related to regulatory compliance
The Group's operations are regulated by and conducted in accordance with a number of laws and regulations, including the Swedish Companies Act (2005:551), the Land Code (1970:994), the Environmental Code (1998:808) and the Planning and Building
Act (2010:900), as well as municipal detail plans, building standards and safety regulations, etc. There is a risk that the Group's interpretation of applicable laws and regulations may be incorrect or that laws and regulations may change. There is a risk that the Group will not receive the necessary permits or other decisions concerning individual projects or that such permits or decisions will be appealed to a court. The Group's operations



10
Corem Offer 2021




are also affected by the applicable tax rules from time to time. These rules have historically been subject to change and further changes can be expected in the future (possibly with retroactive effect). Such changes may have a material adverse effect on the Group's financial position and results. In the event that the above-mentioned risks materialize, this may lead to increased costs and delays in the planned development of properties or otherwise have a negative impact on the Group's operations and development. Corem estimates the probability of the risk arising as low, with a potentially medium-high negative effect on Corem's operating profit.
Environmental risks
Property management and property development entail environ-mental impact and environmental responsibility. According to the Environmental Code (1998:808), anyone who has carried out activities that have contributed to pollution has a responsibility to decontaminate the property. If the operator is unable to carry out or pay for the decontamination, the person who acquired the property, and who at the time knew of or should have discove-red the contaminants, is responsible. This means that claims in certain circumstances may be directed towards the Group to clean up or to do after-treatment of properties due to actual, or suspected, contamination in soil, water or groundwater. If any of the Group's properties are contaminated, it may limit the Group's planned use of the property, entail significant costs for decon-tamination and / or negatively affect the value of the Group's properties. Furthermore, tenants whose property has been contaminated may in some cases demand compensation from Corem in form of rent reductions, damages or claims for replace-ment premises, which would result in lower revenues and higher costs for Corem. Furthermore, on 1 August 2020, the new Waste Ordinance (2020:614) (Sw. avfallsforordningen (2020:614)) en-tered into force. Routines for complying with the new waste or-dinance are currently being implemented at the Company. If the Company were to fail to successfully comply with existing or new environmental regulations, it could adversely affect the Company due to fines or reputation. Corem assesses the probability of the risk arising as medium-high, with a potentially low negative effect on Corem's operating profit.
RISKS RELATED TO THE SHARES IN COREM
The share price
An investor should note that an investment in Corem is associated with risks. The shareholders in Klovern are offered consideration in the form of shares in Corem in exchange for their shares in Klovern. The market price of Corem's shares may be negati-vely affected by a number of factors, such as increased market volatility, divestments of major shareholders or an expectation that such divestments will take place. There is no guarantee of future price development for the Company's shares, which is why the value of the investment can increase as well as decrease. Fur thermore, the market price of Corem's shares has impact on the value of the Offer for those investors who choose to participate in the Offer by transferring their shares in Klovern to Corem. The development of the share price depends on a number of factors, some of which are company-specific and others are attributable to trends in the stock market as a whole. In the event that the share price should fall, regardless of the reason, this means that the value of the consideration in the Offer decreases. Investors who have chosen to accept the Offer do not have a general right of withdrawal. There is thus a risk that a negative market price development for Corem's shares after an investor has already accepted the Offer may lead to a reduction in the value of the consideration in the Offer. Furthermore, the liquidity in Corem's shares is generally lower than the liquidity in Klovern's shares, so there is a risk that an equally active trading in Corem's share will not develop as in Klovern's share, which may have a negative impact on the market pricing of the combined company. An investment decision should therefore be preceded by careful analysis.
Risks related to shareholders with significant inluence Corem's two largest shareholders, M2 Asset Management AB (publ) and
Gprdarike AB, held a total of 67.9 per cent of the outstanding capital and 71.5 per cent of the votes2 on 31 March 2021 and thus have significant control over the outcome of matters, such as elections of board members, decisions on dividends, decisions on new share issues, or sales of all, or significant parts, of Corem's assets. These shareholders are also shareholders in Klovern and have undertaken to accept the Offer and will thus be offered additional shares in Corem through the Offer in exchange for their shares in Klovern. Provided full participation in the Offer and that all holders of preference shares in Klovern choose to receive ordinary shares of series D in Corem, these shareholders' holdings in Corem will amount to approximately 43.4 per cent of the outstanding capital and 58.0 per cent of the votes in Corem, fully diluted. There is a risk that the interests of current and future major shareholders in Corem may differ from the interests of other shareholders, and that major shareholders may exercise their influence over the Group in a way that is not in the interests of other shareholders. In the event that major shareholders carry out divestments of the Company's shares, this may have a nega-tive impact on the Company's share price.
Some of the Group's agreements may be affected by changes in ownership of the Group
In some of the Group's loan agreements with credit institutions, there may be clauses that become relevant in the event of change of control. Change of control as stated in certain loan agreements arises, among other things, if someone, or some acting jointly, become owners, directly or indirectly, of more than 50 per cent of the shares and votes in the Group or have the right to ap-point all or a majority of the board members. Although a change of control is not anticipated in connection with the Offer, a future change of control may entail certain rights for the counterpar-ty or obligations for the Group, which may affect the Group's



2 Repurchased shares cannot be represented at the Annual General
Meeting and have thus been excluded from the total number of votes.



Corem Offer 2021
11





financing possibility. If the Group's financing is affected, it could have an indirect effect on Group's ownership of the properties, which would have a negative impact on the Group's operations, financial position and earnings.
Investors with a reference currency other than Swedish kronor will be subject to certain currency risks if they invest in the shares.
The Company's shares are traded in Swedish kronor and all divi-dends attributable to the shares will be paid out in Swedish kro-nor. Investors who have a reference currency other than Swedish kronor may be adversely affected by a decrease in the value of Swedish kronor in relation to each investor's reference currency.
In addition, such investors may incur additional transaction costs for exchanging Swedish kronor for another currency.
Shareholders in the United States and other countries outside
Sweden may not be able to exercise preferential rights to partic-ipate in issues or repurchase offers
Under Swedish law, shareholders have preferential right in certain issues of shares, unless these rights are waived by a resolution at the shareholders' general meeting, or by Corem's board if the shares are issued on the basis of an authorization to the board according to which the board is entitled to deviate from the preferential rights. However, securities legislation in certain jurisdictions may restrict Corem's ability to permit shareholders from such jurisdictions to exercise their preferential rights in any potential future issues. Shareholders in the United States, as well as in some other countries, may not be able to exercise their preferential right to participate in share issues or repurchase offers, including offers below market value, unless Corem resolves to comply with local requirements and, as regards the United
States, if there is a registration statement pursuant to the Securities Act pertaining to these rights or if an exemption from the registration duty is applicable. In such cases, holdings attribu-table to shareholders whose legal domicile is in countries other than Sweden may be diluted, potentially without such dilution being offset by compensation received for subscription rights. At the time of any future issues of shares that are subject to prefe-rential rights or a repurchase offer, Corem intends, as appropriate, to evaluate the cost and potential liabilities associated with fulfilment of local requirements, possibly including any registration statement to be filed in the United States, and to evaluate the indirect benefits for Corem to enable shareholders from countries other than Sweden to exercise their preferential rights to the shares or participate in repurchase offers, as appropriate, as well as possible other factors deemed appropriate at that time, and thereafter intends to resolve whether or not Corem will fulfil local requirements, including filing a registration statement in the United States. There is a risk that local requirements will not be fulfilled or that a registration statement will not be filed in the United States to enable these shareholders to exercise their preferential rights or to participate in a repurchase offer.
It may be difficult for shareholders outside Sweden to bring legal action against as well as enforce foreign judgements against the Company.
The rights of the Company's shareholders are governed by the Articles of Association and by Swedish law. These rights may differ from rights of shareholders in non-Swedish companies.
Most of the Company's assets are located in Sweden. As a result, it may be costly and time-consuming for shareholders outside Sweden to initiate proceedings or to enforce foreign judgements against the Company or its board members.
RISKS RELATING TO THE TRANSACTION AND
COREMS ORDNIARY SHARES OF SERIES D
Conditions for completion of the Offer may not be obtained within an acceptable timeframe or on terms acceptable to the Company
The Company has set a number of conditions for the completion of the Offer, including that Corem becomes the owner of shares corresponding to more than 90 per cent of the shares in Klovern and that newly issued ordinary shares of series D in Corem are admitted to trading on Nasdaq Stockholm. These terms are in part beyond the Company's control. In the event that such con-ditions are not met or cannot be met, Corem has, under certain conditions, a possibility to withdraw from the Offer. Since the Offer was announced on 26 March 2021, the market price of Klb-vern's shares has increased. Should uncertainty arise regarding the implementation of the Offer, or if Corem should withdraw the Offer, it may have a negative effect on the market price of Klovern's or the Company's shares or that volatility increases.
Risks related to the issue of ordinary shares of class D Each preference shareholder in Klovern is offered 1.12 ordinary shares of class D in Corem for each preference share in Klovern, or alternatively, to receive 1,00 newly issued preference share in Corem for each preference share in Klovern.
Owning an ordinary share of class D involves higher risk than owning a preference share. If, for example, Corem is dissolved, preference shares have a preferential right over ordinary shares to receive an amount corresponding to SEK 450 per preference share from Corem's assets and any outstanding amount in accordance with the Articles of Association before distribution to the owners of ordinary shares. (f Corem is dissolved, all ordina-



12
Corem Offer 2021




ry shares shall have an equal right to payment from Corem's assets. Ordinary shares of class D shall, however, only be entitled to a maximum of SEK 300 per share. Preference shareholders in Klovern who choose to receive ordinary shares of class D in Corem will thus receive a more subordinated share class which is also entitled to a lower maximum amount in the event of Corem's dissolution. In addition, it must be taken into account that in the event of a dissolution, all ordinary shareholders shall be allowed a share of the capital after the preference shareholders have received their share. This risk is variable over time and should be set in relation to Corem's equity, debt financing and financial po-sition in general, taking into account the number of outstanding shares of each share class and the risk that Corem will de facto be dissolved. In addition, the preference share can be redeemed and has priority for dividends. There is thus a risk that owners of ordinary shares of class D will receive (i) a lower or no dividend than preference shareholders and (ii) will not be redeemed if Co-rem chooses to redeem their preference shares and (iii) receive a lower amount in the liquidation of Corem compared to what preference shareholders will receive per share.
Risks related to the share price
An investor should note that an investment in ordinary shares of class D in Corem is associated with risks. The market price of Corem's ordinary shares of class D may be adversely affected by a number of factors, such as increased market volatility, di-vestments of major shareholders or an expectation that such di-vestments will take place. Since the ordinary share of class D is a new class of shares, there is no history to compare with, which in itself may mean that volatility increases compared to if the share had already been listed on a market. Thus, there is no guarantee regarding future price development for the Company's ordinary shares of class D, which is why the value of the investment can increase as well as decrease. Limited liquidity in the Company's ordinary shares of class D may also cause problems for individual shareholders to sell their shares, and volatility may be high, espe-cially in connection with the shares being admitted to trading on Nasdaq Stockholm. There is a risk that ordinary shares of class D in Corem will not be sold at a price acceptable to the holder, or at all, at any time.
Risks related to admission to trading on Nasdaq Stockholm regarding Series D ordinary shares
Ordinary shares of class D is a new class of shares for Corem.
Corem will apply for the shares to be admitted to trading on Nasdaq Stockholm. A prerequisite for the application to be approved and the shares admitted to trading is that the so-called distribution requirement is met. This means, among other things, that there must be conditions for sufficient supply and demand for the shares in order to achieve a functioning price formation mechanism. Additional requirements are that a sufficient number of the ordinary shares of class D are in public ownership and that the shares are held by a sufficient number of shareholders. If the-se requirements are not met, there is a risk that the Company's application to admit the ordinary shares of class D to trading will be rejected, or in the event that the application is approved but the distribution requirement is no longer met, the ordinary shares of class D will be delisted. As per the day of this Offer Document, it is not known how many of Klovern's preference shareholders will participate in the Offer and to what extent participants choose to receive ordinary shares of class D, and as it is not known how many of Corem's preference shareholders intend to accept the ongoing voluntary exchange offer allowing preference shareholders in Corem to exchange preference shares for ordi-nary shares of class D in Corem, there is a risk that the distribu-tion requirement will not be met and that the shares cannot be admitted to trading on Nasdaq Stockholm. If ordinary shares of class D are not admitted to trading on Nasdaq Stockholm, there is a risk that holders of ordinary shares of series D will not be able to sell their shares at a reasonable market price. There is also a risk that Corem in such circumstances chooses to withdraw from the Offer in its entirety.
Existing shareholders in Klovern who directly and indirectly represent approximately 27.2 per cent of the outstanding capital and approximately 44.0 per cent of the outstanding votes in Klovern have entered into subscription commitments with Corem to accept the Offer and only subscribe for ordinary shares of class D in Corem as consideration for their preference shares in Klovern. The subscription commitments are not secured by bank guarantees or other security arrangements. Consequently, there is a risk that shareholders who have entered into the subscription commitments will not fulfill their respective obligations. If the subscription commitments are not met, it will negatively affect the ability to complete the Offer, i.e. with regard to the Offer being conditioned upon acceptance of at least 90 per cent of the shares in Klovern.
Goodwill
Upon completion of the Offer, goodwill arises, which is kept in Corem's balance sheet. Should the price that Corem acquires
Klovern for in the long-term prove to be misleading or for other reasons too high, goodwill will be written down. In the event that goodwill is written down, the asset side of the balance sheet decreases, which in turn means that the Company's solvency decreases. Corem estimate the probability of the risk arising as low, with a potentially medium-high negative effect on Corem's operating profit.



Corem Offer 2021
13




m	FFER TO THE SHAREHOLDER
m	F KLOVERN


On 29 March 2021, Corem submitted a public offer to the share-
holders of Klovern AB (publ), reg. no. 556482-5833, ("Klovern")
to acquire all outstanding shares in Klovern in exchange for consi-deration in the form of newly issued shares in Corem. On 19 April
2021, Corem adjusted the exchange ratios for ordinary shares of class B in Klovern to correspond with the exchange ratio that has been determined for ordinary shares of class A in Klovern.
Following the adjustment, the Offer equals a consideration of approximately SEK 16.59 per ordinary share of class A, approx-
imately SEK 16.90 per ordinary share of class B and SEK 323.0 per preference share in Klovern at the time of the Offer, based on the closing prices of each Company's ordinary shares of class A and class B, and preference shares, as of 26 March 2021, which was the last trading day before the announcement of the Offer.
Klovern's ordinary shares of class A (ISIN SE0006593901) and class B (ISIN SE0006593919), and preference shares (ISIN
SE0006593927) are admitted to trading on Nasdaq Stockholm,
Large Cap. Corem's ordinary shares of class A (ISIN
SE0010714279) and class B (ISIN SE0010714287), and preference shares (ISIN SE0010714311) are admitted to trading on Nasdaq
Stockholm, Mid Cap. In connection with the Offer, the Company will apply for ordinary shares of class D (ISIN SE0015961594) to be admitted to trading on Nasdaq Stockholm.
Corem offers the shareholders of Kleivern the following:
*	For each ordinary share of class A in Klovern (not already ow-
ned by Corem) 0.88 newly issued ordinary shares of class A
in Corem for each ordinary share of class A in Klovern3;
*	For each ordinary share of class B in Klovern (not already ow-
ned by Corem) 0.88 newly issued ordinary shares of class B
in Corem for each ordinary share of class B in Klovern4;
*	For each preference share in Klovern, 1.12 newly issued ordinary shares of class D in Corem.5 As an alternative consideration, preference shareholders in Klovern may choose to receive 1.00 newly issued preference shares in Corem for each preference share in Klovern (which at the time of the announcement of the Offer equals a price of SEK 323.0 per preference share in Klovern).6


Brokerage commission will not be charged in connection with the completion of the Offer.
Premium
The Offer represents a premium of:
*	For ordinary shares of class A: 28.1 per cent premium based on the closing prices of each company's shares of class A on 26
March 2021, which was the last trading day before the
announcement of the Offer; and 27.8 per cent based on the
volume-weighted average prices paid for each company's share of class A during the last 20 trading days prior to the announce-
ment of the Offer;
*	For ordinary shares of class B: 30.1 per cent based on the
closing prices of each company's ordinary shares of class B on
26 March 2021, which was the last trading day before the
announcement of the Offer; and 29.5 per cent based on the
volume-weighted average prices paid for each company's
ordinary shares of class B during the last 20 trading days
prior to the announcement of the Offer;
*	For preference shares for which consideration is received in the form of ordinary shares of class D: a calculation of the premium is not available since no ordinary shares of class D have yet been issued and admitted to trading on Nasdaq Stockholm. For preference shares for which consideration is received in the form of preference shares in Corem: 0.2 per cent premium based on the closing prices for each company's preference shares on 26 March 2021, which was the last trading day before the announcement of the Offer; and 1.2 per cent based on the volume-weighted average prices paid for each company's preference shares during the last 20 trading days prior to the announcement of the Offer;





3 The offered consideration will be adjusted if Klovern or Corem makes additional dividends or other value transfer to the shareholders after 12 May 2021, before
settlement has taken place in relation to the Offer,
and will consequently be reduced by a corresponding amount per share for each such dividend or value transfer made by Klovern, or increased by a corresponding amount per share for each such dividend or value transfer made by Corem.
4 See note 3 above.
5 If a dividend is resolved on ordinary shares, ordinary shares of class D will entitle the holder to a total of fifty (50) times the total dividend of ordinary shares of class
A and class B, up to a maximum of SEK 20 annually per ordinary share of class D. Ordinary shares of class D offered to
preference shareholders in Klovern shall
entitle to quarterly dividends starting from July, 2021.
6 See note 4 above.
14

Corem Offer 2021





Rights associated with the shares
The ordinary shares of class A and class B in Corem carry the same rights as the ordinary shares of class A and class B in Klovern, i.e. each ordinary share of class A entitles the holder to one (1) vote and each ordinary share of class B entitles the holder to one tenth (1/10) of a vote. The preference shares in Corem and Klovern also carry corresponding rights such as the right to pre-ference dividend and one tenth (1/10) of a vote. Ordinary shares of class D in Corem will have corresponding rights, such as entitle the holder to dividend and one tenth (1/10) of a vote.
Preference shares in Corem have preferential rights over the ordi-nary shares - including over ordinary shares of class D - in Corem with regard to dividends. f dividend is to be paid on ordinary shares, the ordinary shares of class D will be entitled to a total of fifty (50) times the total dividend on the ordinary shares of class A and B annually, however, not more than SEK 20 per ordinary share of class D per year. The ordinary shares of class D that are offered to Klovern's shareholders shall entitle to the right to recei-ve quarterly dividend from July 2021.
Fractions
Only whole ordinary shares of class A, B and D or preference sha-res in Corem will be issued to shareholders in Klovern that accept the Offer. Fractions of shares will be added together and sold on the market, whereupon the net income will be distributed among the affected shareholders in Klovern.
The total value of the Offer
The total number of shares in Klovern amounts to 1,138,697,289 shares distributed over 85,471,753 ordinary shares of class A, 1,036,781,536 ordinary shares of class B and 16,444,000 preferen-ce shares. At the time of the announcement of the Offer, Corem owns 11,875,000 ordinary shares of class A and 161,750,000 ordinary shares of class B in Klovern. Klovern has repurchased 90,956,740 of its ordinary shares of class B. The Offer includes a total of 73,596,753 ordinary shares of class A, 784,074,796 ordina-ry shares of class B and 16,444,000 preference shares that are not already owned by Corem or Klovern.
The total value of the Offer amounts to SEK 19,780 million, corre-sponding to a consideration of approximately SEK 16.59 per ordi-nary share of class A, approximately SEK 16.90 per ordinary share of class B, and SEK 323.00 per preference share in Klovern at the time of the Offer, based on the closing prices for each company's ordinary shares of class A and class B, and preference shares as of


26 March 2021. When calculating the total bid value, shares that
Corem own in Klovern and shares repurchased by Klovern have
not been taken into account. The value of the Offer may change if the market price of Corem's shares offered as consideration changes after the announcement of the Offer.
Dilution
Assuming full subscription to the Offer and that all preference shareholders in Klovern choose to receive ordinary shares of class D in Corem, the number of outstanding shares in Corem, based on
Corem's and Klovern's' shareholder structure as of 31 March 20217, will amount to 1,119,962,748 shares distributed over 94,361,335 ordinary shares of class A, 1,003,584,133 ordinary shares of class B, 18,417,280 ordinary shares of class D and 3,600,000 preference shares. Assuming full subscription to the Offer and that all holders of preference shares in Klovern, which have not irrevocably undertaken to receive ordinary shares of class D8, instead choose to receive preference shares in Corem, the total number of outstanding shares in Corem, based on Corem's and Klovern's shareholder structure as of 31 March 20219, will amount to 1,118,079,511 shares distributed over 94,361,335 ordinary shares of class A, 1,003,584,133 ordinary shares of class B, 840,402 ordinary shares of class D and 19,293,641 preference shares.
At full subscription to the Offer, current shareholders in Klovern will own shares corresponding to approximately 69.0 per cent of the outstanding share capital and approximately 68.910 per cent of the votes in Corem and current shareholders in Corem will own approximately 31.0 per cent of the outstanding share capital and approximately 31.111 per cent of the votes in Corem. The dilution for Corem's current shareholders thus amounts to approximately
69.0 per cent of the outstanding share capital and approximately
68.912 per cent of the votes.
Conditions for completion of the Offer
The completion of the Offer is conditional upon that:
1.	it is accepted to the extent that Corem becomes owner to
more than 90 per cent of the shares in Klovern;
2.	the Annual General Meeting of the shareholders in Corem re-
solves, with the required majority, on the necessary resolutions, to enable the issuance of new ordinary shares of class A, B and new class D, as well as preference shares in connection to the
Offer13;
3.	the newly issued ordinary shares of class D in Corem are
app-roved for admission to trading on Nasdaq Stockholm;



7 Adjusted for known changes.
8 M2 Asset Management AB (publ) and subsidiaries, and Gardarike AB and subsidiaries have irrevocably undertaken to choose ordinary shares of class D in Corem as consideration for their preference shares in Klovern. 9 See note 7.
10 Depending on the ratio of ordinary shares of class D and preference shares that will be issued in the Offer, the proportion will amount to minimum 68.8 per cent and maximum 68.9 per cent.
11 Depending on the ratio of ordinary shares of class D and preference shares that will be issued in the Offer, the proportion will amount to minimum 31.1 per cent and maximum 31.2 per cent.
12 Depending on the ratio of ordinary shares of class D and preference shares that will be issued in the Offer, the proportion will amount to minimum 68.8 per cent and maximum 68.9 per cent.
13 The Annual General Meeting in Corem on 29 April 2021 resolved on the resolutions in accordance with the condition.


Corem Offer 2021
15





4.	with respect to the Offer and the acquisition of Klovern, all necessary regulatory, governmental or similar clearances,
approvals and decisions, including approval from competition authorities14, have been obtained, in each case on terms which, in Corem's opinion, are acceptable;
5.	another public offer to acquire shares in Klovern is not publis-
hed on terms that are more favourable to Klovern's sharehol-
ders than the terms of the Offer;
6.	neither the Offer nor the acquisition of Klovern, wholly or
partly, is prevented or significantly impeded due to legislation or other regulations, court ruling or order, authority's
decision, or any similar circumstance which is present or can reasonably be expected, that is outside of Corem's control
and which Corem could not reasonably have foreseen at the
time of the announcement of the Offer;
7.	no circumstances have occurred that Corem was unaware of
at the time of the publication of the Offer, which may have a material adverse effect, or can reasonably be expected to
have a material adverse effect, on Klovern's financial position or business, including Klovern's rental income, earnings,
liquidity, equity / assets ratio, equity or assets;
8.	no information published by Klovern or provided by Klovern
to Corem is materially incorrect, incomplete or misleading,
and that Klovern has published all information that is due to have been published; and
9.	Klovern does not take any measures which are likely to impair the prerequisites for making or completing the Offer.
Corem reserves the right to withdraw the Offer in the event it becomes clear that any or all the above conditions is not satisfied or cannot be satisfied. However, with regard to condition 2-9 the Offer may only be withdrawn provided that the non-satisfaction of such condition is of material importance to Corem's acquisition of shares in Klovern.
Corem reserves the right to waive fully or partially one or more or all of the above conditions and, with respect to condition 1, to complete the Offer at a lower level of acceptance.
ACCEPTANCE LEVEL IN THE OFFER
The Completion of the Offer is conditional upon, inter alia, the Offer being accepted to such extent that Corem becomes the owner of shares representing more than 90 per cent of the shares in Klovern. As mentioned above, Corem reserves the right to complete the Offer at a lower level of acceptance.


UNDERTAKINGS FROM SHAREHOLDERS
IN KLOVERN
M2 Asset Management AB , reg. no 556559-3349, and Garda-rike
AB, reg. no 556571-6957, together, directly and indirectly, representing 27.2 per cent of the outstanding share capital and
44.0 per cent of the votes in Klovern have entered into irrevocable undertakings to accept the Offer and only subscribe for ordinary shares of class D in Corem as consideration for their preference share holdings in Klovern.
In total, Corem has through the irrevocable undertakings from shareholders in Klovern to accept the Offer and through Corem's already existing holdings, secured approximately 43.7 per cent of the outstanding share capital and 59.4 per cent of the votes in Klovern.
FINANCING OF THE OFFER AND
CONSIDERATION SHARES
Financing conditions
The Offer is not subject to any financing conditions. The consi-deration for the shares in Klovern consists of shares in Corem. Corem will issue up to 773,168,243 shares in connection with the Offer, equal to 69.0 per cent of the share capital and 68.9 per cent of the votes in Corem, after full dilution based on full acceptance of the Offer. The decision to issue the new shares is made by the Board of Directors of Corem, in accordance with the authorization granted by the Board of Directors at the Annual General Meeting in Corem on 29 April 2021. Corem will not receive any proceeds in connection with the issue.
Consideration shares
Ordinary shares of class A in Corem. Traded on Nasdaq
Stockholm. Ticker: CORE A, ISIN-code SE0010714279. Ordinary shares of class B in Corem. Traded on Nasdaq Stockholm.
Ticker: CORE B, ISIN-code SE0010714287. Ordinary shares of class D in Corem. Planned to be admitted to trading at Nasdaq Stockholm around 17 June 2021. Ticker: CORE D, ISIN-code SE0015961594.
Preference shares in Corem. Traded on Nasdaq
Stockholm. Ticker: CORE PREF, ISIN-code SE0010714311.
Corem's shares are denominated in SEK.





14 On 28 April 2021, the Swedish Competition Authority
announced its decision to clear the Offer and the merger
without action. The decision, with reference number
250/2021 is available on the Swedish Competition Authority's website. 15 Ownership data per the date on which the irrevocable undertakings to accept the Offer were entered into.
16

Corem Offer 2021





APPROVAL FROM COMPETITION AUTHORITIES, ETC.
On 28 April 2021, the Swedish Competition Authority announced its decision to clear the Offer and the merger without action. The decision, with reference number 250/2021 is available on the Swedish Competition Authority's website.
CONFLICTS OF INTEREST AND CLOSELY
RELATED PARTIES, ETC.
Rutger Arnhult through M2 Asset Management AB (publ) and subsidiaries owns 157,158,716 shares in Klovern16and 179,915,097 shares in Corem. On 25 March 2021, Rutger Arnhult resigned from his post as CEO of Klwvern and from his posts as board member of Corem and Klwvern, respectively. Rutger Arnhult has neither participated in Corem's or Klovern's proceedings and decision making in matters related to the Offer. M2 Asset Management AB
(publ) and subsidiaries have entered irrevocable undertakings for the benefit of Corem to accept the Offer and to vote in favour of the issuance of the consideration shares in the Offer at Corem's Annual General Meeting.
Eva Landen is CEO of Corem and board member of Klovern. In accordance with the Takeover rules for Nasdaq Stockholm and Nordic Growth Market (the "Takeover Rules"), Eva Landen has not participated and will not participate in Klovern's proceedings and decision making in matters related to the Offer. The Board of Klwvern has therefore established an independent bid committee consisting of Pia Gideon, Ulf Ivarsson and Johanna Fagrell Kohler to handle issues related to the Offer.
Christina Tillman is a board member of Corem and has not parti-cipated in Corem's processing of matters related to the Offer, as a closely related party to her is a board member of M2 Asset Ma-nagement AB (publ), which in addition has entered an irrevocable undertaking to accept the Offer, as described above.
In light of the above-mentioned relationships, Corem will comply with the provisions on conlicts of interest in section III of the Ta-keover Rules. This means that the acceptance period of the Offer must run for at least four weeks. Furthermore, Klovern's Board must collect and publish a valuation statement (so called "fairness opinion") drafted by independent expertise regarding the shares of Klwvern and valuation of the consideration shares, no later than two weeks prior to the end of the acceptance period.


COREM'S HOLDINGS IN KLOVERN
On the day of the announcement of the Offer, Corem owns
11,875,000 ordinary shares of class A and 161,750,000 ordinary shares of class B, corresponding to approximately 16.6 per cent of the outstanding share capital and approximately 15.4 per cent of the votes in Klwvern. Corem does not own or control any additional financial instruments in Klwvern that result in financial exposure approximate to shares in Klb/ern at the time of the Offer announcement. Except for subscriptions of new shares in Klovern's rights issue in December 2020, Corem has not acquired any shares or other financial instruments in Klwvern during the last six months prior to the announcement of the Offer. Corem may during the acceptance period acquire, or enter into agreements to acquire, shares in Klwvern. Such acquisitions or agreements shall be made in accordance with Swedish law and be made public in accordance with applicable rules.
BONUS ARRANGEMENTS, ETC.
No bonus arrangements, or similar, have been offered to any Klb/ern employees prior to the announcement of the Offer.
DUE DILIGENCE
In connection with the preparations of the Offer, Corem has not carried out any investigation of Klwvern, so-called due diligence. Corem has, however, sought approval from Klovern's creditors to give waivers from provisions such as change of control and listing requirements. Klwvern has informed Corem that during this process no information that has not previously been published and which reasonably might affect the share price of Klwvern have been delivered to Corem.
Klb/ern has not conducted a due diligence of Corem.
ANNUAL GENERAL MEETING AND LISTING
O ORDINARY SHARES OF CLASS D
On 30 March 2021 the Board of Directors of Corem convened the
Annual General Meeting to, in addition to ordinary resolutions, resolve to authorize the Board to issue ordinary shares of class A, ordinary shares of class B, ordinary shares of class D, and prefe-rence shares in Corem, which Corem will pay as consideration to the shareholders in Klb/ern who have accepted the Offer. Since the shareholders of Corem at the Annual General Meeting held on 29 April 2021, with required majority, resolved to authorize the Board to issue new ordinary shares of class A, ordinary shares of class B, ordinary shares of class D, and preference shares, in ac-



16 Ownership data per the date on which the irrevocable undertakings to accept the Offer were entered into.



Corem Offer 2021
17





cordance with the above, one condition of the completion of the Offer is fulfilled. The resolution required a majority of at least two thirds (2/3) of the cast votes as well as of the shares represented at the general meeting.
In connection to the Offer, Corem intends to apply for listing of the ordinary shares of class D in Corem on Nasdaq Stockholm.
The listing is expected to take place on or about the settlement day of the Offer, 14 June 2021, and is conditional upon, among other things, the approval of Nasdaq Stockholm and applicable authorities, the fulfilment of the listing prerequisites and the completion of the Offer.
ACCEPTANCE PERIOD AND TIME PLAN
The acceptance period for the Offer commences on 14 May 2021 and ends on 11 June 2021. Provided the acceptance period ends on 11 June 2021, the payment of the consideration is expected to begin around 17 June 2021. The outcome of the Offer will be announced by way of press release around the 14 June 2021. Payment of the Offer consideration will begin as soon as Corem has announced that the conditions for the Offer are satisfied or otherwise has decided to complete the Offer. Corem reserves the right to extend the acceptance period, and to postpone payment of the consideration. Notice of any such extension or postponement will be published by Corem by way of press release. In the event of an extension of the acceptance period the payment of consideration to those shareholders who have already accepted the Offer will not be delayed.


GOVERNING LAW AND DISPUTES
The Offer is governed and construed in accordance with Swedish law. Any dispute, controversy or claim arising out of or in connec-tion with the Offer, shall be settled exclusively by Swedish courts and the Stockholm District Court (Sw. Stockholms tingsratt) shall be the court of first instance. In addition, the Takeover Rules and the Swedish Securities Council's rulings regarding interpretation and application of the Takeover Rules and, where applicable, the Swedish Securities Council's interpretation of the Swedish Indu-stry and Commerce Stock Exchange Committee's (Sw. Naringsli-vets BOrskommitte) former rules of public offers, are applicable to the Offer.
Corem has on 25 March 2021, in accordance with the Swedish Act on Public Takeovers on the Stock Market (Sw. lag (2006.451) om offentliga uppkOpserbiudanden pa aktiemarknaden), contractually undertaken towards Nasdaq Stockholm to comply with the Takeover Rules and the Swedish Securities Council's interpretation and application of the Takeover Rules, and where applicable, the Swedish Securities Council's interpretation of the Swedish Industry and Stock Exchange Committee's (Sw. Naringslivets
BOrskommitte) former rules of public offers, and to submit to any sanctions that can be imposed by Nasdaq Stockholm in the event of a breach of the rules. Corem has informed the Swedish
Financial Supervisory Authority (Sw. Finansinspektionen) about the Offer and the abovementioned undertakings towards Nasdaq Stockholm 29 March 2021.



18
Corem Offer 2021




BACKGROUND AND REASONS
FOR THE OFFER


Corem is a real estate company that owns, manages and develops warehouse, logistics, industrial and commercial properties with the goal of being leading in properties for city logistics within its selec-ted regions. The property portfolio is concentrated to locations in close proximity to cities, with good accessibility and growth. As of 31 March 2021, the property portfolio consisted of 169 properties with an aggregate fair value of the properties of SEK 14,811 million. During the financial year 1 January - 31 December 2020 revenues amounted to SEK 894 million, with profit from property mana-gement of SEK 420 million. For the first quarter of 2021, income amounted to SEK 258 million and profit from property management amounted to SEK 157 million.
Klgvern is one of Sweden's largest publicly listed real estate com-panies and has commercial properties as its main focus. As of 31
March 2021, Klovern's property portfolio consisted of 341 proper-ties with an aggregate fair value of SEK 58,289 million. During the financial year 1 January - 31 December 2020, Klovern's revenues amounted to SEK 3,294 million, with a profit from property mana-gement of SEK 1,269 million.
Corem has been one of Klovern's largest shareholders since 2008.
Corem's holdings on the day of the Offer Document amounts to 11,875,000 ordinary shares of class A and 161,750,000 ordinary shares of class B, amounting to approximately 16.6 per cent of the outstanding share capital and 15.4 per cent of the outstanding votes in Klovern. Due to Corem's large holdings, Corem exercises shareholder representation through the Nomination Committee as well as through the Board of Directors of Klovern.
The proposed merger of Corem and Klgvern is expected to create significant value for all stakeholders. A merger of Corem and Klgvern creates one of the largest listed real estate companies in the Nordic region, by combining Corem's portfolio of logistics properties with Klovern's broader portfolio with a focus on offices.
The combined company will have continued focus on growth regions, both in Sweden and internationally, while enabling it for consolidation of the companies' property portfolios, both of which are located in attractive metropolitan areas. In addition, a combined company would have strong cash flows, a broad pro-duct and customer offering, and geographically complementary operations. The merger creates a balanced property portfolio with good complementing qualities, as well as a property development projects with good growth and return potential. The size of the combined company is expected to lead to increased interest from both Swedish as foreign investors.


The merger of the companies creates an even stronger market position where a broader customer offering, diversified properties and project development portfolios leads to a stronger customer base as a result. The companies' well renowned competencies within property management, property transactions and project development are overlapping in a beneficial way. The combined company will remain focused on sustainability, proximity to the customer and proactive management, which is well within the companies' current competence and strengths. In total, annual synergies are expected to amount to approximately SEK 200 million, mainly due to financial synergies.
Corem believes that the combined company, with a larger and more diversified asset base, enables for an improved credit profile and strengthened balance sheet. Furthermore, it is Corem's opi-nion that a combined company, with properties located in several additional growth regions with a diversified customer offering, leads to enhanced risk diversification, which reduces financial risk. Long-term, Corem believes that the above-mentioned benefits will enable the combined company to receive a credit rating corresponding to investment grade, and thus achieve even lower financing costs.
By eliminating the current cross-ownership in the respective com-panies, the ownership structure will become clearer. Furthermore, a merger would create a group with business driven and well experienced management, with expertise from different market segments, as well as organisations which complement each other well.
Corem expects that the proposed merger of the companies will bring positive effects, including organisational effects, and that the companies' competencies and strengths complement and reinforce each other well. In order to realise added values, the integration of Klgvern and Corem will likely include certain organisational and operational changes, and changes for the employees, in the Combined Company. Corem's current chairman, Patrik Essehorn, together with the remaining members of the Board, will continue in their current positions after the merger. Also Corem's CEO, Eva Landen, and CFO, Anna-Karin Hag, will continue in their respective roles after the merger. Which specific changes that will be made in connection with the integration will be determined after the completion of the Offer and a following, close evaluation of the combined business, in order for the companies' complementary knowledge and competence to be utilised in the best way. Before the completion of the Offer, it is too early to say which specific me-asures will be taken and the effect of such measures. No decisions



Corem Offer
2021
19




o f any changes have been made regarding Core m's o r
Klovern's employees and management, o r regarding the current organisa-tion o r business, including employment terms, employment and the locations where Klovern operates.
Patrik Essehorn, Chairman o f the Board o f Core m, comments: "By combining Corem's strong logistics property portfolio with Kld vern 's concentration o f office properties, we are creating one o f the Nordic region's largest commercial real estate companies, with a broadened product portfolio and customer offering. The merger enables Klovern's shareholders the opportunity to b e part o fjoin t future value creation, achieved through a combination o f strong cash flows, a broad project portfolio and a strengthened customer base, while the transaction creates synergies that are es-timated a t approximately SEK 200 million a n n ua llI ? The size o f the merged company is expected to lead to increased interest from both Swedish and foreign investors and create conditions for an improved credit profile with the aim o f obtaining a rating equal to investment grade. In addition, a business-driven and experienced organization is created through the new company group."
In other respects, reference i s made t o the complete report i n the Offer Document, which has been prepared by Core m's Board o f Directors i n connection with the Offer. The information regarding K l ove r n o n pages 96-141 i n this Offer Document has, i n accordance with the statement o n page 142, been reviewed by the Board o f Klovern. Core m's Board o f Directors i s responsible for the Offer Document i n other parts and t o the Board's knowledge, the infor-mation provided i n the Offer Document corresponds t o the facts and n o information that would probably affect its meaning has been omitted.
Stockholm 12 May 2021
Corem Property Group AB (publ)
Board o f Directors
20
Corem Offer 2021










Corem reserves the right to fully or partially waive one or more or all of the above conditions and, with respect to condition 1, to complete the Offer at a lower level of acceptance.
ACCEPTANCE
Shareholders in KlOvern whose shares are directly registered with Euroclear Sweden and who wish to accept the Offer must, during the period from 14 May 2021 to 11 June 2021 at 15.00 CEST, control that the pre-printed information on the acceptance form is correct, mark their choice and complete the acceptance form with a daytime telephone number, email address, LEI code/ NID number and sign and send the acceptance form to:
Swedbank AB (pub!)
Emissioner C66
SE-105 34 Stockholm
Sverige
The acceptance forms must be sent by post, preferably in the enclosed pre-stamped reply envelope, well in advance of the last acceptance date in order to be received by Swedbank AB (publ) ("Swedbank") no later than 15.00 CEST 11 June 2021. In order to be able to accept the Offer, the shares in KlOvern must be booked in the shareholder's securities account (Sw. VP-konto) no later than 11 June 2021.
Pre-printed acceptance form and pre-stamped reply envelope are sent to directly registered shareholders whose holdings in KlOvern were registered with Euroclear Sweden 12 May 2021. The securities account (Sw. VP-konto) and information on share-holdings can be found on the pre-printed acceptance form. Shareholders who are included in the list of mortgagees and guardians do not receive an application form but are notified separately. Please note that a registration form where mandatory information is missing or incomplete or incorrectly filled in may be disregarded.
NOMINEE-REGISTRED SHAREHOLDER
For shareholders in KlOvern whose shares are nominee-registe-red, acceptance must take place in accordance with instructions from the respective nominee.
PLEDGED SHARES
If shares in KlOvern are pledged in the Euroclear system, both the shareholder and the pledgee must sign the acceptance form and confirm that the pledge on any such share will be terminated if the Offer is completed. The pledge must accordingly be deregis-tered in the Euroclear system regarding the concerned shares in KlOvern when these are to be delivered to Corem.


OFFER DOCUMENT AND ACCEPTANCE FORM
The Offer Document and acceptance form are available on the following websites: Corem's website (www.corem.se), Swed-bank's website (www.swedbank.se/prospekt) and the SFSA's website (www.fi.se) (Offer Document only).
RIGHT TO EXTENSION OF THE OFFER
The acceptance period for the Offer commences 14 May 2021 and ends 11 June 2021 at 15.00 CEST. Corem reserves the right to extend the acceptance period for the Offer and to postpone the time for payment of consideration. Notice of such extension will be announced by Corem by press release in accordance with applicable laws and regulations.
RIGHT TO WITHDRAW ACCEPTANCE
Shareholders in KlOvern have the right to withdraw submitted acceptances of the Offer. In order for the withdrawal to be valid, a written withdrawal must have been received by the issue department at Swedbank before Corem has announced that the conditions for the Offer have been met or, if such announcement does not take place during the acceptance period, no later than
15.00 CEST on the last day of the acceptance period. If condi-tions of the Offer remain for which Corem has reserved the right to waive during an extension of the Offer, the right to withdraw a given acceptance shall apply in a corresponding manner also during such an extension of the Offer. Shareholders in KlOvern whose shares are nominee-registered must follow the instruc-tions from each nominee.
ACKNOWLEDGEMENT AND TRANSFER OF SHARES IN
KLOVERN TO BLOCKED SECURITIES ACCOUNTS When
Swedbank has received and registered a completed and signed acceptance form, the shares in KlOvern will be transferred to a newly opened blocked securities account (Sw. apportkonto) in each respective shareholder's name in KlOvern. In connection therewith, Euroclear Sweden sends a notice (Sw. VP-avi) showing the number of shares in KlOvern that have been booked into the newly opened blocked securities account. No special notice showing the booking from the regular securities account will be sent out.
PAYMENT OF CONSIDERATION
Payment of consideration is expected to begin as soon as Corem has announced that the conditions for the Offer have been fulfilled or that Corem has otherwise decided to complete the Offer.
Assuming that the Offer is declared unconditional no later than around 14 June 2021, payment of consideration is expected to begin around 17 June 2021. In connection with the payment of consideration, the shares in KlOvern are booked out of the blocked securities account, which is thus terminated. No notice will be sent out in connection with withdrawal. Payment of consideration of newly issued shares in Corem will be effected by entering



Corem Offer 2021
23




the shares on the securities account where the shares in Klovern were registered. As confirmation of this, a notification (Sw. VP-
avi) is sent out showing the booking in the securities account. If the shares are nominee-registered, payment is made through the respective nominee.
FRACTIONS
Only whole shares in Corem, with rounding down, will be received by shareholders in Klovern who accept the Offer. To the extent that a shareholder in Klovern holds such a number of shares that the consideration to be paid in the Offer is not an even whole number of new shares in Corem, shares of such shares will be sold on Nasdaq Stockholm Mid Cap after added with other such shares. The net income will be distributed proportionally between the affected shareholders in Klovern, based on the sha-re of a share in Corem that such respective shareholders would
otherwise have received. By accepting the Offer, the shareholder in Klovern instructs C orem, or the person C orem replaces, to carry out such a sale. When the sale is completed, a settlement note is sent out. Payment is made to the return account that is connected to the securities account where the shares in Klovern were registered. If the return account is missing, incorrect or is a postal giro account, payment is made through a payment notification. Payment is expected to begin around 22 June 2021.
If the holding is nominee-registered, consideration will be paid for excess shares through the respective nominee.
LISTING AND TRADING IN COREM SHARES
C orem's shares have been listed on Nasdaq Stockholm, Mid Cap since 2009. The first trading day for the shares issued as conside-ration in the Offer is expected to begin around 17 June 2021.
RIGHT TO DIVIDEND
The newly issued shares in C orem entitles to dividends in accor-
dance with the Articles of Association starting with the record date for dividends that falls after the newly issued shares have been registered with the Swedish Companies Registration Office and Euroclear Sweden. Payment of dividends is arranged by Eu-
roclear Sweden or, for nominee-registered holdings, in accordan-
ce with the respective nominee's routines. The right to dividend accrues to the person who on the record date determined by the
Annual General Meeting was registered as owner of the share
register kept by Euroclear Sweden.
If a dividend is decided, the following shall apply:
*	Ordinary shares of class D are entitled to fifty (50) times the total dividend on the ordinary shares of class A and B annually, however, not more than SEK 20 per ordinary share of class D
per year.
*	If the dividend per ordinary share of class D is less than twenty
SEK (20) the dividend limitation of twenty SEK (20) increase so that the amount by which the dividend was less than twenty
SEK (20) per year may be distributed at a later date if sufficient dividends on the common shares is decided and then the dividend limit shall return to twenty SEK (20).


*	Payment of dividends relating to ordinary shares of class D
shall be made in four (4) equal installments. Record dates for the payment of dividends shall be the last weekday in March, June, September and December, with the first record date for the payment of a dividend of an ordinary share of class D on the last weekday in June 2021.
For more information, see the section The share, share capital and ownership - The Offer - Certain rights associated with new ordinary shares of class Don page 84.
COMPULSORY ACQUISITION AND DELISTING
In the event that C orem, in connection with the Offer or in any other way, becomes the owner of shares corresponding to more than 90 per cent of the shares in Klovern, C orem intends to commence a compulsory acquisition procedure in accordance with the Swedish Companies Act (2005:551) in order to acquire all outstanding shares in Klovern. In connection therewith, C orem intends to promote a de-listing of Klovern's shares from Nasdaq Stockholm.
Provided that a high proportion of preference shareholders choo-se ordinary shares of class D in the Offer, and provided that the separate exchange offer which was published on 30 March 2021
(see Ongoing exchange offer to preference shareholders in Co-rem under the section The share, share capital and ownership on page 81) is completed with high acceptance ratio, Corem intends to delist C orem's preference shares from Nasdaq Stockholm due to limited liquidity in the preference share.
IMPORTANT INFORMATION REGARDING NID AND LEI According to Directive 2014/65/EU of the European Parliament and of the Council ("MiFID II"), from 3 January 2018, all investors need to have a global identification code in order to carry out a securities transaction. These requirements mean that legal persons need to apply for registration of a LEI code (Legal Entity Identifier) and natural persons need to find out their NID number (National ID or National Client Identifier) in order to be able to accept the Offer. Please note that it is the legal status of the sha-reholders that determines whether a LEI code or an NID number is needed and that an issuing institution may be prevented from performing the transaction for the shareholder in question.
INFORMATION ABOUT HANDLING OF PERSONAL
INFORMATION
The person participating in the Offer will provide personal information to Swedbank. Personal data provided to Swedbank will be processed in computer systems to the extent necessary to provide services and administer customer arrangements in Swedbank. Personal data obtained from other than the customer to whom the processing relates may also be processed. It may also happen that personal data is processed in computer systems at companies or organizations with which Swedbank cooperates. Information about the processing of personal data can be



24
Corem Offer 2021




obtained on Swedbank's website or by contacting the customer center or an office of Swedbank, the relevant savings bank. Address information may be obtained by Swedbank through an automatic data run at Euroclear Sweden.
OTHER INFORMATION
Swedbank is issuing institute in the Offering, which means that Swedbank performs certain administrative services regarding the Offer. This does not in itself mean that the person who accepts the Offer (the "Participant") is considered a customer of Swed-bank. Upon acceptance of the Offer, the Participant is considered a customer only if Swedbank has provided advice to the Parti-cipant or has otherwise contacted the Participant individually regarding the Offer or if the Participant has an existing customer relationship with Swedbank. If a Participant is not considered a customer, the rules on protection for investors in the Securities


Market Act (2007:528) do not apply to his acceptance of the Offer. This means, among other things, that neither so-called customer categorization nor so-called suitability assessment will take place with respect to the Offer. The Participant is thus responsible for ensuring that he or she possesses suffcient experience and knowledge to understand the risks associated with the Offer.
QUESTIONS REGARDING THE OFFER
For questions regarding the Offer, please contact Swedbank on telephone number 0480 - 404116, your bank or your securities institution. Information is also available on Corem's website (www.corem.se) and Swedbank's website (www.swedbank.se/ prospekt). Information on the websites does not form part of the Offer Document.



Corem Offer
2021
25




THE COMBINED COMPANY


This section of the Offer Document contains forward-looking statements. The statements are intended to illustrate Corem's expectations and ambition for the combined company and should not be construed as forecasts or established financial targets for the Group. There are no guarantees that the outcome of the merger of the companies will not differ materially from what is expressed or implied in this section due to a number of factors, many of which are outside of Corem's and
Klovern's control. Factors that may cause or contribute to such differences include, but are not limited to, the factors discussed in the section "Risk Factors" above. A decision to accept the Offer should therefore be preceded by a careful analysis.


REASONS FOR THE MERGER
On 29 March 2021 Corem submitted a public takeover bid to the shareholders in Klovern to transfer all outstanding shares issued by Klovern to Corem, in order to create a leading Nordic commercial real estate company. The merger of Corem and Klovern is expected to create significant value for all stakeholders:
Creation of a leading Nordic real estate company: A merger of Corem and Klovern (the "Combined Company") creates one of the largest listed real estate companies in the Nordic region, by combining Corem's portfolio of logistics properties with Klovern's broader portfolio with a focus on offices. The Combined
Company will consolidate their property portfolios in attractive metropolitan areas with a continuous focus on growth regions, in Sweden as well as internationally.
In addition, the Combined Company will have strong cash flows, a broad product and customer offering, and geographically com-plementary operations. A merger creates a balanced property portfolio with well complementing qualities, as well as property development with good growth and return potential. The size of the Combined Company is expected to lead to increased interest from both Swedish and foreign investors.
Significant synergies and broadened customer offerings: The merger of the companies creates an even stronger market po-sition where a broader customer offering, diversified properties and project development portfolios leads to a stronger customer base as a result. The companies' well renowned competencies within property management, property transactions and project development complement eachother in a beneficial way. The
Combined Company will remain focused on sustainability, proximity to the customer and proactive property management, which fits well with the companies' current competencies and strengths. In total, annual synergies are expected to amount to approximately SEK 200 million, mainly due to financial synergies.


Strengthened financial profile to enable investment grade in the long term: Corem believes that the Combined Company, through a larger and more diversified asset base, enables for an improved credit profile and strengthened balance sheet. Furthermore, it is Corem's opinion that a larger company, with properties located inadditional growth regions, a diversified customer offering and enhanced risk diversification leads to reduced financial risk. Long-term, Corem believes that the above-mentioned benefits will enable the Combined Company to receive a credit rating corresponding to investment grade, and thus achieve even lower financing costs.
Clearer ownership structure and corporate governance: By eliminating the current cross-ownership in the respective companies, the ownership structure becomes more transparent. Furthermore, a merger would create a group with business driven and well experienced management, with competence from different market segments, as well as organisations which complement each other well.
Improved capital market profile and access to capital: A merger of the companies is expected to improve both analyst coverage and liquidity of the shares, which are drivers for continued investor engagement. Corem is further of the opinion that the Combined Company would have an enhanced opportunity to interact on the international capital markets. Assuming the Offer is completed, the Combined Company's net asset value per ordinary share of class A and class B are estimated to SEK 26.32 as of 31 March
2021. If the key ratio is adjusted for goodwill, the net asset value per ordinary share is estimated at approximately SEK 23.74 as of the same date. Together with the other reasons stated herein, this should, according to Corem, create conditions for an increased net asset value for Corem's and Klovern's shareholders over time, from the current net asset value per share of SEK
23.54 and SEK 20.78 respectively.



26
Corem Offer 2021




SYNERGIES
The proposed merger of Corem and Klovern is expected to create significant value for all stakeholders through the synergies that are estimated to arise through the coordination of the companies' operations. Corem believes the Combined Company will give stronger brand and a broader customer offering compared to Corem's and Klovern's stand-alone businesses. In total, the annual synergies with effect on profit for property management are estimated to SEK 200 million, due to:
Revenue synergies: IIn total, annual revenue synergies are expected to SEK 30 million, to reach full effect within three years. The revenue synergies are expected to emerge both by the broa-der product and customer offering and by utilizing complementary knowledge and expertise. With leading expertise in property management and a property portfolio which can cater to a broader demand, regarding types of premises as well as geographical location, the Combined Company is expected to reach a lower vacancy rate and a higher share of extended customer relations-hips since customers' needs can be met to a greater extent. Opex-synergies: In total, annual opex-synergies are expected to SEK 40 million before taxes and are expected to reach full effect within two years. The operational synergies are expected to arise through overlapping knowledge and expertise in different operational areas and through reduced central administration in the Combined Company.
Financial synergies: In total, annual financial synergies are expected to SEK 130 million, to reach full effect within two years. The financial synergies are expected to be achieved through the Combined Company, with its diversified asset classes; Corem's strong cash flows; complementary geographies; strengthened customer base, brand and market position as well as increased investor interest in Sweden and internationally, creating the con-ditions for a strengthened balance sheet and long-term improved credit profile. Furthermore, the introduction of an ordinary share class D will have a positive effect on the Combined Company's credit profile. Additionally, the above-mentioned benefits will enable conditions for the Combined Company to move towards a credit rating corresponding to investment grade and thus achieve an even lower financing cost.





WAREHOUSE, LOGISTICS AND INDUSTRIAL
PROPERTIES
Historically high transaction volume with strong national and international willingness to invest
Warehouse, logistics and industrial properties are a well-establis-hed asset class in the Swedish real estate market and have for se-veral years demonstrated high investment volumes. The segment is considered an attractive and long-term type of investment with creditworthy tenants and long contract periods.
In 2020, investment appetite in warehousing, logistics and industrial properties was very high and the transaction volume reached new record levels. Investments in the segment amoun-ted to approximately SEK 34 billion, which is more than the pre-vious record year 2019, when the investment volume measured almost SEK 33 billion. The segment's share of total transaction volume was also the highest to date and amounted to 18 per cent. Thus, warehouse, logistics and industrial properties, after housing, were the most invested asset class in the Swedish real estate market in 2020.28
The year was marked by several major investments in the logistics segment, where eight billion kronor transactions were completed.
The pursuit of returns continues, after which several investors see portfolio transactions as a good way to allocate large amounts of capital while gaining a significant market share in a short time. Large portfolio transactions and larger logistics facilities that are fully let and specifically built for individual tenants were a strong contributor to the high transaction volume. There is also a great demand for smaller properties, which provides good opportunities to build up a portfolio that can then be sold at a premium. A total of 91 transactions were carried out in the segment with an average transaction volume of SEK 375 million.29
During the year, international investors were highly active in the segment and accounted for almost half of the segment's total investment volume. With a strong willingness to invest from both national and international capital, the return requirements have continued to fall during the year and the future prospects are deemed to be good for continued return compression.
DEVELOPMENT AND TRENDS IN THE MARKET FOR
WAREHOUSE, LOGISTICS AND INDUSTRIAL PROP-
ERTIES
More and more people live in cities
Growing cities increase not only the need for housing, but also the need for infrastructure, traffic solutions, warehouses, services, logistics properties, transport and workplaces. Urbanization means that there is a good supply of labor in the cities. The Combined Company's portfolio is concentrated in Stockholm, Gothenburg and Malmo. In Stockholm, the properties are usually located within a 20 km radius of the city and in other cities usually within a 10 km radius. The proximity to cities makes the properties well suited for city logistics and contributes to customers having good opportunities to find employees for their operations. High land prices and residential construction means that the growth of warehouse and logistics properties is small nearer the city, which further contributes to the demand for existing premises.
E-commerce increases the pressure on logistics properties E-commerce gained a significant boost in 2020 and increased by 40 per cent according to the E-commerce barometer 2020. The corona pandemic's demands for physical distancing greatly contributed to the development. Increased e-commerce entails stricter requirements for efficient logistics chains for fast delive-ries, which in turn requires warehousing and logistics areas close to cities. The need is increasing for, among other things, areas for third-party logistics, fexible storage areas in last mile locations and close to residential drop-off points. Handling returns also creates demand for properties for so-called reverse logistics.
According to real estate consultant CBRE, pure e-retailers need an average of 2.4 times more logistics space than store-based retail in the existing logistics portfolio.
Sustainability - an issue for everyone
Sustainability issues are pursued at all levels of society - from the UN via the global goals, the EU's new taxonomy, Sweden's national goal of fossil freedom 2045 and a number of initiatives in the business sector.
Road transport remains most common
About 90 per cent of domestic transport in Sweden still takes place by truck, with an average transport of less than 300 km.
When it comes to foreign trade, 90 per cent of the goods pass through at least one Swedish port. The Combined Company's properties are to a large extent adjacent to major traffic routes with good accessibility for road transport, which makes them att-ractive and easily accessible. The portfolio also includes proper-ties near the port of Norvik and the northern port of Malmo. The conversion to climate-neutral fuels means an increased demand for charging stations for electric vehicles.
New customer requirements require flexibility
Consumer patterns and transport flows can change rapidly as a re-sult of political decisions or consumer trends. This requires flexibility and insight into the market in order to be able to offer customers spaces that can contribute to the development of their business.
High pressure on the transaction market
The interest in investing in real estate is great, and warehouse and logistics properties have become increasingly attractive as investment objects in recent years. In 2020, the corona pande-mic led to generally lower transaction volumes, but still with a relatively continued high interest in the property segment. The number of stakeholders in potential acquisitions is high and ac-quisition prices are generally high. Increased competition for the attractive properties places higher demands on access to cheap financing and knowledge of the market.
Lack of land close to the city
In the big cities, the lack of land in attractive locations is noticeable. Here we see a trend that former industrial land is being converted into, among other things, residential areas. This means that indu-
Corem Offer 2021





PROJECT DEVELOPMENT: WAREHOUSE, LOGISTICS AND
INDUSTRY PROPERTIES, SQ.M
sq.m.
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0



Source: Statistics, Newsec, April 2021

Greater Stockholm
Greater Gothenburg

Malmo region
Rest of Sweden
THE MARKET FOR OFFICE PROPERTIES
Strong recovery after initial slowdown in the investor market due to covid-19
For several years, office properties have been one of the most traded property segments in the Swedish real estate market.
High investment interest among institutions, real estate funds, private real estate companies and international capital has resul-ted in office properties historically generating high value growth and a good total return.32
The investment market for office properties initially slowed down with the spread of the coronavirus in early March 2020, but has since recovered. A high investment intensity at the beginning of the year and a high investment rate at the end of 2020 contri-buted to the investment volume for office properties during the year amounting to almost SEK 30 billion, corresponding to 16 per cent of the year's total transaction volume. Thus, the segment, after housing and logistics properties, was the most invested property class during the year.33
The majority of the larger, office-only transactions were carried out before the spread of the coronavirus, and during the second half of 2020, relatively few transactions were made within the segment, despite an overall strong transaction market. During the first months of 2021, transaction activity in the investment market for offices has picked up again, although the statistics show some inertia. The subdued investment volume is deemed to be mainly due to a shortage of supply with few objects for sale rather than a lack of willingness to invest.34
Of the office transactions carried out at the beginning of 2021, and at the end of last year, the agreed purchase price reflected levels before the outbreak of covid-19. This indicates continued demand and a high willingness to pay for attractive office objects, where a strong capital flow to the office market puts downward pressure on investors' yield requirements.35 Office properties continue to be an attractive investment alterna-
32 Statistics, Newsec, April 2021.
33 Report, Newsec Property Outlook, spring 2021.
34 Statistics, Newsec, April 2021.
35 Statistics, Newsec, April 2021.
36 Statistics, Newsec, April 2021.


tive for both domestic and national investors. In total, international capital accounted for over 30 per cent of investments in the office segment in 2020. The largest amount of international capital was allocated to the office sector at the beginning of the year, before the outbreak of the coronavirus, but international investors were also active during the second half of the year. Deteriorating opportunities for travel, as well as economic unrest in other parts of the world, are judged to have affected the volume of investment from international capital, which in the long run is expected to return to high levels.36 DEVELOPMENT AND TRENDS IN THE
OFFICE MARKET
Continued driving forces for the development of office properties - The Swedish market differs from an interna-tional perspective
During the year, the Swedish commercial real estate market distinguished itself from other countries in Europe. Lower GDP decline and less strict shutdowns have benefited the Swedish real estate market, which has performed better than other countries globally, such as the United Kingdom and Germany. In general, the northern European real estate market has coped better with the pandemic, while the rest of Europe is experiencing a decline in investment volume compared with the last five-year period.
The foundations in the Swedish office market are also a contri-buting factor to the segment doing well from a global perspec-tive. Rental income remains unchanged as tenants pay their rents and newly signed rental agreements amount to levels that are comparable to the rental levels before the pandemic. This, in combination with a high occupancy rate and a functioning transaction market, means that the Swedish office market is less affected than other countries internationally.
THE RENTAL MARKET
No significant stagnation of rental levels for office properties
The rent level for office properties is determined by several para-meters such as geographical location, condition and modernity of the premises, general market situation, rental structure and the local business structure. A stronger service sector generally leads to a greater demand for office space, which in turn drives up the rent level in the locality. The rent level is also strongly linked to the supply of appropriate office space in the area, where the market rent for office space is pushed up in situations where the supply fails to meet demand.
In connection with the spread of covid-19, the service sector has noted an increase in working from home, uncertainty about future premises needs and speculation in the survival of offices. However, a positive trend has been observed at the beginning of the year, where tenants are showing greater optimism than initially at the outbreak of the coronavirus. During the year, no signifcant stagnation of rental levels was noted, although a slowdown in the last decade's offensive growth was noted. In general, the rent level for office space has slowed somewhat, but for modern objects are certain specific conditions for rental growth. In Vastera's, rent levels are generally under pressure due to a large supply of former industrial premises that have been converted into offices with low rents. The office market has nevertheless had a positive development in recent years with declining yield requirements and increasing rental levels, but the market rental level in Vaster-a's is still found at low levels in relation to other comparable cities, which provides good rental potential. Linkoping continues to have high attractiveness and attracts a lot of capital, which puts pressure on yield requirements and high price levels.40
Transaction activity in the commercial real estate market in Norrkoping, Nykoping and Kalmar was relatively low in 2020, even though the development in the towns is large. A positive population growth where more and more inhabitants settle in regional cities, in combination with a limited project activity with few completed newly produced projects, however, entails good conditions for positive development in the region in the future.41
REGION WEST
Refers to the cities of Gothenburg and Halmstad
Gothenburg's office market has had a very strong development for several years, with declining vacancy rates and rising rental levels. The market has been characterized by a shortage of mo-dern office space, which in combination with high demand has resulted in high competition for attractive office space.
Before the outbreak of the corona pandemic, there were clear signals of continued rising rental levels. During the past year, however, rental growth has stagnated and a certain slowdown in top rents has been noted. The rate of new construction of office properties has increased sharply in 2019 and 2020 as a result of major new production plans for the city's 400th anniversary in 2021. A weakened economy in connection with the corona pandemic and several large projects under construction have resulted in slightly increased vacancy levels.42
Halmstad has shown a strong population development and the population increased in 2020 by almost one per cent, which is above the Swedish average. The office market is healthy and lar-ger rentals have been noted at high levels in recent years, which means a continued good rental development in the city.44
REGION SOUTH
40 Statistics, New sec, April 2021.
41 Statistics, New sec, April 2021.
42 Statistics, New sec, April 2021.
43 Database, Statistics Database, Statistics Sweden (SCB), April 2021.
44 Statistics, New sec, April 2021.
45 Database, Statistics Database, Statistics Sweden (SCB), April 2021.
46 Article, Malmo City, "Now population forecast for the year 2020-2030", June 2020.
47 Report, New sec, "New sec Property Outlook", spring 2021.


Refers to the cities of MaImo and Copenhagen
Malmo is Ska'ne's city of residence and also the county's largest city, with a population that amounted to almost 348,000 inhabitants at the end of 2020.45 This means an annual popula-tion increase of 11 per cent, which means that Malmo is one of Sweden's fastest growing cities. The rapid population growth in Malmo is forecast to continue in the future and the City of Malmo's population forecast from 2020 shows that the number of Malmo residents is expected to increase by just over 50,000 new inhabitants by 2030.46
In recent years, Malmo has had a strong real estate market, with high transaction activity and positive price development. The high investor interest in Malmo benefits from the strength of the Oresund region with proximity to the continent, Denmark and its capital Copenhagen, which makes Malmo international and attractive among both national and international players. The
Malmo region has a strong project activity with good expansions of the infrastructure and the region also benefits from several large investments in the research area, such as MAX IV and ESS in Lund. With good market prospects, good population growth and strong market development, a large amount of capital is allocated to Malmo's real estate market.
The commercial office floor in Malmo amounts to just over 2.2 million sq. m. In connection with the development of Universi-tetsholmen, Malmo CBD has been expanded and constitutes the single largest office area in the city. In addition, Hyllie has grown strongly in recent years and the demand for offices is high even outside the city's most central parts. Despite increased uncer-tainties in connection with the outbreak of covid-19, relatively limited new production and a continued strong service sector have resulted in stability for office premises in Malmo. The office market in Malmo has a relatively fragmented outlook, where rental development stagnated and for the full year 2020 is at unchanged levels, and a certain slowdown in the top rent has been noted. The conditions for continued rental growth, on the other hand, are good with a continued strong service market and a continued limited supply of attractive office space.
The vacancy rate in Malmo increased slightly during the year, which is largely due to a hesitant and sluggish rental market. On the other hand, several of the newly produced offices that have been completed have been successful where the majority of the premises are fully let. Due to the size of the submarket, however, additional areas will have a major impact on the vacancy rate in Malmo, which is expected to increase in the future in connection with the completion of several large projects.
After a relatively low transaction intensity in 2020, investments in office properties in Copenhagen at the beginning of 2021 have picked up again and there is great investor interest. This has re-sulted in the yield requirements in both Malmo and Copenhagen generally falling, even though there are large variations between different submarkets and the offices' standards. During 2020, the decline in yield requirements stagnated and is at unchanged levels on an annual basis.47


Corem Offer 2021
33




DESCRIPTION OF THE
COMBINED COMPANY
By combining Corem's strong portfolio of logistics properties with Klovern's bro-ader property portfolio with a focus on offices, one of the Nordic region's largest commericalproperty companies is created with a broad product and customer offering, a clear focus on sustainability and leading expertise in property management. The companies' organizations and expertise complement each other in a beneficial way. The Combined Company will have strong cash flows, geographi-cally complementary operations, and a strengthened customer base and market position.


Vision, Mission and Business Concept
Corem's vision is "we create space to develop your business".
The business model for the Combined Company will continue to be based on customer-oriented management with its own staff, value-creating property development and new builds, as well as strategic property acquisitions for continued growth. The overall goal for the Combined Company is to create continuous growth and value increase of the property portfolio through long-term sustainable real estate investments in geographical locations with high growth, and to provide a high return on equity.
Business model and financial targets
The business model and overall strategies of the Combined
Company will be the same as the existing models and strategies within the companies.
Processing, growth and development
Continuous increase in the value of the property portfolio through proactive management and development of the portfolio as well as growth within selected segments and regions through new productions or strategic acquisitions. The Combined Company shall actively analyse the market and seek interesting acquisitions, refinement, new build and development opportunities. The purpose is long-term value increase, broadened customer offering, greater flexibility, increased synergies within the regions and good risk diversification.
Proactive and customer-focused management
Through an accessible and customer-focused management, the Combined Company shall be the customers' natural first choice in commercial properties and be perceived as a valuable and sus-tainable business partner. This shall be achieved through proac-tive, committed and efficient property management. Therefore, the Combined Company shall employ its own staff in manage-ment, property management as well as property development.


An attractive employer with good business ethics
Skilled and committed employees contribute to driving the Combined Company towards its vision and goals. The basis for being an attractive employer is to ensure equal rights and opportunities, a healthy work environment, opportunities for de-velopment and competence growth. Good business ethics means the business as a whole is conducted in a responsible manner, with active anti-corruption efforts, transparency and business acumen. The work includes, in addition to ensuring these factors within the business, to require corresponding standards on, and take responsibility for, services purchased.
Environmental considerations and resource savings
Environmental considerations and improved resource efficiency are central in the pursuit of a sustainable society. The overall purpose of the environmental efforts will be to reduce the emissions generated by the operations in order to achieve climate-neutral management. Focus on energy efficiency, fossil-free energy, environmental certification and a proactive approach with a life cycle focus will be a high priority within the property manage-ment operations.
Long-term and stable finances
The Combined Company will operate in a capital-intensive busi-ness and in order to continue to further develop the Combined Company to become the leading player within its segment, good access to capital is required at the right time and at the right cost. Stable and long-term sustainable finances with good returns for shareholders will be important focus areas. Sustainability in all aspects
Sustainability is a vital part of both Corem's and Klovern's current strategies, and Corem is of the opinion that the Combined Com-pany's core business will continue to be characterized by a long-term approach. All parts of the business must act to create value not only for today, but over a long period of time. The properties will be used for many years and must therefore be able to be adapted to changing needs over time. The Combined Company


34
Corem Offer 2021




shall combine financially sustainable business operations with high business ethics, social responsibility and environmental considerations. The business must be sustainable from a social, ecological and economic perspective. Sustainability must be a vital part of the Combined Company's strategy and sustainabi-lity goals measured and followed up in the same way as other
business and operational goals. Sustainability will be a natural part of the business and many of the sustainability aspects are hygiene factors - a natural part of the Combined Company's way of conducting business.
Targets for the Combined Company
The Combined Company shall be run with high ambitions regar-
ding sustainability and be amongst the leaders within its seg-
ment. The overall goal for the Combined Company is to, through making long-term and sustainable real estate investments in
geographical locations with high growth as well as through
strong cash flows provide a high return o m equity.
Financial goals
*	The Company shall show an average return on equity of at
least 10 per cent.
*	The interest coverage ratio shall amount to at least 2.0 over time.
*	The loan-to-value ratio shall be at a level which enables invest-
ment grade.
*	The Company shall reach investment grade within 2 years.
*	The Company shall pay a dividend of at least 35 per cent of the
Company's property management profit, less dividends attri-butable to ordinary shares of series D and preference shares. Environmental considerations and resource efficiency are central to the operations. The Company will strive for a higher degree of green financing. Continued increase in customer satisfaction is a cornerstone of the strategy. Customer satisfaction must strive to increase continuously. The Company shall be an attractive employer with high employee satisfaction and committed staff. Organisation
Core m view is that the management and employees of Klovern have built a very successful company with an attractive portfolio of properties. Core m expects that the proposed merger of the operations will have positive effects also organizationally, and that the companies' competencies and strengths will complement and reinforce each other. In order to realize the synergies discussed above, the integration of Klovern and Core m will likely involve certain organizational and operational changes, as well as changes for the employees, in the Combined Company. Core m's current
Chairman of the Board, Patrik Essehorn, will, together with the remaining Board members, continue to hold his current positions after the merger. Likewise, Corem's CEO, Eva Landen and CFO, Anna-Karin Hag, will continue in their respective roles after the merger. Which specific changes will take place in connection with the integration will be decided only after the implementation of the Offer and a subsequent thorough evaluation of the combined activities, in order for the companies' complementary knowledge and competence to be utilised in the best way. Before the completion of the Offer, it is too early to conclude which measures will be taken and what effects these would have. No decisions have been made regarding any chang-es regarding Core m's or Klovern's employees and management or regarding the current organization or operations, including terms of employment, employment and the places where Klo-vern conducts its operations.
COMBINED PROPERTY PORTFOLIO
A merger of the two companies, which have property portfolios with properties that complement each other well and with over-lapping geographies, creates one of the largest listed commercial real estate companies in the Nordic region. As of 31 March 2021, the companies' total property portfolio amounts to 510 proper-ties with a geographical focus in Stockholm. The Combined Company would, by consolidating its property portfolios in attractive metropolitan areas, continue to focus on growth regions both in Sweden and internationally. The total lettable area amounts to 3,432,000 sq. m., where the property types offices and warehou-ses / logistics each account for approximately 40 per cent each of the total area. Overall, this means that the Combined Company would have a property portfolio with portfolio characteristics that complement each other well, as well as property develop-ment with good growth and return potential. The Combined Company will have a clear focus on sustainability where maintai-ning a long-term investment approach and creating sustainable environments for the future are at the center.
Composition of the property portfolio



Corem Offer 2021
35




Financial effects
The Combined Company will have a larger and more diversified asset base, which creates the conditions for an improved credit profile and a strengthened balance sheet. The larger company that is created, with a presence in more growth areas and with a more diversified range, leads to increased risk diversification, which in turn reduces the financial risk. In the long term, Corem is of the opinion that the above-mentioned benefits create the conditions for the Combined
Company to obtain a credit rating corresponding to investment grade, which enables continued reduced financing costs. Some key figures for the Combined Company as of 31 March 2021 and 31 December
2020 follow below. Key figures as of 31 March 2021 have been retrieved from Corem's and Klovern's interim reports for the period January 1-March 31, 2021, and key figures as of 31 December 2020 have been retrieved from Corem's and Klovern's annual reports of 2020. For pro forma figures that have been reviewed by Corem's auditor, please refer to the section Pro forma statement.
Operational key figures

Q1 2021
Corem
2020
Q1 2021
Klovern
2020
Combined Company
Q1 2021	2020
No. of properties
169

167
341

350
510	517
Property value, MSEK
14,811

14,002
58,289

57,448
73,100	71,450
Rental value, MSEK
1,021

970
3,781

3,846
4,802	4,816
Economical occupancy rate, %
93%

93%
88%

87%
89%	88%
Results-oriented key figures








Corem


Klovern

Combined Company

Q1 2021

2020
Q1 2021

2020
Q1 2021	2020
Revenue, MSEK
258

894
807

3,294
1,065	4,188
Operating surplus, MSEK
184

668
524

2,194
708	2,862
Surplus ratio,%
71%

75%
65%

67%
66%	68%
Profit from property management, MSEK
157

420
309

1,269
466	1,689
Financial key figures








Corem


Klovern

Combined Company

Q1 2021

2020
Q1 2021

2020
Q1 2021	2020
Solidity,%
39%

39%
37%

36%
35%	39%
Interest-bearing liabilities, MSEK
9,980

9,620
33,287

33,036
43,267	9,980
Average interest rate,%
2.8%

2.7%
2.5%

2.4%
2.6%	2.8%
Interest coverage ratio, times
3,3

2,5
2.7

2.5
2.8	3.3
Net asset value incl. goodwill, SEK per
ordinary share
23.54

22.22
20.78

19.87
26.32	23.54
Net asset value excl. goodwill, SEK per
ordinary share
23.54

22.22
20.64

19.73
23.74	23.54

Reconciliation tables
The section "The Combined Company" contains certain financial measures that are not defined or recognized in accordance with IFRS.
These financial measures have been included because Corem believes that they can contribute to the understanding and analysis of the
Merged Company and the opportunities and synergies that can be achieved. In preparing the financial information shown below, the
Company has not had access to the underlying accounts for Klovern's financial reports, which means that distribution of some of
Klovern's items has not been possible and that certain rounding errors and deviations may occur. Below are reconciliation tables for such financial information that are not presented in accordance with IFRS.
Operational key figures
Economic

Corem

Klovern
Combined Company
occupancy rate,%
Q1 2021
2020
Q1 2021
2020
Q1 2021
2020
Contracted annual rent, MSEK *
948
906
3,327
3,346
4,275
4,252
Rental value, MSEK
1,021
970
3,781
3,294
4,802
4,188
Economic occupancy rate,%
93%
93%
88%
87%
89%
88%

* Contracted annual rent for Klovern is calculated
through the reported rental value and the economic occupancy rate.
36
Corem Offer 2021




Results-oriented key figures
Corem

Klovern







Combined Company
Surplus ratio,%
Q1 2021
2020
Q1 2021
2020
Q1 2021	2020
Revenue, MSEK
258
894
807
3,294
1,065	4,188
Operating surplus, MSEK
184
668
524
2,194
708	2,862
Surplus ratio,%
71%
75%
65%
67%
66%	68%
Financial ratios





Corem

Klovern

Combined Company
S oliditet, %
Q1 2021
2020
Q1 2021
2020
Q1 2021	2020
Equity, MSEK
7,691
7,277
23,677
22,649
28,684	29 926
Balance sheet total, MSEK
19,550
18,674
63,425
62,395
82,893	81 069
Solidity, %
39%
39%
37%
36%
35%	37%

Corem

Klovern

Combined Company
Interest coverage ratio, times
Q1 2021
2020
Q1 2021
2020
Q1 2021
Proft from property management, MSEK
157
420
309
1,269
466
Proft from residential development,





MSEK
-

--14
-86
-14
Profit from property management
and residential development, MSEK
157
420
295
1,183
452
Financial costs, MSEK
68
278
177
771
245
Interest coverage ratio, times
3,3
2,5
2,7
2,5
2,8
Net asset value incl. goodwill,
C orem
Klovern




Combined Company
SEK per ordinary share
Q1 2021
2020
Q1 2021
2020
Q1 2021
Equity, MSEK
7,691
7,277
23,677
22,649
28,684
Preference capital and ordinary share D, MSEK
-906
-906
-5,969
-5,965
-7,490
Derivative, MSEK
372
455
-121
86
251
Deferred tax, MSEK
920
800
3,842
3,722
7,454
Net asset value incl. goodwill, MSEK
8,077
7,626
21,429
20,492
28,899
Number of ordinary shares of series A and B,





millions
343
343
1,031
1,031
1,098
Net asset value incl. goodwill, SEK per





ordinary share
23.54
22.22
20.78
19.87
26.32
Net asset value adjusted for goodwill,
C orem
Klovern




Combined Company
SEK per ordinary share
Q1 2021
2020
Q1 2021
2020
Q1 2021
Equity, MSEK
7,691
7,277
23 677
22,649
28,684
Preference capital and ordinary share D, MSEK
-906
-906
-5,969
-5,965
-7,490
Derivative, MSEK
372
455
-121
86
251
Deferred tax, MSEK
920
800
3,842
3,722
7,454
Goodwill, MSEK
0
0
-146
-148
-2,838
Net asset value adjusted for goodwill, MSEK
8,077
7,626
21,283
20,344
26,061
Number of ordinary shares of series A and B,





millions
343
343
1,031
1,031
1,098
Net asset value adjusted for goodwill, SEK





per ordinary share
23.54
22.22
20.64
19.73
23.74
Substansvarde justerat for goodwill,





kr per stamaktie
23,54
22,22
20,64
19,73
23,74

Share capital and ownership structure
For a description of the Company's ownership structure after the completion of the Offer, see section Ownership structure after the completion of the Offer on page 86.

Corem Offer 2021
37




PRO FORMA STATEMENT


Corem has prepared this pro forma statement for illustrative purposes only. The pro forma statement illustrates a hypothetical situation and does not describe the
Company's actual results or financial position. The purpose of the pro forma statement is only to inform and shed light on facts and not to show the Company's results or financial position at any specific time in the future.
Consequently, potential investors
should not overstate the importance of the pro forma statement.


BACKGROUND
On 29 March 2021, Corem announced a public takeover bid for all ordinary and preference shares in Klovern (the Offer). The consi-deration in the Offer was adjusted on 19 April 2021. The purchase price consists only of newly issued shares in Corem and shareholders in Klovern are offered 0.88 new ordinary shares of series A, 0.88 new ordinary shares of series B and 1.12 new ordinary shares of series D, alternatively 1.00 new preference shares, in Corem, for each existing share in Klovern. Based on full participation in the Offer and that all preference shareholders choose to receive ordinary shares of series D, this means that
Corem may issue up to 773.2 million new shares. The newly
issued shares, which are intended to be decided on within the framework of a non-cash issue, consist of a total of 64,765,143 ordinary shares of series A, 689,985,820 ordinary shares of series B, and a maximum of 18,417,280 ordinary shares of series D. In the event of preference shareholders which have not already committed to choose ordinary shares of series D48 chooses to receive preference shares in Corem instead, the maximum
number of newly issued preference shares may amount to
15,693,641. Based on the closing prices of Corem's shares as of
22 April 2021, of SEK 20.80 per ordinary share of class A, SEK
19.99 per ordinary share of class B and SEK 321.32 per
preference share, a total purchase price of approximately SEK
23,486 million has been calculated for this pro forma statement.
The Company has included a pro forma report for the financial year ended 31 December 2020 and for the three-month period
ended 31 March 2021, in order to report the hypothetical effects that the Offer would have on the Company's financial position and results. The following pro forma statement is presented:
*	Pro forma profit and loss statement for the financial year 1
January 2020 to 31 December 2020 and
*	Pro forma income statement for the period 1 January 2021 to
31 March 2021 as if the acquisition had been completed on
1 January 2020 and
*	Pro forma balance sheet as of March 31, 2021 as if the
acquisition had been completed as of March 31, 2021.


ASSUMPTIONS AND BASIS FOR THE PRO FORMA
REPORT Acceptance
The acquisition offer includes all ordinary and preference shares in Klovern that are not already owned by Corem or have been repurchased by Klovern. The pro forma report assumes full acceptance of the Offer and that all preference shareholders in Klovern choose to receive ordinary shares of series D in Corem.
Form of financial statement
As the companies have different forms of presentation for their income statements and balance sheets, for the purpose of this pro forma report, the forms of presentation in the Company's financial reports have to some extent been adjusted to comply with Klovern's presentation to the extent this has been necessary. When preparing the pro forma accounts, the Company did not have access to the underlying accounts for Klovern's financial reports, which means that a distribution of some of Klovern's items was not possible. This mainly applies to certain aggregate balance sheet items where a division between short- and long-term items could not be implemented. Thus, in these cases, Klovern's presentation form for the balance sheet has been used for pro forma purposes.
In order to achieve a comparability between the Company's and Klovern's financial reports, Klovern's presentation of the income statement has to some extent also been used for pro forma purposes.
Since the pro forma accounts are presented in millions of kronor, figures in the pro forma accounts and note information have in some cases been rounded off, which is the reason why tables and summaries do not always sum up exactly.
Accounting principles
The pro forma accounts have been prepared in accordance with the Company's accounting principles, International Financial Reporting Standards ("IFRS") as adopted by the EU, which are described in the Company's annual report for 2020. Klovern also applies IFRS as adopted by the EU, as described in Klovern's annual report for the financial year 2020.





48 M2 Asset Management AB with subsidiaries, and Gardarike
AB with subsidiaries, have entered into irrevocable
undertakings to select ordinary shares of series D in
Corem as consideration for their preference shares in Klovern.
38

Corem Offer 2021





Business Combination vs. Asset Purchase
At the time of preparation of the pro forma accounts, the trans-action has been classified as a Business Combination in accor-dance with IFRS 3. classification of a transaction as a Business Combination or Asset Purchase is made in accordance with a number of assessment criteria prescribed in IFRS 3.
Basis of the report
For both Corem and Klovern, the companies' audited annual reports for the financial year 2020, as well as interim reports for the period 1 January-31 March 2021, form the basis for the pro forma report. The Company's annual report for the financial year 2020 has been audited by Ernst & Young AB and Klovern's annual repor t for the financial year 2020 has been audited by Ernst & Young AB. The companies' Interim Reports have not been subject to the auditors' review.
PRO FORMA ADJUSTMENTS
The overall nature of the pro forma adjustments is described below. The adjustments are described in more detail in the notes to the pro forma accounts. General synergies or costs for integra-tion have not been included in the pro forma accounts.
Adjustments of accounting principles
Corem has carried out an analysis based on public information regarding significant differences between the Company's and Klovern's accounting principles. The Company's assessment is that there are no differences between the Company's and Klo-vern's accounting principles that have any significant effects on the financial information.
Preliminary acquisition analysis
In the pro forma report, the purchase price has been calculated at SEK 23,486 million. The value of the Company's shares in the preliminary acquisition analysis has been calculated on the basis of the Company's share prices on April 22, 2021, amounting to SEK 20.80 per ordinary share of series A, SEK 19.99 per ordinary share of series B and SEK 321.32 per preference share.
Furthermore, the bid value for pro forma purposes is based on an assumption of full membership in the Offer.
Based on the above assumptions, consideration in the form of shares amounts to SEK 23,486 million, of which 64,765,143 relate to ordinary shares of series A, 689,985,820 relate to ordinary shares of series B and 16,444,000 relate to preference shares or 18,417,280 ordinary shares of series D.
The preliminary acquisition analysis has been based on reported values in Klovern's balance sheet as of March 31, 2021, apart from the deferred tax related to the difference between the book value of investment properties and its tax value, which has been based on Klovern's reported values as of December 31, 2020. Residual value of properties amounted to SEK 25,350 million ac-cording to the published Annual Report 2020. At the time of the preparation of the pro forma accounts, the transaction has been classified as a Business Combination in accordance with IFRS 3, meaning that deferred tax must be reported on all temporary differences. The effect of this entails an adjustment for additional deferred tax of approximately SEK 2,692 million. The deferred tax equals the corresponding amount in the item goodwill.
When preparing the final acquisition analysis, all identifiable assets and liabilities will be valued at fair value. Valuation of purchased properties will then take place in accordance with the Company's process for market valuation of each property. This value may deviate from the reported fair value of Klovern's properties as of March 31, 2021. When preparing the final acquisition analysis, new intangible assets may also be identified, which may mean that the result may in the future be charged with amortization of these assets. The final acquisition analysis may deviate from the preliminary acquisition analysis. A final acquisition ana-lysis will be prepared and published, as part of the Company's financial reporting, within one year from the date of acquisition.
The difference between the net assets in Klovern and the purcha-se price has been reported in the preliminary acquisition analysis as negative goodwill and has had a positive effect on equity. This is because the Board has no information to make any other as-sessment than that Klovern's fixed assets are valued at fair value and that the resulting negative goodwill will thus not reduce the properties' reported amount.
Presentation of Corem's shareholding in Klovern
Corem has owned shares in Klovern since 2008, which are reported as Financial assets valued at fair value. In connection with the transaction, these shares are revalued to correspond to the bid value, which means a positive effect of SEK 419 million, and which in the pro forma accounts is recognized as equity. Thereafter, Corem's shareholding in Klovern is reclassified to the item holdings in subsidiaries..
Transaction costs and financing
Estimated transaction and issue costs will arise in the period after 31 March 2021, but are assumed to have occurred in pro forma terms in the period before 1 January 2020 and are adjusted for equity in the pro forma accounts as of 31 March 2021. The acqui-sition is financed in its entirety through non-cash issues, which means no additional financial costs are charged to the Company.
Issue costs are estimated at SEK 19 million and transaction costs are estimated at SEK 21 million. Issue and transaction costs are non-recurring.
Tax effect on adjustments
The tax effect has been taken into account on all adjustments that are deemed to be tax deductible or taxable in the pro forma accounts. Estimated tax effect may differ from actual tax effect when the Offer is executed. The tax calculations for current tax are based on the tax rate of 21.4 per cent for 2020 and 20.6 per cent for 2021.



Corem Offer 2021
39




PRO FORMA INCOME STATEMENT FOR THE FINANCIAL YEAR ENDED ON 31 DECEMBER 2020
(MSEK)
2020 Jan-Dec
Corem
Revised IFRS
2020 Jan-Dec
Klovern
Revised IFRS
    Proforma-
adjustments
Not revised
Note
2020 Full year
Proforma-ncome
statement Not
revised Total
Income
894
3,294


4,188
Property costs
-226
-1,100


-1,326
Net operating income
668
2,194
0

2,862
Central administration
-39
-157


-196
Net financial items
-209
-768
-33
A
-1,010
Income from property management
420
1,269
-33

1,656
Income, residential development

35


35
Costs, residential development

-95


-95
Net financial items, residential development

-26


-26
Profit, residential development
0
-86
0

-86
Share in earnings of associated companies

7


7
Change in value, properties
759
1,322


2,081
Change in value, derivatives
-31
-32


-63
Change in value, financial assets
-1,042
-13
1,259
A,B
204
Profit before tax
106
2,467
1,226

3,799
Tax on profit for the year
-214
-565


-779
Net profit for the year
-108
1,902
1,226

3,020

Notes to pro forma statement
A
Attributable to Corem's shareholding in KlOvern, SEK 33
million was received in dividends during 2020 and is
included in the Income Statement,
at net financial items. Corem's shareholding in Klovern
is reported as Financial assets valued at fair value and
changes in value are reported in the
Income Statement for Changes in the value of financial investments. The value changes in 2020 amounted to SEK -840 million. The above dividend of SEK 33 million and changes in value of SEK -840 million have been adjusted in the Pro forma report. As the shareholding is classified as a so-called business-related
holding, no tax effect has been taken into account.
B
As the transaction leads to change of control in KlOvern, the revaluation of Corem's previous ownership is reported against the result. The revaluation consists of the difference between Corem's book value of the Klovern holding as of March 31, 2021, SEK 2,644 million and value
attributable to Bid Value SEK 3,063 million, SEK 419 million.
The revaluation is based on the value as of March 31, 2021
due to the fact that Bid Value as of January 1, 2020 is
not available.
The adjustments described in Notes A and B are one-off's
and are not recurring.
40
Corem Offer 2021




PRO FORMA INCOME STATEMENT FOR THE INTERIM PERIOD ENDED ON 31 MARCH 2021

2020Jan-Mar
Corem
2020 Jan-Mar
Klovern
Proforma-
justeringar

20212021,
Q1 Proforma-
income statement
(MKR)
Not revised IFRS
Not revised IFRS
Not revised
Note
Not revised Total
Income
258
807


1,065
Property costs
-74
-283


-357
Net operating income
184
524
0

708
Central administration
-9
-36


-45
Net financial items
-18
-179
-23
A
-220
Income from property management
157
309
-23

443
Income, residential development

52


52
Costs, residential development

-60


-60
Net financial items, residential development

-6


-6
Profit, residential development
0
-14
0

-14
Share in earnings of associated companies

4


4
Change in value, properties
481
406


887
Change in value, derivatives
83
207


290
Change in value, financial assets
-191
-1
54
A
-138
Write-down of goodwill

-2


-2
Profit before tax
530
909
31

1,470
Tax on profit for the year
-121
-124


-245
Net profit for the year
409
785
31

1,225

Notes to pro forma statement
A
Attributable to Corem's shareholding in Klovern,
SEK 23 million was received in dividends during 2021
and is included in the Income Statement at Finansnetto.
Corem's shareholding in Klovern is reported as Financial
assets valued at fair value and changes in value are
reported in the Income Statement for Changes in the
value of financial investments. The changes in value in
2021 amounted to SEK -54 million. The above dividend of SEK 23 million and changes in value of SEK -54 million have been
adjusted in the Pro forma statement.
As the shareholding is classified as a so-called business-related holding, no tax effect has been taken into account.
The adjustment is a one-off and is non-recurring.
Corem Offer 2021
41




PRO FORMA BALANCE SHEET AS OF 31 MARCH 2021


2021-03-31
Corem
2021-03-31
Klovern
Proforma-
adjustment
s

2021-03-31
Proforma-
Balance sheet
(MKR)
Not revised IFRS
Not revised IFRS
Not revised
Note
Not revised Total
Assets





Goodwill

146
2,692
A
2,838
Investment properties
14,811
58,289


73,100
Right of use assets
218
726


944
Machinery and equipment
7
63


70
Participation rights in associated
companies

437


437
Financial assets at fair value through
statement of income
4,355
159
-2,644
B
1,870
Derivatives

121


121
Properties classified as current assets

1,014


1,014
Other receivables
117
1,917


2,034
Liquid funds
42
553
-40
C
555
TOTAL ASSETS
19,550
63,425
8

82,983
SHAREHOLDERS' EQUITY AND
LIABILITIES





Equity attributable to the parent
company's shareholders
7,691
23,677
-2,684
A,D
28,684
Equity attributable to holdings without
controlling influence

97


97
Other provisions

24


24
Interest-bearing liabilities
9,954
33,287


43,241
Leasing liabilities
218
726


944
Deferred tax liability
920
3,842
2,692
A
7,454
Derivatives
372



372
Other liabilities
395
1,772


2,167
TOTAL SHAREHOLDERS' EQUITY AND
LIABILITIES
19,550
63,425
8

82,983

Notes to the pro forma statement
A
in the pro forma statement, the purchase price has been
calculated at SEK 23,486 million (based on Corem's
share prices as of April 22, 2021).
The preliminary acquisition analysis has been based on
reported values in Klovern's balance sheet as of March 31, 2021, apart from the deferred tax related
to the difference between the book value of investment properties and its tax value, which has been based on Klovern's
reported values as of December 31,
2020. Residual value of properties amounted to SEK 25,350 million according to the published Annual Report 2020. At the time
of the preparation of the pro
forma accounts, the transaction has been classified as a
Business Combination in accordance with IFRS 3, meaning that deferred tax must be reported on
all temporary differences. The effect of this entails
an adjustment for additional deferred tax of SEK 2,692 million.
For this accounting deferred tax, the
corresponding amount is in the item goodwill.
The difference between the net assets in Klovern and the
purchase price, negative goodwill amounting to
SEK 191 million, has been reported directly
against equity. This is because the board of Corem has no
information to make any other assessment other than that Klovern's fixed assets are valued at
fair value and that the resulting negative goodwill will thus not reduce the properties' carrying amount.
Difference between Purchase Price and Net Assets in Klovern (23,486 -23,6	-191
Additional deferred tax	2,692
Goodwill	2,501
Reported directly to Equity	191
Closing balance reported goodwill 	2,692
42
Corem Offer 2021




B
The book value of Corem's shareholding in Klovern, SEK 2,644 million, has been reclassified in connection with the transaction from
Financial assets valued at fair value to the item shares in subsidiaries.
C
There have been no transaction or issue costs attributable to the acquisition before March 31, 2021. Such costs are assumed to have been incurred pro forma before January 1, 2020, which means that an adjustment is only made in equity and cash as of March 31,
2021. The costs are one-off's and non-recurring items.
Estimated transaction costs amount to SEK 21 million and estimated issue costs amount to SEK 19 million.
D
Equity has been adjusted for non-cash issue which increases equity by SEK 20,424 million after deduction of issue costs of SEK 19 million, based on the Company's share prices as of April 22, 2021; for A shares of SEK 20.80 per share,
B shares of SEK 19.99 per
share and Preference shares of SEK 321.32 per share.
Transaction costs have reduced equity by SEK 21 million and acquired equity in
Klovern of -23,677 million has been eliminated. The difference between Corem's book value of Klovern holdings of SEK 2,644 million and the value attributable to the bid value SEK 3,063 million, SEK 419 million, has had a positive effect on equity.
The total value of the non-cash issue is below the bid value as Corem does not issue new shares for its current shareholding in Kl6vern, which corresponds to approximately 14.7 per cent of the votes and 15.2 per cent of the capital in Kl6vern
(based on the total number of shares).
The value of the non-cash issue has therefore been calculated as follows:

Ordinary
shares A
Ordinary
shares B
Preference
shares
Ordinary
shares D
SUM
Total number of outstanding shares in KlOvern
85,471,753
945,824,796
16,444,000

1,047,740,549
Corem's current ownership in KlOvern, number of shares
11,875,000
161,750,000


173,625 ,000
Number of shares to be acquired from other share-
holders in KlOvern
73,596,753
784,074,796
16,444,000

874,115,549
Number of newly issued shares in Corem
64,765,143
689,985,820

18,417,280
773,168,243
Volume-weighted average price for Corem on 22 April





2021 strain A and strain B *
20.80
19.99

286.89

Total value non-cash issue, SEK
1,347,114,974
13,792,816,542

5,283,786,080
20,423,717,596
* Ordinary shares of series D, issue price





Pro forma adjustments in equity:







Stam A



Non-cash issue

20,424



Revaluation of Corem's shareholding in Klovern

419



Issue costs

-19



Transaction costs

-21



Dissolved negative goodwill

191



Elimination of acquired equity in Klovern

-23,677



Pro forma adjustment, equity, MSEK

-2,684




Corem Offer 2021
43




AUDITOR'S REPORT REGARDING
FINANCIAL PRO FORMA STATEMENT



Independent auditor's assurance report on the compilation of pro forma financial information included in an offer document
To the Board of Directors of Corem Property Group AB (publ), corporate identity number 556463-9440
Report on the compilation of pro forma financial information included in an offer document
We have completed our assurance engagement to report on the compilation of pro forma financial information of Corem Property Group AB (publ) ("the company") by the Board of Directors. The pro forma financial information consists of the pro forma balance sheet as at March 31, 2021, the pro forma income statement for the financial year ended December 31, 2020 and for the three-month period ended March 31, 2021 and related notes as set out on pages 38-43 of the offer document issued by the company.
The applicable criteria on the basis of which the Board of Directors has compiled the pro forma financial information are specified in the Delegated Regulation (EU) 2021/528 and described on pages 38-39.
The pro forma financial information has been compiled by the Board of Directors to illustrate the impact of the acquisition of Klovern AB (publ) on the company's financial position as at March 31, 2021 and the company's financial performance for the financial year ended December 31, 2020 and for the three-month period ended March 31, 2021 as if the proposed acquisition had taken place at March 31, 2021 and January 1, 2020 respectively. As part of this process, information about the company's financial position and financial performance has been extracted by the Board of Directors from the company's financial statements for the financial year ended December 31, 2020, on which an auditor's report has been published, and for the period ended March 31, 2021, on which no auditor's report or review report has been published. In addition, information has been extracted by the Board of Directors from Klovern AB's financial statements for the financial year ended December 31, 2020, on which an auditor's report has been published, and for the period ended March 31, 2021, on which no auditor's report or review report has been published.


Responsibilities of the Board of Directors for the pro forma financial information
The Board of Directors is responsible for compiling the pro forma financial information in accordance with the requirements of the Delegated Regulation (EU) 2021/528.
Our independence and quality control
We have complied with the independence and other ethical requirements in Sweden, which is founded on fundamental principles of integrity, objectivity, professional competence and due care, confidentiality and professional behaviour.
The firm applies ISQC 1 (International Standard on Quality Control) and accordingly maintains a comprehensive system of quality control including documented policies and procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements. Auditor's responsibility
Our responsibility is to express an opinion about whether the pro forma information, in all material respects, has been compi led correctly by the Board of Directors in accordance with the Delegated Regulation (EU) 2021/528, on the bases given and that these bases are consistent with the company's accounting policies.
We have conducted the engagement in accordance with International Standard on Assurance Engagements ISAE 3420 Assurance engagements to report on the compilation of pro forma financial information included in a prospectus, issued by the International Auditing and Assurance Standards Board. This standard requires that the auditor plan and perform procedures to obtain reasonable assurance about whether the Board of Directors has compiled, in all material respects, the pro forma financial information in accordance with the delegated regulation. For purposes of this engagement, we are not responsible for updating or reissuing any reports or opinions on any historical financial information used in compiling the pro forma financial information, nor have we, in the course of this engagement, performed an audit or review of the financial information used in compiling the pro forma financial information.



44
Corem Offer 2021




The purpose of pro forma financial information included in an offer document is solely to illustrate the impact of a significant event or transaction on the company's unadjusted financial information as if the event had occurred or the transaction had been undertaken at an earlier date selected for purposes of the illustration. Accordingly, we do not provide any assurance that the actual outcome of the acquisition at March 31, 2021 and
January 1, 2020 would have been as presented.
A reasonable assurance engagement to report on whether the
pro forma financial information has been compiled, in all material respects, on the basis of the applicable criteria involves perfor-ming procedures to assess whether the applicable criteria used by the Board of Directors in the compilation of the pro forma
financial information provide a reasonable basis for presenting the significant effects directly attributable to the event or transaction, and to obtain sufficient and appropriate audit evidence about whether:
*	The pro forma adjustments have been compiled correctly on
the specified basis.
*	The pro forma financial information reflects the proper
application of those adjustments to the unadjusted financial information
*	The stated basis comply with the company's accounting
policies.
The procedures selected depend on the auditor's judgment, having regard to his or hers understanding of nature of the com-pany, the event or transaction in respect of which the pro forma financial information has been compiled, and other relevant engagement circumstances.


The engagement also involves evaluating the overall presentation of the pro forma financial information.
We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.
Opinion
In our opinion the pro forma financial information has been com-piled, in all material respects, on the bases stated on pages 38-39 and these bases are consistent with the accounting policies applied by the company.
Stockholm, May 12, 2021
Ernst & Young AB
Katrine Soderberg
Authorized Public Accountant



Corem Offer
2021
45




INFORMATION ABOUT COREM


BUSINESS OVERVIEW
Corem is a real estate company that owns, manages and develops warehouse, logistics, industrial, and commercial properties in central and southern Sweden as well as in Denmark, with the goal of being a leader in properties for city logistics in selected regions. An important part of the Company's strategy is to manage the properties with its own staff, proximity to tenants and deep market knowledge. Corem has a long-term perspective on its property ownership and strives to be a good business partner that creates opportunities for tenants to grow and develop within Corem's portfolio.


The property portfolio is concentrated to locations in vicinity of cities with good accessibility and growth. As of 31 March 2021, the property portfolio consisted of 169 properties with a total lettable area of 1,012 thousand square meters and a value of the property portfolio of approximately SEK 14,811 million. The rental value was determined to amount to SEK 1,021 million, and at the same time, the economic occupancy rate was 93 per cent. In addition, Corem owns shares in the listed real estate companies Klovern and Castellum were valued at SEK 4,355 million as of 31 March 2021. Corem's net asset value amounted to SEK 23,54 per ordinary share as of 31 March 2021.
History
2007-2008
BioLight International AB changed its company name to Corem Property Group AB. The property portfolio consisted of 75 pro-perties with a value of SEK 3.2 billion at the end of 2007. As of 31 December 2008, after the first full financial year, the property value amounted to SEK 4.1 billion.
2009
Corem was listed on Nasdaq Stockholm, Small Cap. In connection with the listing, shares corresponding to SEK 101 million were issued. During the year, nine properties of 43,000 sq.m. were acquired to a value of SEK 255 million. The property portfolio was valued at SEK 4.3 billion at the end of the year.
2010
A total of 28 properties were acquired at a property value of SEK 707 million. At the end of the year, the property value amounted to SEK 5.1 billion. The Company carried out a bonus issue and in February Corem's preference shares were listed on Nasdaq Stockholm. During the last quarter of the year, additional shares were acquired in Klovern. Following the acquisition, Corem owned approximately 19 per cent of the votes and capital in Klovern .


2011
In early 2011, Corem transferred its listing to Nasdaq Stockholm, Mid Cap. Co-operation agreement was signed with NREP regarding a fifteen-year lease for a terminal building of 19,000 sq.m. in Veddesta to PostNord. The Company's property portfolio grew further and the property value reached SEK 5.4 billion. The shareholding in Klovern increased to 20 per cent, which meant that the shareholding began to be reported as an associated
company.
2012
Six properties were acquired for SEK 357 million and the proper-ty value reached SEK 5.8 billion. Corem was awarded the Green Building Award for the Company's active energy saving work.
2013
Active work to widen the tenant base, with an impact on new rentals during the year, such as a 22-year lease and rebuilding of the International English School in V6stberga. The value of Corem's property portfolio amounted to SEK 6.4 billion at the end of the year.
2014
Strategic acquisitions and an increased property value enabled for continued growth. Among seven properties acquired during the year, 23,500 sq.m. were found in Roskilde, Denmark. The property value amounted to SEK 7.3 billion at the end of the year.
2015
In 2015, nine properties were acquired and seven properties were divested as part of Corem's strategy to streamline the property portfolio. 2015 showed a profit after tax of SEK 800 million and a property value of SEK 7.8 billion.



46
Corem Offer 2021




2016
A total of 35 properties were acquired with a focus on Corem's strategic locations, primarily in Stockholm, Malmo and Gothen-
burg. 2016 showed a profit after tax of SEK 915 million. The pro-perty value amounted to SEK 10.7 billion at the end of the year and the total market capitalization amounted to SEK 3.8 billion.
2017
Continued growth, but above all, processing and refinement were in focus in 2017. Property value increased to SEK 11.5 billion. Corem's market capitalization amounted to SEK 4.6 billion at the end of the year. During the last quarter of the year, a new class of shares was issued, ordinary shares of class B.
2018
During the year, 19 properties were acquired for SEK 1.2 billion and two properties were sold for SEK 66 million. The property value amounted to SEK 13.5 billion. Corem's market capitalization amounted to SEK 5.1 billion at the end of the year.
2019
The year was characterized by continued focus on the metropo-
litan regions and to create conditions for future investments. The value of the property portfolio amounted to SEK 12.1 billion after the acquisition of 7 properties and the sale of 31 properties. The sales were made as part of a geographical streamlining of the business. From 1 July 2019, the holding in Klovern was classified as financial assets valued at fair value. As of 31 December, the fair value amounted to SEK 3.2 billion. Corem's market capitalization amounted to SEK 11.6 billion.
2020
The value of the property portfolio increased by 16 per cent to SEK 14 billion after the acquisition of ten properties. The main shareholder, M2 Asset Management AB, acquired additional sha-res in Corem, which triggered a mandatory public offer for the remaining shares. The Board's independent bidding committee recommended to the shareholders not to accept the mandatory bid of SEK 18.60 per ordinary share and SEK 317 per preference share. As a result of the mandatory public offer, M2's holding increased to approximately 47.2 per cent of the total capital and approximately 49.1 per cent of the total number of votes. In terms of votes, this implies an ownership share of approximately
53.8 per cent. M2's increased holdings meant a Change of control event for Corem's bonds with maturities of 2020/2023 and 2020/2024, respectively. The market capitalization amounted to SEK 8.2 billion at the end of the year. Board member, Rutger
Arnhult announced the he intends to leave Corem's Board of Directors on 25 March 2021.
Business model
Corem's business model aims to create increasing and sustaina-ble values over time, while maintaining profitability. The way to get there consists of proactive management, continuous invest-ments and strategic acquisitions. Sustainability is integrated into every part of the business model.


A business model for long-term strong development
Corem's overall goal is to become the leading real estate compa-
ny in properties for city logistics in selected geographical regions and to create a good return on equity for shareholders.
The business model is based on a continuous process of custo-mer-oriented management and value-creating property deve-
lopment as well as strategic property acquisitions for continued growth. The Company has been active in warehouse and logistics properties with its own management since the start in 2007 and has extensive expertise and experience within the segment.
All operations are conducted to create long-term and sustainable shareholder value. To achieve the Company's overall objectives, there are five target areas that are measured and followed up annually. These are as follows:
*	refinement, growth and development of the property portfolio;
*	proactive and customer-focused management;
*	attractiveness as an employer;
*	environmental considerations and resource savings;
*	long-term, stable finances.
Sustainability
Corem's core business is characterized by long-term perspective.
All parts of the business work to create value not only for today but over a long period of time. The properties will be used for many years and can be adapted and function in order to meet needs and demands that change over time. Therefore, Corem combines an economically sustainable business with high business ethics, social responsibility and environmental consi-derations. The business must be long-term sustainable from a social, ecological and economic perspective. Sustainability is an essential element of the Company's strategy work and sustai-nability goals are measured and followed up in the same way as other business and operational goals. This implies that sustai-nability work is a natural part of the business and many of the sustainability aspects are hygiene factors - they are natural parts of our way of doing business.
STRATEGIES
Management strategy for efficient management with tenant focus
Corem creates long-term tenant relationships through proactive and market-oriented management with short decision paths and a local presence. Management with the customer in focus is the foundation of Corem's operations and provides good market contact and proactivity in the management work. Corem's pro-perties are managed by its own staff, which contributes to good opportunities to build long-term relationships. Short decision paths and a local presence in the Company's different markets are prioritized and contribute to a good understanding of the tenant's current and changing needs. Close collaborations make it possible to offer flexible and well-adapted local solutions that contribute to Corem being able to fulfill its vision: to create space to develop the customer's business.



Corem Offer 2021
47




Business strategy for value creation through refinement and property development
Corem refines and optimizes the property portfolio through long-term investments and commitments. Project and property development is an increasingly important part of Corem's operations, as it enables Corem to meet customers' changing premises needs and further develop and create added value to the property portfolio. Investments in existing properties are often made in connection with new leases and for the purpose of adapting and modernizing premises. Through long-term sustai-nable investments, Corem refines and develops properties, areas and companies. Property development entails a good opportunity for value development and extended customer relationships.
Project development includes everything from long-term detailed planning work and major new constructions, renovations and additions to improvements in connection with the change of tenant and energy saving measures. All investments are made to create value that lasts over time, implying that goals such as sustainability and customer satisfaction are prioritized. By mo-dernizing the buildings and continuously adapting the property portfolio to changing market conditions, leasing is facilitated and returns are optimized.
Investment strategy for continued growth
Corem actively seeks out and carries out transactions with the aim of increasing the Company's size and refining the property portfolio. Corem continuously increases the number of properties, lettable area and the value of the portfolio through the acquisition of properties in attractive logistics locations in selected growth areas. The focus is on logistics in proximity to the city in Stockholm, Gothenburg, Malmo and Jonkoping. By creating geo-graphically consolidated management units, economies of scale are achieved in management at the same time as the possibility of meeting customers' needs and demands increases. Properties that are outside priority geographical areas, are estimated to have a low return potential or belong to a non-priority property segment may be divested. As a complement, acquisitions in listed Nordic real estate companies can be made that over time are expected to contribute to creating a return on equity..


PROPERTY PORTFOLIO
Corem's property portfolio mainly consists of warehouse and
logistics properties suitable for city logistics. The portfolio is located in geographically concentrated administrative areas in attractive, close to the city and accessible locations in places with good growth. On 31 March 2021, Corem owned 169 properties with a
lettable area of 1,012 thousand sq. m. and a property value of SEK
14,811 million. The rental value was estimated to amount to SEK
1,021 million. The properties are located in easily accessible locations near major traffic routes in developing locations and consist of 69 per cent of logistics properties, often with connected offices. 56 per cent of the property value is in Stockholm.
Four regions and local administrative offices
Organisationally, the property portfolio is divided into four regi-
ons; Stockholm, South, West and Sm8land. The daily manage-
ment takes place locally within Corem and due to the fact that most properties are located close to each other, efficient mana-
gement units are created. It also means fast service to customers and good knowledge of local conditions.
Some of Corem's largest management areas are:
*	Vastberga, Satra and Jordbro in southern Stockholm
*	Veddesta in western Stockholm
*	Bredden and Arlandastad in northern Stockholm
*	Fosie/Elisedal in Malmo
*	Molndal and Hisings Backa in Gothenburg
*	Ljungarum in Jonkoping.
The portfolio is expanded and refined through transactions and property development with the objective of being a leader in real estate for city logistics


Net operating income,	Investments and
Income, SEK m	Expenses, SEK m	SEK m	Surplus ratio, %	net acquisitions
Earnings by
geographic area
   2020
Jan-Dec
   2019
Jan-Dec
   2020
Jan-Dec
   2019
Jan-Dec
   2020
Jan-Dec
   2019
Jan-Dec
   2020
Jan-Dec
   2019
Jan-Dec
   2020
Jan-Dec
   2019
Jan-Dec
Stockholm
515
483
-147
-150
368
334
71
69
600
-33
South
126
164
-29
-41
97
123
77
75
42
-1,177
West
187
174
-37
-36
150
138
80
79
339
246
Smaland
66
92
-13
-22
53
70
80
76
178
-811
Malardalen/North1)
-
48
-
-11
-
37
-
77
-
-1,289
Total
894
961
-226
-260
668
701
75
73
1,159
-3,064

48
Corem Offer 2021
















PRESENTATION OF FINANCIAL
INFORMATION

The following selected historical financial information regarding Corem has been extracted from the Company's audited annual reports for the financial years ending on 31 December 2020, 2019, and 2018, and from the unaudited interim reports for the financial period 1 January-31 March 2021, including comparative figures for the corresponding period 1 January-31 March 2020.
The full financial reports are incorporated in the Offer Document by reference on page 143.
The annual reports for the financial years 2020, 2019, and 2018, have been prepared in accordance with the Swedish Annual
Accounts Act (Sw. arsredovisningslagen (1995:1554)) and Inter-national Financial Reporting Standards (IFRS) as adopted by the EU. The interim report for the period 1 January-31 March 2021 has been prepared in accordance with the Swedish Annual
Accounts Act and IAS 34 Interim Financial Reporting.
The annual reports for the financial years 2020, 2019, and 2018, have been audited by Corem's auditors. The interim report for the period 1 JanuaryX31 March 2021 has not been reviewed by Corem's auditors.
This section includes certain alternative key figures not defined according to IFRS as measurements of financial performance, which are used by Corem's management to measure the under-lying performance of the operations and the business

Corem Offer 2021
53




SELECTED INFORMATION FROM THE CONSOLIDATED INCOME STATEMENT
MSEK
1 Jan-31 Mar
2021
Unaudited
Jan-31 Mar
     2020
Unaudited
Jan-Dec
2020
Audited
Jan-Dec
   2019
Audited
Jan-Dec
    2018
Audited
Income
258
223
894
961
965
Property costs
-74
-57
-226
-260
-232
Net operating income
184
166
668
701
733
Central administration
-9
-10
-39
-39
-40
Net financial items
-18
-39
-209
-262
-313
Income from property management
157
117
420
400
380
Profit shares according to the equity method
-
-

-148
499
Realised changes in value of investment
properties
-

-17
0
0
Unrealised changes in value of investment properties
481
81
742
1,695
458
Changes in value, financial investments
-191
-1,633
-1,042
1,089
-
Changes in value, derivatives
83
-27
-31
-17
12
Profit before tax
530
-1,462
106
3,315
1,349
Tax
-121
60
-214
-201
-166
Net profit for the period
409
-1,402
-108
3,114
1,183
Items which can be recognized as profit for the period





Transaction difference etc
5
12
-11
-8
16
Comprehensive income for the period
attributable to parent company's shareholders
414
-1,390
-119
3,106
1,199
Earnings per share, SEK
1.14
-4.13
-0.52
8.35
3.05

54
Corem Offer 2021




SELECTED INFORMATION FROM THE CONSOLIDATED BALANCE SHEET

1 Jan-31 Mar
2021
Jan-31 Mar
2020
Jan-Dec
2020
Jan-Dec
2019
Jan-Dec
2018
MSEK
Unaudited
Unaudited
Audited
Audited
Audited
Investment properties
14,811
12,427
14,002
12,114
13,479
Rights of use assets
218
209
218
209
t
Assets reported according to the equity method




2,165
Financial assets measured at fair value
4,355
2,055
4,347
3,191
t
Other non-current assets
7
5
7
5
2
Total non-current assets
19,391
14,696
18,574
15,519
15,646
Other assets
117
76
85
62
52
Short-term investments

1,135

1,542
?
Cash and cash equivalents
42
29
15
8
14
Total current assets
159
1,240
100
1,612
66
Total assets
19,550
15,936
18,674
17,131
15,712
Equity attributable to shareholders of Parent





Company
7,691
6,284
7,277
8,172
5,302
Interest-bearing liabilities
6 162
5 748
5,510
5,264
7,574
Long-term lease liabilities
218
209
218
209
t
Deferred tax liability
920
532
800
592
395
Derivatives
372
451
455
424
407
Other long-term liabilities
7
7
7
7
8
Total non-current liabilities
7,679
6,947
6,990
6,496
8,384
Interest -bearing liabilities
3,792
2,366
4,086
2,091
1,694
Other liabilities
388
339
321
372
332
Total current liabilities
4,180
2,705
4,407
2,463
2,026
Total liabilities
11,859
9,652
11,397
8,959
10,410
Total equity and liabilities
19,550
15,936
18,674
17,131
15,712



Restrictions on the use of capital resources
For some of Corem's subsidiaries, restrictions on dividends and other value transfers to the parent company can be enforced under certain loan agreements (event of default). Such restric-tions may become relevant if there is a basis for termination of a relevant loan agreement or if such basis to terminate is imminent, or in certain similar cases. An event of default can, for example, be a change of control in a subsidiary or a breach of certain financial covenants in a loan agreement. There are currently no restrictions on the use of capital resources. In addition to restrictions under certain loan agreements, there are no other restrictions regarding the use of capital resources, other than by law.



Corem Offer 2021
55




SELECTED INFORMATION FROM THE CONSOLIDATED CASH FLOW STATEMENT
MSEK
1 Jan-31 Mar
2021
Unaudited
Jan-31 Mar
     2020
Unaudited
Jan-Dec
2020
Audited
Jan-Dec
   2019
Audited
Jan-Dec
    2018
Audited
Cash flow from changes in working capital
212
88
370
467
448
Cash flow from investing activities
-519
-211
-2,016
3,064
-1,439
Cash flow from financing activities
334
144
1,653
-3,537
971
Cash flow for the period
27
21
7
-6
-20
Cash and cash equivalents at star of period
15
8
8
14
34
Cash and cash equivalents at end of period
42
29
15
8
14



Cash flow and cash equivalents
The Group's main source of liquidity has historically been cash flow from operating activities, utilization of banking facilities and bonds, and sales of properties. The Group's ability to generate cash flow from operating activities depends on the Group's future results, which in turn depend on a number of factors (see the section Key factors affecting the Group's financial position and profits on page
60). For a detailed account of cash flow, see the sections
Statement of cash flows and Parent company statement of cash flows in Corem's audited annual report for the period 1 January-31 December 2020, and pages 9 and 15 in Corem's unaudited interim report for the period 1 January-31 March 2021. The reports are incorporated in this Offer Document by reference to page 143.
Cash flow 1 January-31 December 2020
The Group's cash flow from operating activities for the period 1 January-31 December 2020 amounted to SEK 370 million.
Dividends from shareholdings amounted to SEK 84 million. Cash flow from investing activities amounted to SEK -2,016 million and cash flow from financing activities to SEK 1,653 million. Cash and cash equivalents at the end of the period amounted to SEK 15 million. Cash and cash equivalents together with unutilized credits of SEK 567 million meant that available liquidity amounted to SEK
582 million at the end of the period.


Cash flow January 1-March 31, 2021
The Group's cash flow from operating activities for the period 1 January-31 March 2021 amounted to SEK 212 million. Cash flow from investing activities amounted to SEK -519 million and cash flow from financing activities to SEK 334 million. Cash and cash equivalents at the end of the period amounted to SEK 42 million. Cash and cash equivalents together with unutilized credits of SEK 707 million meant that available liquidity amounted to SEK
749 million.
Borrowing requirements, liquidity flows and interest rate and credit maturity structure
Corem operates in a capital-intensive industry. For further deve-lopment and expansion of the property portfolio and operations, access to capital is required in both the short and long term and at a well-balanced cost and risk. The Group's liquidity needs arise mainly from the need to pay interest and repayments on loans, to finance acquisitions of properties and real estate companies, to finance investments in the existing portfolio and to finance working capital needs. As existing credits such as bank facilities and bonds fall due for payment, the Company refinances credit maturities by raising new loans as part of current operations. For detailed information regarding Corem's borrowing requirements, liquidity flows and interest rate and credit maturity structure, please refer to the notes in Corem's annual report for the period 1 January-31 December 2020 (see especially Note 20, Financial risks and finance policies) which have been incorporated by reference on page 143.



56
Corem Offer 2021





Significant changes in the Group's financial position and earn-ings since 31 March 2021
There have been no significant changes in the Group's financial position and earnings since 31 March 2021.
SELECTED KEY FIGURES
For definitions and justification of the reason for using the alterna-tive key figures, see Definitions of selected key figures below.

Selected key figures
MKR
1 Jan-31 Mar
2021
Unaudited
Jan-31 Mar
    2020
Unaudited
Jan-Dec
   2020
Audited
Jan-Dec
   2019
Audited
Jan-Dec
   2018
Audited
Property-related





Fair value of properties, SEK million
14,811
12,427
14,002
12,114
13,479
Yield requirement, valuation, %
5.4
5.8
5.5
5.8
6.5
Rental value, SEK million
1,021
932
970
912
1,112
Lettable area, sqm
1,011,925
962,118
985,887
959,495
1,439,793
Occupancy rate, economic, %
93
91
93
91
91
Occupancy rate, area-based, %
90
87
91
88
88
Surplus ratio, %
71
74
75
73
76
Number of properties
169
163
167
162
186
Financial





Return on equity, %
21.8
-77.6
-1.4
46.2
24.5
Return on equity, %
48
49
48
55
39
Equity ratio, %
39
39
39
48
34
Interest-bearing net liabilities, SEK million
5,583
4,916
5,258
2,629
7,848
Loan-to-value ratio (LTV), %
38
40
38
22
58
Loan-to-value ratio, properties, %
43
46
46
46
51
Interest coverage ratio, multiple
3.3
2.7
2.5
2.8
2.9
Average interest rate, %
2.8
3.3
2.7
3.4
3.16
Average fixed interest period, years
2.5
2.9
2.7
3.4
2.1
Average credit maturity, years
1.8
2.3
1.9
2.2
3.0
Share-related"e





Earnings per ordinary share, SEK
1.14
-4.13
-0.52
8.35
3.05
Earnings per preference share, SEK
5.00
5.00
20.00
20.00
20.00
Net asset value (NAV) per ordinary share, SEK
23.54
18.54
22.22
22.74
14.27
Equity per ordinary share, SEK
19.77
15.67
18.56
19.95
12.07
Equity per preference share, SEK
251.67
251.67
251.67
251.67
251.67
Dividend per ordinary share, SEK4
-
-
0.65
0.60
0.45
Dividend per preference share, SEK4
-
-
20.00
20.00
20.00
Share price per class A ordinary share, SEK2
18.65
19.40
18.80
27.00
10.00
Share price per class B ordinary share, SEK2
18.65
19.60
18.80
27.00
10.70
Share price per preference share, SEK2
318.00
285.00
320.00
392.00
294.00
Number of outstanding ordinary shares3
343,194,505
343,194, 505
343,194 505
364,269 505
364,269 505
Average number of outstanding ordinary
shares3
343,194,505
344,137, 857
343,429, 054
364,269, 505
364,727, 545
Number of outstanding preference shares3
3,600,000
3,600,000
3,600,000
3,600,000
3,600,000


1 Historical figures are adjusted for the bonus issue carried out in December 2017 and for the aggregation of shares carried out during January 2018.
2 At the end of the period.
3 Excluding repurchased shares.
4 For 2020 the proposed dividend and for other years the approved dividend.



Corem Offer 2021
57








Average interest rate
Average borrowing rate for interest-bearing liabilities and deriva-tives. Stated to clarify the Company's financial risk.
Average period of fixed interest
Average remaining period of fixed interest on interest-bearing liabilities and derivatives. Stated to clarify the Company's financi-al risk. Stated to clarify the Company's financial risk.
Average fixed credit term
Average remaining term of interest-bearing liabilities. Stated to clarify the Company's financial risk.
SHARE
Earnings per ordinary share
Net profit in relation to average number of ordinary shares, taking the preference shares' share of profit for the period into account.
Earnings per preference share
The preference shares' share of profit corresponding to the period's accumulated share of annual dividend of SEK 20.00 per preference share.
NAV (Net Asset Value) per ordinary share
Reported equity, after taking the preference equity into conside-ration, adjusted to include derivatives and deferred tax in accor-dance with the statement of financial position, in relation to the number of outstanding ordinary shares at the end of the period. Stated as an alternative way of calculating the equity value per ordinary share.
Equity per ordinary share
Reported equity, after taking into consideration the preference equity, in relation to the number of outstanding ordinary shares at the end of the period.


OTHER DEFINITIONS
Comparable portfolio
The properties included in the portfolio during the whole of the reporting period and during the whole of the comparison period as well as adjustments for revenue and costs of a one-off nature, for example, early redemption of rental income and rental losses. Net letting
Annual rent for the tenancy agreements entered into during the period, reduced for terminated tenancy agreements and bankruptcies.
Unrealized changes in value, properties
Change in fair value, after deduction for investments made for the property portfolio at the end of the respective period.
Realized changes in value, properties
Realized property sales after deductions for the properties' most recently reported fair value and overheads at sale.
Interest-bearing liabilities
Current and long term interest-bearing liabilities, as well as acti-vated and capitalized borrowing costs.
Total number of shares
Registered shares, including repurchased shares
Outstanding shares
Registered shares, after deduction of repurchased shares which are not eligible for dividends and lack voting rights.
Annual rent
Rent including supplements and index on an annual basis.



Preference capital
Number of outstanding preference shares multiplied by the average issue price.



Corem Offer 2021
59





OPERATIONAL AND
FINANCIAL OVERVIEW
The below presented overview of the Group's financial position and operating profits for the period 1 January - 31 March 2021 and 1 January-31
March 2020,
respectively, the financial years 2020, 2019, and 2018, respectively, shall be read in conjunction with Group's unaudited interim report for the period 1 January-31 March
2021, audi-ted annual reports for financial years 2020, 2019, and 2018, respectively, with accompanying notes, and the information presented in sections Presentation of financial information, Market overview for the Combined Company, Business overview and Historical Financial Information.


In the overview below, certain items and operational measures, which are not defined in accordance with IFRS, are mentioned. Definitions and explanations of such measures are included in Presentation of financial information.
The operational and financial overview contains forward-looking statements that reflect the Group's current expectations, estima-tions, assumptions and prognoses concerning the Group's indu-stry, business, strategy and future profits. These forward-looking statements are not guarantees of future profits or development, and the actual outcome may differ materially from those set out in the forward-looking statements. Factors that may cause or contribute to the differences include, but are not limited to, those discussed below and elsewhere in the Offer Document, in particular the "Risk Factors" section.
OVERVIEW
Corem is a real estate company that owns, manages and deve-lops warehouse, logistics, industrial, and commercial properties in central and southern Sweden as well as in Denmark, with the goal of being a leader in properties for city logistics in selected regions. An important part of the Company's strategy is to mana-ge the properties with its own staff, proximity to tenants and deep market knowledge. Corem has a long-term perspective on its property ownership and strives to be a good business partner that creates opportunities for tenants to grow and develop within Corem's portfolio.
The property portfolio is concentrated in locations close to urban areas with good accessibility and growth. As of 31 March 2021, the property portfolio consisted of 169 properties with a total lettable area of 1,012 thousand sq. m. and a value of the property portfolio of approximately SEK 14,811 million. The rental value was estimated as of 31 March 2021 to amount to SEK 1,021 million, whereas the economic occupancy rate amounted to 93 per cent.
In addition, Corem owns shares in the listed real estate compa-nies Klovern and Castellum to a value of SEK 4,355 million as of 31 March 2021. Corem's net asset value amounted to SEK 23,54 per ordinary share as of 31 March 2021.
KEY FACTORS AFFECTING THE GROUP'S
FINANCIAL POSITION AND PROFITS
Corem deems that several factors, directly and indirectly, affects the Group's financial position and profits. These factors provide opportunities for the Company and its business, but may also pose risks and challenges which the Group have to successfully manage in order to improve its future financial position and profits. These factors include:
*	Macro economic factors
*	Rental level and occupancy rate
*	Property expenses and investments
*	Changes in interest rates
*	Changes in value of investment properties
Macro economic factors
Corem is largely dependent on the demand for and need for warehouse, logistics and industrial properties within the regions where the Group operates. Demand is affected by a number of macroeconomic factors, among others. These factors include, among other things, the change in GDP that refects economic activity, population growth and demographic changes including consumption patterns in the regions where the Group operates. Further information on how the Group is affected by the de-velopment of the global economy can be found in the section Market overview for the Combined Company



60
Corem Offer 2021




Rental levels and occupancy rate
Corem's business consists of managing and letting premises with a focus on properties for warehouses and logistics. Corem's earnings are affected by leases, economic occupancy rates and any loss of rental income. Rental levels are determined partly by the general rental situation in the market, and partly by Corem's work to implement rent increases. Rental levels for warehouse, logistics and industrial properties are also determined by para-meters, such as rental structure, size, modernity and efficiency. If the occupancy rate or rental levels fall or increase, Corem's profits are negatively or positively affected. Corem's high economic occupancy rate of 93 per cent as of 31 March 2021 can be attributed, among other things, to a successful work of adapting the properties in the portfolio to changing needs, and that Corem has a diversified contract base with tenants in different industries and leases with different maturities, which also reduces the risk of greater impact through external market factors.
Property expenses and investments
Major cost items in property management consist of tariff-related fees, primarily for electricity, water and heating as well as costs for property tax and ongoing property management. To the extent that cost increases are not compensated by regulation in leases, they may adversely affect Corem's earnings. Deviations in the weather from what can be considered normal can affect the overall outcome. Properties are associated with technical risks such as the risk of design defects, damage or pollution, which can lead to increased costs and thus adversely affect the Company's earnings.
Through its own active management, Corem has extensive know-ledge of the properties in the portfolio. Continuous maintenance work is done to maintain and continuously improve the condition of the properties, which reduces the risk of sudden extensive repair needs. Focus is placed on energy saving measures to have good control over and minimize tariff-related costs, and as a part of the sustainability work. In most of Corem's lease agreements, the tenant is responsible for all or most of the ongoing operating and maintenance costs, which further reduces the financial risk. Processing projects are carried out continuously within the stock. All Corem's properties are fully insured.
Project and property development is an important part of Co-rem's operations and includes refining existing properties as well as construction and remodeling. The projects make it possible to meet customers' varying needs for premises and further develop and add value to the property portfolio. Investments in existing properties are often made in connection with new leases and for the purpose of adapting the property through energy efficiency and modernization. The investments create value in the form of a higher standard, which increases the properties' attractiveness in the market and in the long run provides more satisfied tenants. In addition, the projects often lead to increased rents and reduced operating costs. The property development projects also contri-bute to the development in the areas where Corem operates.
During the 2020 financial year, Corem invested SEK 741 million in the property portfolio. The majority of the projects are of relatively limited size. Of the projects that were ongoing in 2020, 89 per cent, in terms of numbers, had a project investment of less than SEK 2 million. Six major projects with more than SEK
25 million in investment were underway in 2020, of which three were completed and one was started. Estimated investment for ongoing major projects as of 31 December 2020 amounted to SEK 682 million. As of 31 March 2021, four major projects were underway, with an estimated investment of SEK 768 million. To start a new construction project, Corem's policy is that a lease must already have been signed.
Changes in interest rates
Interest expense is Corem's largest expense item and is therefore important for the Company's earnings and cash flow. The con-ditions in the fixed income market, and in turn the interest rate situation, can change quickly, which affects Corem's financing costs. The Swedish central bank's and the Riksbank's monetary policies, expectations of economic development both internatio-nally and nationally, as well as unexpected events affect market interest rates.
Corem has a financial policy with targets for interest rate risk management which is adopted by the Board of Directors. To avoid sharply rising interest rates in existing loan agreements, the risk is managed through derivatives. To reduce interest rate risk in new borrowing, the Company has several different sources of capital and several different counterparties. The Company is actively working to reduce interest costs.
Changes in the value of investment properties
Corem reports property holdings at fair value, which has a direct impact on the income statement and financial position. The value of the properties is affected by how well the Company succeeds in refining and developing the properties, by the management and leasing work in the form of a contract and tenant structure and by external factors such as the economy and the local supply and demand balance. The required rate of return is largely governed by the risk-free interest rate and by the property's location and unique risk. As of 31 March 2021, the value of the Company's investment properties amounted to SEK 14,811 million. A change in value of +1- 1 per cent of the property value would mean a change in value of approximately +1- SEK 148 million.



Corem Offer 2021
61




DESCRIPTION OF KEY ITEMS IN THE GROUP'S
INCOME STATEMENT
Rental income
Rental income constitutes the majority of the Group's income. Rental income from investment properties is reported in the income statement on a straight-line basis over the rental period. Leases are classified as operating leases on the basis that the property remains in Corem's possession even if the agreement can run for up to 20 years. In cases where leases allow a reduced rent for a certain period of time, which corresponds to a higher rent at another time, the difference is accrued on a straight-line basis. Rental discounts provided and state aid received as a result of the corona pandemic are reported net and charged to earnings in the period to which they relate. Reimbursements for the commitments that Corem makes in the lease agreements, such as providing the premises with, for example heating, cooling, snow removal and waste collection, are an integral part of the rent because the tenants cannot influence the choice of supplier, frequency or in other ways influence the execution. Such reimbursements are therefore reported as leasing.
Property expenses
Property expenses include costs relating to the operation, main-tenance, letting, administration and maintenance of the property holding.
Net operating income
Net operating income consists of rental income minus property expenses (for example operating and maintenance costs, and property tax).
Central administration
Central administration costs consist of costs for group manage-ment and group-wide functions.
Net financial income
Net financial income consist of interest income on receivables and similar items, less interest expenses and similar items, such as currency losses.
Profit from property management
Profit from property management consists of net operating in-come, central administration and net financial income, including realized changes in value regarding derivatives.
Realized changes in value, properties
Investment properties are reported at fair value. The change in value reported in the Group's income statement consists of the change in the properties' market value adjusted for any invest-ments made in the properties during the period to which the report relates.


Changes in value, financial assets, short-term investment and derivatives
Corem owns shares in two listed real estate companies, Klovern and Castellum. In these companies, Corem has a seat on the Nomination Committee and can thus influence the development of these companies. The holdings are valued at market value.
In 2020, the holding in Castellum was reclassified to long-term holding and is included in the item Financial assets valued at fair value. All other short-term investments were sold during the year and the holding as of 31 December 2020 therefore amounted to SEK 0 million. Part of the holding in short-term investments was owned by the parent company and reported there at acquisition value.
In order to achieve a desired structure regarding interest ma-turity, Corem uses interest rate derivatives from time to time.
The theoretical surplus or deficit value that may arise when the agreed interest rate deviates from the market interest rate is reported in the income statement of the financial instruments whose changes in value are reported in the income statement.
Profit before tax
Profit before tax consists of the sum of profit from property management and changes in value of properties, financial assets, short-term investments and derivatives. Profit from property management includes net financial income, including realized changes in value regarding derivatives. Unrealized changes in the value of derivatives and other changes in value are reported after the profit from property management.
Tax
Tax consists of current tax and deferred tax. uncome taxes are reported in the income statement except when the underlying transaction is reported in other income or directly against equity, whereby the associated tax effect is reported in other income and in equity, respectively. Current tax is tax that is to be paid or received for the current year with application of tax rates that have been formally determined or that have been applied in practice as of the balance sheet date. Adjustments of current tax attributable to previous periods are also entered here.
Deferred tax is calculated according to the balance sheet method based on temporary differences between reported and taxable values of assets and liabilities. Temporary differences that have arisen at the initial recognition of assets and liabilities that are asset acquisitions and that at the time of the transaction do not affect the reported result or taxable result are not taken into account. The valuation of deferred tax is based on how the reported values of assets or liabilities are expected to be realized or regulated. Deferred tax is calculated by applying the tax rates and tax rules that have been decided or in practice decided on the balance sheet date. Deferred tax assets relating to deductible temporary differences and loss carryforwards are reported only to the extent that it is probable that these will be utilized. The value of deferred tax assets is reduced when it is no longer considered probable that they can be utilized.



62
Corem Offer 2021




Net profit for the year/period
Net profit for the year or period is the sum of the profit before tax minus tax.
Cash flow from operations
Cash flow from operations consists of changes related to ordina-ry operations.
Cash flow from investment operations
Cash flow from investment operations is attributable to invest-ments in and purchases and sales of fixed assets.
Cash flow from financing operations
Cash flow from financing activities reflects how the Company attracts capital.
COMPARISON BETWEEN THE PERIOD
JANUARY-MARCH 2021 AND THE PERIOD
JANUARY-MARCH 2020
Rental income
Revenues amounted to SEK 258 million (223) for the quarter, an increase of 16 per cent compared with the same quarter last year. The increase is attributable to completed projects, leases and renegotiations. In the comparable portfolio, revenues increased by 7 per cent. The economic occupancy rate on 31
March 2021 was 93 per cent. The effects of the covid-19
pandemic on Corem's revenues during the first quarter of 2021 were limited, as were for 2020.
Property expenses
Property costs for the quarter amounted to SEK 74 million (57).
In a comparable portfolio, costs increased by 25 per cent, which is mainly attributable to the fact that the first quarter of 2021 was significantly colder than the same period last year, which was unusually warm.
Net operating income
The operating surplus amounted to SEK 184 million (166), an increase of 11 per cent compared with the same period last year. The surplus ratio was 71 per cent (74). In a comparable portfolio, the operating surplus increased by 2 per cent and the surplus ratio amounted to 72 per cent (76).
Central administration
The central administration costs amounted to SEK 9 million (10) and relate to costs for Group management and Group-wide functions.


Net financial income
Net financial items amounted to SEK -18 million (-39). Financial income, which consists of dividends from shareholdings, amoun-ted to SEK 53 million (33). Financial expenses amounted to SEK
71 million (72), consisting mainly of interest expenses from loans and ground lease fees of SEK 3 million (3). At the end of the qu-arter, the average interest rate was 2.8 per cent, compared with
3.3 per cent at the end of the period last year.
Profit from property management
Profit from property management amounted to SEK 157 million
(117), which corresponds to an increase of 34 per cent.
Realized changes in value, properties
Changes in value of properties during the quarter amounted to SEK 481 million (81), where all changes in value were unrealized. The unrealized change in value is mainly explained by reduced yield requirements and new completed leases and renegotiations. Changes in value, financial assets, short-term investment and derivatives
Changes in the value of financial investments totaled SEK -191 million (-1,633). Of the value changes, SEK 0 million (-175) were realized value changes. Changes in the value of derivatives amounted to SEK 83 million (-27). The value of Corem's derivati-ves is affected by changes in long-term market interest rates. Profit before tax
Profit before tax for the interim period amounted to SEK 530 million (-1,462).
Tax
Deferred tax for the quarter amounts to SEK -121 million (60) and current tax to SEK 0 million (0).
Net profit for the year/period
Profit for the year after tax for the first quarter of 2021 amounted to SEK 409 million (-1,402), which, taking into account the dividend to the preference shareholders, corresponds to SEK 1.14 per ordinary share (-4.13).
Cash flow from operations
The Group's cash flow from operations during the first quarter of 2021 amounted to SEK 212 million (88), which is an improvement of approximately 141 per cent compared with the interim period
2020.
Cash flow from investment operations
The Group's cash flow from investment operations during the first quarter of 2021 amounted to SEK -519 million (-211), which corresponds to a decrease of approximately 146 per cent compa-red with the interim period 2020.



Cash flow from financing operations
The Group's cash flow from financing operations during the first quarter of 2021 amounted to 334 (144), an increase of approx-imately 132 per cent compared with the interim period 2020.

Corem Offer 2021
63




COMPARISON BETWEEN THE FINANCIAL
YEAR 2020 AND THE FINANCIAL YEAR 2019
Rental income
Rental income for the financial year 2020 amounted to SEK 894 million (961), a decrease of 7 per cent compared with the financial year 2019. The decrease in income compared with the previous year stems mainly from portfolio changes in 2019 when a total of 31 properties were sold. In the remaining holdings, revenues have increased, which is due to completed projects, new leases and re-negotiations. In the comparable portfolio, revenues increased by 4 per cent. The economic occupancy rate increased during 2020 and amounted to 93 per cent (91) as of 31 December 2020.
Property expenses
Property expenses for the financial year 2020 amounted to SEK
226 million (260), a decrease of 13 per cent compared with the financial year 2019. The decrease is due to changes in the port-folio in 2019. In the comparable portfolio, the costs in 2020 were largely unchanged compared with 2019.
Net operating income
The net operating income for the financial year 2020 amounted to SEK 668 million (701). The surplus ratio was 75 per cent (73). In the comparable portfolio, the net operating income increased by 5 per cent and the surplus ratio amounted to 74 per cent (73). Central administration
The central administration costs for the financial year 2020 amounted to SEK 39 million, and were thus unchanged compa-red with 2019.
Net financial income
Net financial income for the financial year 2020 amounted to SEK - 209 million (-262), which corresponds to an improvement of 20 per cent compared with the financial year 2019. Financial expenses for 2020 amounted to SEK 293 million (296), and consisted mainly of interest expenses from loans and ground rent of SEK 15 million (13). As of 31 December 2020, the average interest rate, including margins, was 2.7 per cent, compared with
3.4 per cent at the same time in 2019, which corresponds to a decrease of 0.7 per centage points.


Changes in value, financial assets,
short-term investment and derivatives
The changes in value of financial investments for 2020 totaled
SEK -1,042 million (1,089), of which SEK -754 million (919) pertains to long-term investments and SEK -288 million (170) pertains to short-term investments. Of the value changes, SEK - 166 million (30) were realized value changes.
The value of Corem's derivatives is affected by changes in long-term market interest rates. Changes in the value of derivatives during the financial year 2020 amounted to SEK -31 million (-17). Profit before tax
Profit before tax for the financial year 2020 amounted to SEK
106 million (3,315).
Tax
During the financial year 2020, deferred tax amounted to SEK
-207 million (-193) and current tax to SEK -7 million (-8).
Net profit for the year/period
Profit for the year after tax for the financial year 2020 amounted to SEK -108 million (3,114), which, taking into account the divi-dend to the preference shareholders, corresponds to SEK -0.52 per ordinary share (8.35).
Cash flow from operations
The Group's cash flow from operations during 2020 amounted to SEK 370 million (467), which is a decrease of approximately 21 per cent compared with the financial year 2019.
Cash flow from investment operations
The Group's cash flow from investment operations in 2020 amounted to SEK -2,016 million (3,064), which is a decrease of approximately 166 per cent compared with the financial year
2019.
Cash flow from financing operations
The Group's cash flow from financing operations during 2020 amounted to 1,653 (-3,537), an increase of approximately 147 per cent compared with the financial year 2019.




Profit from property management
Profit from property management for the financial year 2020 amounted to SEK 420 million (400), which corresponds to an increase of 5 per cent compared with the financial year 2019. Changes in value, properties
Changes in value of properties during 2020 amounted to SEK
759 million (1,695), of which unrealized changes in value amoun-ted to SEK 742 million (1,695) and realized to 17 (0). The unreali-zed change in value in 2020 is mainly explained by reduced yield requirements, new leases and renegotiations.
64
Corem Offer 2021




COMPARISON BETWEEN THE FINANCIAL YEAR
2019 AND THE FINANCIAL YEAR 2018
Rental income
Rental income for the financial year 2019 amounted to SEK 961 million (965), a decrease of 0.4 per cent compared with the fi-nancial year 2018. Income for 2019 has been affected by portfolio changes in 2018 and 2019, completed projects and renegotiations.
In the compared portfolio, revenues increased by 3 per cent.
Rental income includes a provision for anticipated customer losses of SEK 2 million (2). The economic occupancy rate for 2019 was 91 per cent, which is unchanged compared to 2018.
Property expenses
Property expenses for the financial year 2019 amounted to SEK
260 million (232), an increase of 12 per cent compared with the financial year 2018. In the comparable portfolio, costs increased by 7 per cent in 2019, corresponding to SEK 10 million, compared with 2018. The increase is due to costs that have been re-invoiced have increased. New accounting rules, IFRS 16, make that ground rent from 2019 onwards is reported as a financial cost.
Net operating income
The net operating income for the financial year 2019 amounted to SEK 701 million (733). The surplus ratio was 73 per cent (76).
The lower surplus ratio is mainly due to the fact that re-invoicing of costs to tenants has increased. In the comparable portfolio, the net operating income increased by 2 per cent and the surplus ratio amounted to 78 per cent (78).
Central administration
The central administration costs for the financial year 2019 amounted to SEK 39 million (40), a decrease of 2.5 per cent compared with 2018.
Net financial income
Net financial income for the financial year 2019 amounted to SEK - 262 million (-313), which corresponds to an improvement of approximately 16 per cent compared with the financial year 2018. Financial expenses for 2019 amounted to SEK 296 million (313), and consisted mainly of interest expenses from loans. As of 31 December 2019, the average interest rate, including margins, was
3.4 per cent, compared with 3.16 per cent at the same time in 2018. As of 2019, land lease fees according to IFRS 16 are repor-ted as a financial expense, amounting to SEK 13 million (-).
Profit from property management
Profit from property management for the 2019 financial year amounted to SEK 400 million (380), which corresponds to an increase of 5 per cent compared with the 2018 financial year.


Changes in value, properties
Changes in the value of properties in 2019 amounted to SEK
1,695 million (458), of which unrealized changes in value amounted to SEK 1,695 million (458) and realized to 0 (0). Of the change in value, approximately 30 per cent is attributable to the properties that were sold as of July 5, 2019. In other respects, reduced yield requirements, strong net letting and rising rental levels have had a value-increasing effect.
Changes in value, financial assets, short-term investment and derivatives
Since 2008, Corem has owned shares in Klb/ern, listed on Nas-daq Stockholm Large Cap, a holding that since 1 July 2019 has been reported as Financial assets valued at fair value. In addition, Corem has in the short term invested capital in real estate com-pany listed on Nordic stock exchanges. The changes in value of all financial assets amounted to SEK 1,089 million (-), of which SEK 919 million pertains to the holding in Klzvern and SEK 170 million pertains to short-term investments. Of the changes in value, SEK 30 million were realized changes.
The value of Corem's derivatives is affected by changes in long-term market interest rates. Changes in the value of derivatives during the period amounted to SEK -17 million (12).
Profit before tax
Profit before tax for the financial year 2019 amounted to SEK
3,315 million (1,349).
Tax
During the financial year 2019, deferred tax amounted to SEK
-193 million (-165) and current tax to SEK -8 million (-1).
Net profit for the year/period
Profit for the year after tax for the financial year 2019 amounted to SEK 3,114 million (1,183), which, taking into account the divi-dend to the preference shareholders, corresponds to SEK 8.35 per ordinary share (3.05).
Cash flow from operations
The Group's cash flow from operations in 2019 amounted to SEK
467 million (448), which is an increase of approximately 4 per cent compared with the financial year 2018.
Cash flow from investment operations
The Group's cash flow from investment operations in 2019 amounted to SEK 3,064 million (-1,439), which is an increase of approximately 312 per cent compared with the financial year
2018.
Cash flow from financing operations
The Group's cash flow from financing operations in 2019 amoun-ted to SEK -3,537 million (971), a decrease of approximately 464 per cent compared with the financial year 2018.



Corem Offer 2021
65




COMPARISON BETWEEN THE FINANCIAL YEAR
2018 AND THE FINANCIAL YEAR 2017
Rental income
Rental income for the financial year 2018 amounted to SEK 965 million (900), an increase of 7 per cent compared with the financial year 2017. The change is attributable to net acquisitions, completed projects, new leases and renegotiations. ?n the com-parable portfolio, revenues increased by 4 per cent in 2018 com-pared with 2017, mainly due to relocations and renegotiations. Rental income includes a provision for anticipated customer losses of SEK 2 million (1). The economic occupancy rate for 2019 was 91 per cent (90).
Property expenses
Property expenses for the financial year 2018 amounted to SEK
232 million (199), an increase of 16.5 per cent compared with the financial year 2017. Of the cost increase, SEK 20 million is attributable to acquired properties and completed projects. ?n a comparable portfolio, costs increased by 7 per cent in 2018 compared with 2017.
Net operating income
The net operating income for the financial year 2018 amounted to SEK 733 million (701), an increase of 5 per cent compared with the financial year 2017. The net operating income in the compa-rable portfolio increased by 3 per cent. The surplus ratio was 76 per cent (78).
Central administration
The central administration costs for the financial year 2018 amounted to SEK 40 million (36), an increase of 11 per cent com-pared with 2017. The increase is a result of major operations.
Net financial income
Net financial items for the financial year 2018 amounted to SEK
-313 million (-301). As of 31 December 2018, the average interest rate, including margins, was 3.16 per cent, compared with 3.65 per cent at the same time in 2017.
Profit from property management
Profit from property management for the financial year 2018 amounted to SEK 380 million (364), which corresponds to an increase of 4 per cent compared with the financial year 2017.


Changes in value, financial assets, short-term investment and derivatives
Corem's interest rate derivatives are market valued, which means that a theoretical surplus or deficit value arises if the agreed interest rate deviates from the current market interest rate. The value of Corem's derivatives is affected by changes in long-term market interest rates. Changes in the value of derivatives during the 2018 financial year amounted to SEK 12 million (62). Profit before tax
Profit before tax for the financial year 2018 amounted to SEK
1,349 million (1,119), an increase of 21 per cent compared with the financial year 2017.
Tax
During the financial year 2018, deferred tax amounted to SEK -
165 million (-179) and current tax to SEK -1 million (-3). As a result of the decision to change corporate taxation, the deferred tax liability has been recalculated to the new tax rate of 20.6 per cent, as Corem estimates that the majority of the deferred tax liability will be realized at this tax rate. The recalculation had a positive non-recurring accounting effect of approximately SEK 19 million.
Net profit for the year/period
Profit for the year after tax for the financial year 2018 amounted to SEK 1,183 million (937), which, taking into account the dividend to the preference shareholders, corresponds to SEK 3.05 per ordinary share (2.33).
Cash flow from operations
The Group's cash flow from operations in 2018 amounted to SEK
448 million (440), which is an increase of approximately 1.8 per cent compared with the financial year 2017.
Cash flow from investment operations
The Group's cash flow from investment operations in 2018 amounted to SEK -1,439 million (-559), which corresponds to a decrease of approximately 157 per cent compared with the financial year 2017.
Cash flow from financing operations
The Group's cash flow from financing operations in 2018 amoun-ted to SEK 971 million (146), an increase of approximately 565 per cent compared with the financial year 2017.




Changes in value, properties
Changes in value of properties in 2018 amounted to SEK 458
million (347), of which unrealized changes in value amounted to
SEK 458 million (344) and realized to 0 (3). New leases, renego-
tiations, rising market rents and a slightly reduced required rate of return have had a value-adding effect.
66
Corem Offer 2021




CAPITAL STRUCTURE,
INDEBTNESS AND OTHER
FINANCIAL INFORMATION
The tables in this section presents the Company's capitalization and indebtedness at group level as of 31 March 2021. See the section Shares, share capital and ow-nership for further information on Corem's share capital and shares. The tables in this section should be read in conjunction with the section
Presentation of financial
information and Corem's financial reports, with accompanying notes, incorporated by reference, see Historical financial information in the section
Legal matters and
supplementary information.


CAPITALIZATION
Corem's capitalization and indebtedness as of 31 March 2021 are presented in the tables below.
EQUITY AND INDEBTEDNESS
Equity and indebtedness, MSEK
31 March 2021
Total current debt	3,793
Guaranteed	-
Secured	3,792
Unsecured	-
Total non-current debt	6,169
Guaranteed	-
Secured	3,512
Unsecured	2,657
Shareholder equity	7,691
Share capital	759
Other contributed capital	1,409
Retained earnings incl. net proft for the period	5,523


Net indebtedness, MSEK
31 March 2021
(A)	Cash	42
( )	Cash equivalents	-
(A)	Other current financial assets	4 ,355
( )	Liquidity (A)+(B)+(C)	4,397
(B)	Current financial debt (including debt instru-
ments, but excluding current portion	-
of non-current financial debt)	3,734
(C)	Current portion of non-current financial debt	58
(A)	Current financial indebtedness (E+F)	3,792
(B)	Net current financial indebtedness (G-D)	-605
(D)	Non-current financial debt (excluding current
portion and debt instruments)	3,512
(C)	Debt instruments	2,650
(E)	Non-current trade and other payables	7
(D)	Non-current financial indebtedness (I+J+K)	6,169
(E)	Total financial indebtedness (H + L)	5,564
ASSETS PLEDGED
The Company's pledged assets refer to collateral for loans in banks and for secured bonds. Of the Company's interest-bearing liabilities as of 31 March 2021, 63 per cent are secured through mortgages and / or shares in property-owning subsidiaries in accordance with common practice. An additional 10 per cent of the liabilities are pledged in the Company's holdings of tradeable shares. Secured debt in relation to the Company's assets amoun-ted to 44 per cent as of the balance sheet date, 31 March 2021.



Corem Offer 2021
67




CONTINGENT INDEBTNESS
The parent company's financial guarantee agreements consist mainly of guarantees in favor of subsidiaries. A contingency is reported when there is a possible undertaking that derives from events that have occurred and whose existence is confirmed only by one or more uncertain future events or when there is an undertaking that is not reported as a liability or a provision due to it not being probable that an outflow of resources will be required. As of 31 March 31 2021, contingent liabilities amounted to SEK 7,304 million.
As of 31 March 2021, the Company had entered into agreements regarding future payment obligations related to completion of development projects of SEK 54 million. Agreed investments and divestments in properties which have not yet been transferred amounted to a net receivable of SEK 60 million on the balance sheet date, 31 March 2021.
WORKING CAPITAL STATEMENT
Corem's Board of Directors assesses that the Company's working capital is not sufficient for the Company's needs for the coming twelve-month period (working capital in this context is defined as the Company's access to cash and cash equivalents excluding loan financing). Corem has loans maturing in September 2021 of SEK 342 million, in October 2021 for SEK 1,271 million and in March 2022 for SEK 991 million. The Board assesses that there may be a deficit in the Company's working capital if the Company was unable to refinance any of these loans.
Board makes the assessment that all loans maturing within the twelve-month period will be refinanced in the Nordic banking market or in the capital market. The Board also makes the assessment that investments and other commitments over the coming twelve months will be financed through the Company's cash flow, existing unutilized credit facilities and / or new loans. Corem is a real estate company and operates in a capital-inten-sive business. Corem's ongoing operations consist of, among other things, regularly refinancing maturing loans and raising new loans which, together with the Cpmpany's generated cash flow, is needed to finance future investments. By being active in the credit market, with access to several different sources of capital and creditors, the risk of the Company not being able to obtain access to financing at attractive prices is reduced. The Company's access to unutilized credit facilities further limits the risk. Part of the Company's finance policy is to have maturities spread over time in order to reduce refinancing risk. Liquidity forecasts for the coming twelve months are prepared on an ong-oing basis and is reported regularly to the Board. The purpose of the liquidity forecast is to verify the need of capital and enable a forward-looking approach.


Corem finances its operations with equity, via banks, credit institutions and the Swedish bond market. As of 31 March 2021, Corem's interest-bearing liabilities amounted to SEK 9,961 million, of which SEK 3,792 million are due for payment within twelve months.
Credit maturity coming twelve months (from 31 March 2021) Credit maturity 12 months forward.
as of 31 March 2021
MSEK
April 2021
1,188
September 2021
342
October 2021
1,271
March 2022
991
Total
3,792

The Company's cash and cash equivalents as of 31 March
2021 amounted to SEK 42 million. In addition, remaining unutilized credit facilities amounted to SEK 707 million.
For loans that mature within twelve months, and to finance future investments which cannot be paid through the Company's own cash flow, Corem intends to refinance and raise new loans from existing creditors or to raise new loans on the capital market. Refinancing occur as existing loans fall due for repayment. The Company deems the prospect to refinance the Company's loans as they mature as very good.
If a maturing loan, due to circumstances that is not yet known, cannot not be refinanced, the Company may utilize its existing credit facilities of SEK 707 million with short notice. Alternativly, the Company may sell its listed sharehldings, which on the ba-lance sheet date was vaued at SEK 1,710 million excluding listed shares in Klovern. The shares are listed on Stockholm Nasdaq, Large Cap, and are deemed to be realizable at very short notice.
With a longer time perspective of 2-6 months, the Company can sell properties. In the event that all the above measures should fail, and the Company becomes insolvent, the pledged assets can be claimed by the mortgagees.
SIGNIFICANT FINANCIAL EVENTS
AFTER 31 DECEMBER 2020
Ongoing voluntary exchange offer to
preference shareholders
On 30 March 2021, Corem made an exchange offer to its pre-ference shareholders to exchange their preference shares for newly issued ordinary shares of class D in Corem (the "Exchange Offer"). In the Exchange Offer, Corem offers 1.12 ordinary shares of class D in Corem for each preference share in Corem that is redeemed. For each preference share, Corem pays a redemption



68
Corem Offer 2021




claim of a nominal amount of SEK 323.0. The redemption claim will be used, and can only be used, to pay for subscribed ordina-ry shares of class D by way of set-off. The redemption claim falls due in connection with the time of payment of subscribed shares in such set-off issue. Provided that all Corem's preference shares are submitted in the Exchange Offer, 4,032,000 ordinary shares of class D will be issued in the set-off issue, based on an issue price for the newly issued ordinary shares class D of SEK
288.3958. Redeemed preference shares will be canceled. The acceptance period for participating in the Exchange Offer is between 28 M ay-11 June 2021.
Due to the Exchange Offer, Corem intends to publish a prospec-tus (the "Prospectus") around 12 May 2021. For further informa-tion about the Exchange Offer and its effects on the Company's shares and capital structure, please refer to the Prospectus which will be available on Corem's website www.corem.se and on the Swedish Financial Supervisory Authority's website www.fi.se. The Prospectus and the information on the websites do not form part of the Offer Document.
Outcome of bond repurchase due to
Change of Control event
On 3 March 2021, Corem issued a notification stating that all bondholders of Corem's outstanding senior unsecured bonds 2020/2023 with variable interest with a framework amount of SEK 2,000 million (of which SEK 1,250 million has been issued) with ISIN SE0013877008 (the "2020/2023 Bonds") and senior unsecured green bonds 2020/2024 with variable interest with a framework amount of SEK 2,000 million (of which SEK 1,400 mil-lion has been issued) with ISIN SE0015192521 (the "2020/2024 Bonds") have the opportunity to sell back their bonds to Corem (the "Repurchase Offer"). The notification was issued due to a Change of Control event in accordance with the terms for the 2020/2023 Bonds and the 2020/2024 Bonds had occurred, as a result of M2 Asset Management AB (publ) becoming the owner of more than 50 per cent of the votes in Corem.
Bondholders of the 2020/2023 Bonds have accepted repurchas-es for a total nominal amount of SEK 376 million, corresponding to approximately 30 per cent of the total number of bonds issu-ed under the 2020/2023 Bonds. Bondholders of the 2020/2024
Bonds have accepted repurchases for a total nominal amount of SEK 216 million, corresponding to approximately 15 per cent of the total number of bonds issued under the 2020/2024 Bonds.


The bonds are repurchased at a price corresponding to 101 per cent of the nominal amount together with accrued interest until the repurchase date, in accordance with the terms for the 2020/2023 Bonds and the 2020/2024 Bonds, respectively.
Payment for the repurchased bonds will be paid on 3 June 2021. Issue and listing of bonds
On 15 January 2021,18 January 2021, and 3 February 2021, respectively, Corem announced three issues of unsecured green bonds totaling SEK 550 million under Corem's existing green bond loans maturing in April 2024. The bond loan has a fra-mework amount of SEK 2,000 million of which SEK 1,400 million has been utilized. The additional bonds were issued on 22 January 2021 and 10 February 2021, respectively, and run at a variable interest rate of Stibor 3m + 350 basis points with final maturity on 29 April 2024. The bonds are traded on Nasdaq Stockholm's
Sustainable Bond List.
INVESTMENTS MADE DURING THE
THREE LATEST FINANCIAL YEARS
Corem invested SEK 354 million in the property portfolio in 2018, attributable to construction, remodelling and extensions. n addi-tion to the investments, Corem acquired 19 properties for a total amount of SEK 1,181 million.
Corem invested SEK 506 million in the property portfolio in 2019, attributable to construction, remodelling and extensions. In addition to the investments, Corem acquired properties of seven properties for a total amount of SEK 350 million.
Corem invested SEK 741 million in the property portfolio in 2020, attributable to construction, remodelling and extensions. n addition to the investments, Corem acquired properties in ten properties for a total amount of SEK 478 million.
During the period 1 January-31 March 2021, Corem has invested
SEK 128 million in the property portfolio. In addition to the investments, Corem has acquired properties for SEK 192 million. The ongoing investments are financed through existing equity and borrowed capital. The properties acquired during the quarter is Hedenstorp 1:99 in Jonkoping and Kalvsvik 16:20 in Haninge, Stockholm.



58 Den exakta emissionskursen 6r 288,392857142857 kronor.



Corem Offer 2021
69





BOARD OF DIRECTORS, SENIOR
EXECUTIVES AND AUDITORS
THE BOARD OF DIRECTORS
According to Corem's Articles of Association, the Board
shall consist of a minimum of
five and a maximum of eight members without deputies,
elected by the shareholders
at the Annual General Meeting. The board currently
consists of five board members.
All Board members were elected at the Annual General Meeting of 2021, for the period until the end of the Annual General Meeting of 2022.
The table below shows
the Board members, their position when they were first elected and whether they are considered independent in relation to the Company and in relation to the Company's major shareholders.
Name
Position
Elected
Independent in relation to
the company and Company
management
Independent in relation
to the Company's major
shareholders
Patrik Essehorn
Chairman
2008
No
No
Fredrik Rapp
Member
2018
Yes
Yes
Christina Tillman
Member
2010
Yes
No
Katarina Klingspor
Member
2020
Yes
Yes
Magnus Uggla
Member
2020
Yes
Yes


Patrik Essehorn (Born 1967)
Position: Chairman of the Board since 2010, and Board member since 2008. Shareholding in Corem: 10,000 ordinary shares of class A, 100,000 ordinary shares of class B and no preference shares.
Education: Swedish Law degree, Jur. kand.
Other ongoing assignments/positions: Chairman of the Board and partner at Walthon
Advokater AB. Chairman of the Board of Tobin Properties
AB, Kista Square Holding AB and
member of Patrik Essehorn Advokat AB. Board member and CEO of EssehornNorrman Advokat AB.
Previous assignments/positions (last five years):
Board member in A Group of Retail Assets
Sverige AB. Chairman of the board in JR Markteknik AB. Partner at MAQS Law Firm. Dependent in relation to the Company and the Company management. Dependent in relation to the Company's major shareholders.

70
Corem Offer 2021




Fredrik Rapp (Born 1972)
Position: Board member, elected to the Board in 2018.
Shareholding in Corem: 749,999 class A ordinary shares, 7,499,990 class B ordinary shares and no preference shares.
Education: Master of Business Administration.
Other ongoing assignments/positions: CEO and board member of Promonagruppen AB. Chairman of the Board of Xano Industri AB (publ), Argynnis
Group AB, Serica Consulting AB
and Svenska Handbollsforbundet. Board member of Itab
Shop Concept AB (publ), Ages
Industri AB (publ), Primekey Solutions AB and Segulah AB.
Previous assignments/positions (last five years):
Chairman of the Board of Standby Ak-
tiebolag, Standby Group AB, Binar Solutions AB,
Binar Handling AB, IRCON Drying Systems
Aktiebolag, PDS Automotion AB and ITAB Shop Concept AB.
Independent in relation to the Company and the Company management. Independent in relation to the Company's major shareholders. Christina Tillman (Born 1968)
Position: Board member, elected to the board in 2010.
Shareholding in Corem: 571,441 ordinary shares of class A, 5,714,410 ordinary shares of class B and 40,150 preference shares.
Education: Master of Business Administration.
Other current assignments/positions: Christina Tillman is Chairman of the Board of NF11 Hol-ding AB, CEO and Board member of YPO Guld Service AB,
Board member of Volati AB (publ),
Grimaldi Industri Aktiebolag, Cycleurope AB, Clean6 holding AB, Stocksund Financial Manage-ment AB, Stocksund Financial Services AB and acting
CEO of Hunter Sales in Stockholm AB.
Previous assignments/positions (last five years):
Chairman of the Board of House of Dagmar
AB. Board member of Skofabriken Kavat AB and Coop Sverige AB.
CEO of Happy Plugs AB.
Independent in relation to the Company and the Company management.
Dependent in relation to the Company's major shareholders.
Katarina Klingspor (Born 1963)
Position: Board member, elected to the board in 2020.
Shareholding in Corem: No ordinary shares of class A, 3,000 ordinary shares of class B and 150 preference shares.
Education: MBA and economics and law studies.
Other ongoing assignments/positions: Chairman of the Board of Srf Konsulterna AB and board member of Ludvig & Co Holding AB and Ludvig & Co
Group AB, Svenska Viltmataka-
demin and Biby Forvaltnings AB.
Previous assignments/positions (last five years): Board member of A Group of Retail Assets
AB. CEO of LRF Konsult AB and AFLK Group AB.
Independent in relation to the Company and the Company management. Independent in relation to the Company's major shareholders.
Magnus Uggla (Born 1952)
Position: Board member, elected to the board in 2020.
Shareholding in Corem: No ordinary shares of class A, 80,000 ordinary shares of class B and no preference shares.
Education: Master of Science in Engineering, Master of
Business Administration.
Other ongoing assignments/positions: Chairman of the Board of Sagolekhuset Junibacken
AB and Uggla Advisory AB.
Previous assignments/positions (last five years):
Board member of Swedbank AB, Svensk
Exportkredit AB and Hoist Finance AB. Chairman of the
Board of Fotografska Museet AB.
Independent in relation to the Company and the Company management.
Independent intorem Offer 2021
relation to the Company's major shareholders.


SENIOR EXECUTIVES
Corem's Group Management consists of five people.
Below is information on their
position, education, experience, ongoing assignments and previous assignments during the past five years, as well as shareholdings in
Corem. Assignments in
subsi-diaries have been excluded.
Name	Assignment	Employed by Corem since
Eva Landen	CEO	2008
Jerker Holmgren	Business and Project Development Manager	2008
Anna-Karin Hag	CFO	2018
Jesper Carlsoa	Marketing and Rental Manager	2008
Anna Lidhagen Ohlsen	Property Manager	2016


Eva Landen (Born1965)
Position: CEO, since 2012. Employed since 2008.
Shareholding in Corem: 6,120 ordinary shares of class A, 56,570 ordinary shares of class B and 250 preference shares.
Education/experience: Master of Business Administration.
Former CFO and Deputy CEO at
Corem, CFO at Bonnier City fastigheter AB and before that authorized auditor at PwC.
Other ongoing assignments/positions: Board member of Klovern AB (publ) and Chairman of the Board of Specialfastigheter Sverige A B (publ).
Previous assignments/positions (last five years): None.



Jerker Holmgren (Born 1960)
Position: Business and Project Development Manager, employed since 2008. Shareholding i n Corem: 4,000 ordinary shares of class A, 41,500 ordinary shares of class B and n o preference shares.
Education/experience: Master o f Science in Engineering.
Former business manager for
project development at AP Fastigheter AB, marketing manager and project manager at Pea b and property manager and project manager at Skanska
Fastigheter AB.
Other current assignments/positions: None
Previous assignments/positions (last five years):
Property manager a t Core m from 2008 to 2016. Board member of Fasadglas Backlin AB from 2012 to 2019.

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Corem Offer 2021




Anna-Karin Hag (Born 1973)
Position: CFO, employed since 2018.
Shareholding in Corem: 1,300 class A ordinary shares, 3,100 class B ordinary shares and 50 preference shares.
Education/experience: Master of Economics. Former CFO at
Humlegxrden Fastigheter AB
and CFO at John Mattson Fastighets AB. Prior to that, he was previously employed by AP
Fastigheter / Vasakronan and PwC Corporate Finance Real Estate.
Other current assignments/positions: None
Previous assignments/positions (last five years): CFO at Humlegxrden Fastigheter AB.
Jesper Carlsiiii (Born 1971)
Position: Marketing and Rental Manager since 2011, employed since 2008. Shareholding in Corem: 3,250 ordinary shares of class A, 11,354 ordinary shares of class
B and 100 preference shares.
Education/experience: Economics at Stockholm University.
Former Regional Manager
Stockholm at Corem and manager at the M2 Group.
Prior to that, Jesper ran one of
Sweden's largest advertising agencies with operations in Sweden, Norway and Denmark for just over 10 years.
Other ongoing assignments/positions: Board member of Nilocom Holding AB and Otologi-ca
Aktiebolag.
Previous assignments/positions (last five years):
Board member Sweden Quality of Service
IT-Support AB.
Anna Lidhagen Ohlsen (Born 1973)
Position: Property manager, employed since 2016.
Shareholding in Corem: No ordinary shares of class A, 15,541 ordinary shares of class B and no preference shares.
Education/experience: Master of Science in Engineering /
Real Estate Economist. Former
Market Area Manager Ostra City at Hufvudstaden and
Head of Administration for the Stock-
holm Region at Corem.
Other current assignments/positions: None
Previous assignments/positions (last five years):
Market Area Manager Ostra City at
Hufvudstaden AB 2015-2016.


Corem Offer 2021
73




AUDITOR
According to Corem's Articles of Association, the Company must have one or two auditors with maximum the same number of deputies or one or two registered auditing companies. Corem's auditor is appointed annually by the Annual General Meeting. The Company's auditor since 2012 is Ernst & Young Aktiebolag, which at the 2021 Annual General Meeting was re-elected for the period until the end of the 2022 Annual General Meeting. The principal auditor is Katrine Soderberg (born 1981). Katrine Soderberg is an authorized auditor and a member of FAR. Ernst & Young Aktie-bolag's address is Box 7850, 103 99 Stockholm.
OTHER INFORMATION REGARDING BOARD OF
DIRECTORS AND SENIOR EXECUTIVES
There are no family ties between any of the board members or senior executives. There are no conflicts of interest or potential conficts of interest between the Board members' and senior executives' commitments to the Company and their private interests and/or other commitments. There are also no arrange-ments or agreements with major shareholders, customers or the like according to which persons in administrative, management and control bodies have been appointed. However, the Com-pany's Nomination Committee shall consist of the Chairman of the Board and one representative each from the three largest owners in the Company (see the section Corporate Governance below).
There are also no agreements between Group companies and the Company's members of administrative, management or supervisory bodies regarding benefits after the respective as-signments have been completed. Board member Patrik Essehorn is a partner in Walthon Advokater AB, which regularly provides legal advice to the Group. Board member Fredrik Rapp has been a board member of Nohab Industri Trollh?ttan AB and resigned from his post at the same time as the company went into volun-tary liquidation in 2018.
In addition to the above, no board member or senior executive has in the past five years (i) been convicted in fraud-related ca-ses, (ii) represented a company that has been declared bankrupt or liquidated, or has been the subject of bankruptcy proceedings,
(iii) has been the subject of an indictment and/or sanction by authorities empowering by law or regulation (including approved professional associations) or (iv) has been barred by a court from being a member of an issuer's administrative, management or supervisory body or from having a leading or overall functions of an issuer.


SALARIES AND REMUNERATION TO THE BOARD OF
DIRECTORS AND SENIOR EXECUTIVES
Remuneration to the Board
Remuneration to the Board was decided by the Annual
General Meeting of 2021 to a total of SEK 1,040,000, of which SEK 320,000 was paid to the Chairman of the Board and SEK
180,000 was paid to the other members.
Principles for remuneration to the President and Group Management
Remuneration and benefits to the President and Group Mana-gement are decided by the Board in accordance with principles established by the Annual General Meeting. In the notice conve-ning the Annual General Meeting, the Board presents proposals for principles for remuneration and other terms of employment for the President and Group Management, which are decided by the Annual General Meeting. The current principles for remu-neration to senior executives in Corem were established at the Annual General Meeting of 2020, to apply for a maximum period until the end of the Annual General Meeting of 2024.
The process for determining the conditions must be formalized and transparent as well as contain the relationship between fixed and variable remuneration and take into account the relationship between performance and remuneration. Corem shall have the remuneration levels and terms of employment required to recruit and retain senior executives with good skills and capacity to achieve set goals, implement the business strategy and safe-guard the Company's long-term interests, including its sustai-nability work. Marketability and competitiveness shall apply as overarching principles for remuneration to senior executives. The compensation consists of fixed and variable salary, pension and other benefits.
Remuneration paid and other remuneration during 2020 The table below shows remuneration and other benefits to the Board and senior executives for the financial year 2020, which amounted to a total of SEK 11,213,000.




All board members and senior executives can be reached via the
Company's address, Riddargatan 13 C, 114 51 Stockholm.
74
Corem Offer 2021




Tkr
Salaries, Fees
and benefits
Pension costs
Social costs including
payroll tax
Total
Chairman of the Board, Patrik Essehorn
317
-
99
416
Rutger Arnhult (resigned in March 2021)
177
-
56
233
Jan Sundling (resigned in May 2020)
56
-
6
62
Carina Axelsson (resigned in May 2020)
56
-
18
74
Christina Tillman
177
-
56
233
Fredrik Rapp
177
-
56
233
Magnus Uggla (entered May 2020)
120
-
12
132
Katarina Klingspor (entered May 2020)
120
-
38
158
VD Eva Landen
3,494
785
1,288
5,567
Other senior executives (4 (4)), of which variable
remuneration amounts to SEK 0,6 million (1,3)
6,519
1,244
2,350
10,113
Total
11,213
2,029
3,979
17,221



The Company's remuneration guidelines:
scope, purpose and deviations
A prerequisite for a successful implementation of the Company's business strategy and the safeguarding of its long-term interests, including its sustainability work, is that the Company can recruit and retain qualified employees. This requires that the Company can offer competitive remuneration. The Company's remuneration guidelines mean that senior executives must be offered market-based remuneration, which is in relation to responsibilities and powers. The compensation may consist of the following components; fixed salary, any variable remuneration, pension
Fixed
Executive	remuneration
Eva Landen	KSEK 3,110


benefits and other benefits. In 2020, the Company followed the applicable remuneration guidelines adopted by the Annual General Meeting. No deviations from the guidelines have been made and no deviations have been made from the decision-making process that according to the guidelines is to be applied to determine the compensation. No remuneration to senior executives has been demanded back by the Company.
Variable
Pension
Other
Total
remuneration
benefits
benefits
remuneration
KSEK 384
KSEK 758
KSEK 121
KSEK 4,400


RELATED PARTY TRANSACTIONS
Services between Group companies and related parties are
charged according to market pricing and on commercial terms. Intra-group services consist of management services and debi-
ting of group interest.
No board member, senior executive or other person designated as a related party in accordance with applicable rules, currently or during the period covering the historical financial information, has any direct or indirect participation in any business transac-tion with the company that is or has been unusual in nature or their terms. Below is an account of related party transactions during the last three financial years.
2008
In 2018, remuneration to Locellus Forvaltning AB amounted to approximately SEK 0.9 million. Locellus Forvaltning AB is owned by Corem's then board member Rutger Arnhult. A contract agreement signed with W6stbygg AB in June 2017 regarding the construction of Pro Stop Borb's stages 1 and 2 was terminated in 2018. W6stbygg AB is controlled by Corem's then board member
Rutger Arnhult. Transactions with W6stbygg AB during the period amounted to SEK 63.3 million. In 2017, Corem signed a contract agreement with Logistic Contractors (LC) regarding the construction of a new facility in Helsingborg. LC is owned by Corem's then board member Rutger Arnhult. The project was completed in February 2018. Transactions with LC during the pe-riod amounted to SEK 5.9 million. In 2017, Corem also signed an agreement with LC on the acquisition of the Flathult 80: 9 pro-perty, with access in February 2018. A decision on the acquisition was made at the Extraordinary General Meeting on November 10, 2017. In addition, the Group purchased legal services from MAQS Advokater in 2018, in which Patrik Essehorn was a co-owner.


2019
In 2019, an agreement was signed with W6stbygg regarding the construction of Pro Stop Backa, Gothenburg, and regarding the construction of Pro Stop Borb's stage 3A. Transactions with W6stbygg in 2019 amounted to SEK 200 million. In addition, the Group purchased legal services in 2019 from Walthon Advokater, in which Patrik Essehorn, Chairman of the Board, is a partner.
2020
In 2019, an agreement was signed with W6stbygg regarding the construction of Pro Stop Backa, Gothenburg, and regarding the construction of Pro Stop Borb's stage 3A. Transactions with W6stbygg amounted to SEK 170 million in 2020. In addition, the Group purchased legal services from Walthon Advokater in 2020, in which Patrik Essehorn, Chairman of the Board, is a partner.
First quarter, 2021
A contract agreement was signed in 2019 with W6stbygg AB regarding the construction of Pro Stop Backa, Gothenburg. Transactions with W6stbygg amounted to SEK 27 million during the quarter. W6stbygg is controlled by the main owner Rutger Arnhult.
In addition, during the year the Group purchased legal services from Walthon Advokater, in which Patrik Essehorn, Chairman of the Board, is a partner.



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Corem Offer 2021




CORPORATE GOVERNANCE


LEGISLATION, SWEDISH CODE OF CORPORATE
GOVERNANCE AND ARTICLES OF ASSOCIATION
Corem Property Group AB is a Swedish public limited company and is regulated by Swedish legislation, primarily through the Swedish Companies Act (2005: 551). The Company's shares are traded on Nasdaq Stockholm, Mid Cap, which is why the Company also applies the Nasdaq Nordic Main Market Rulebook for Issuers of Shares. The Company also applies the Swedish
Code of Corporate Governance (the "Code") (Sw. Svensk kod for bolagsstyrning) and the Rules on Remuneration to senior executives on incentive programs (the "Remuneration Rules")
(Sw. Regler om ersattningar till ledande befattningshavare om incitamentsprogram) as well as other applicable Swedish and foreign laws and regulations. The Code, which is administered by the Swedish Corporate Governance Board, is based on self-regulation and the principle of following or explaining. The purpose is to create good conditions for active and responsible ownership. The remuneration rules express good practice in the Swedish stock market regarding remuneration to the Company's senior executives as well as share-related incentive programs and supplement the limited companies regarding remuneration guidelines and remuneration reports. The above-mentioned laws and regulations, together with the Articles of Association, consti-tute the external framework for Corem's corporate governance.
In addition, there are internal regulations issued by the Board, of which the most important are the Board's rules of procedure
(Sw. styrelsens arbetsordning), instructions for the CEO and policies, which constitute frameworks for the day-to-day operational activities in the Company, including risk management and codes of ethics and conduct.
ARTICLES OF ASSOCIATION
The Articles of Association, which are adopted at the Annual General Meeting, is a central document which, together with applicable laws, state the operations and governance of the Company. Corem is registered with the organization number 556463-9440 and with its registered office and head office at Riddargatan 13C in Stockholm. Corem's business is to directly, or indirectly through subsidiaries acquire, own, manage and deve-lop properties, and conduct compatible business therewith. The most recently registered Articles of Association were resolved at the Annual General Meeting on 29 April 2021. The Articles of As-sociation, which otherwise contain information on, among other things, share capital, redemption reservations for preference shares, dividends, number of board members and auditors and provisions on notice and agenda for the Annual General Meeting, are available in full under the section Articles of Association for Corem on p. 89.


ANNUAL GENERAL MEETING
The Annual General Meeting is the Company's highest decision-making body where the shareholders' right to decide in the Company's affairs can be exercised. At the Annual General Meeting, decisions are made regarding the annual report, dividend, election of the Board and auditors, as well as discharge from liability for the Board and the President. The Annual General Meeting will be held in Stockholm within six months after the end of the financial year. Decisions at the general meeting are usually made by a simple majority (i.e. with the support of more than half of the votes cast at the meeting). The Swedish Companies Act requires that certain proposals must be accepted by a larger majority of the represented shares as well as votes cast at the Annual General Meeting.
To participate in decision-making, the shareholder must be present at the meeting, either in person or through a proxy. In addition, it is required that the shareholder is registered in the share register kept by Euroclear no later than six banking days before the Annual
General Meeting and that the shareholder notifies the Company of its intention to participate no later than the date specified in the notice. Shareholders whose shares are nominee-registered with a bank or other nominee must, in addition to informing the Company, request that their shares be temporarily registered in their own name in the share register kept by Euroclear, in order to be entitled to attend the Annual General Meeting. Voting rights registrations for nominee-registered shares that have been made no later than four banking days prior to the meeting is taken into account when producing the shareregister.
Shareholders should inform their nominees well in advance of the record date. Shareholders who wish to have a matter considered at the Annual General Meeting must request this in writing from the Company's Board. Such a request must normally be received by the Board no later than one week before the notice of the An-nual
General Meeting may be issued at the earliest in accordance with the Swedish Companies Act.
THE NOMINATION COMMITTEE
The Annual General Meeting 2021 resolved that the Nomination
Committee shall be appointed annually and consist of the Chairman of the Board and a representative each from the three largest owners in the Company as of the last day for trading in August, the year before the Annual General Meeting. In the event that the requested shareholder does not wish to appoint a mem-ber to the Nomination Committee, the next largest shareholder shall be consulted until the Nomination Committee consists of four members. The Nomination Committee's tasks include submitting proposals to the Annual General Meeting regarding the Chairman of the Annual General Meeting,
Chairman of the Board, Board members, auditor, remuneration for the Board and



Corem Offer 2021
77




auditor, remuneration for committee work, rules regarding the composition of the Nomination Committee and the procedure for replacing a member of the Nomination Committee before its work has been completed.
THE BOARD OF DIRECTORS
The Board is appointed by the Annual General Meeting on the proposal of the Nomination Committee and according to the Ar-ticles of Association, the Board shall consist of a minimum of five and a maximum of eight members without deputies. The Board manages Corem on behalf of the owners by setting goals and strategy, evaluating the operational management and ensuring routines and systems for following up the established goals. This means, among other things, that the Board must continuously assess the Company's financial situation and that the Company's financial conditions are controlled in a reassuring manner. Accor-ding to the Swedish Companies Act, the Board is responsible for the Company's organization and the management of the Com-pany's affairs. The Board shall also appoint a CEO review that the CEO fulfills his/her obligations, and determine the salary and other remuneration tof the CEO and other senior executives. It is also the Board's responsibility to ensure that the correct infor-mation is provided to Corem's stakeholders, that Corem complies with laws and regulations and that the Company develops and implements internal policies and guidelines.
For its work, the Board of Directors of Corem has established rules of procedure and instructions for the CEO, in which the commitments of the Board and the CEO and the division of work between them are regulated. The instruction for the CEO sets fourth, among other things, restrictions regarding which agre-ements the CEO can enter into.
According to Nasdaq Stockholm's regulations and the Code, the majority of the members elected by the Annual General Meeting must be independent in relation to the Company and the Com-pany management and at least two must also be independent in relation to the Company's major shareholders. Independence in relation to the Company and its principal owners means that extensive business relationships with the Company do not exist and that the board members individually represent less than 10 per cent of the highest of the shares or votes in Corem. Remuneration Committee and Audit Committee
According to a decision made by Corem's Board of Directors, the Board itself performs the tasks that would otherwise be the re-sponsibility of a Remuneration Committee and an Audit Commit-tee to perform, as this was considered to be the most appropriate and economical solution for a company of Corem's size. One of the consequences of this decision will be that the Board's task is to analyzes accounting issues that are important to Corem, to ensure the quality of the Company's financial reporting and also to work on following up the results of the external audits.


The Board meets the Company's auditor on an ongoing basis to be informed of the focus and scope of the audit and to discuss the view on the Company's risks. The Board establishes guidelines for which services other than auditing that the Company may procure from the Company's auditor. The Board evaluates the audit effort and informs the Company's Nomination Committee of the results of the
evaluation and assists the Nomination Committee in preparing proposals for the auditor and remuneration of the auditor's
contribution. The remuneration committee's task is to prepare questions regarding remuneration to the CEO and senior executives for decision by the Board.
Chairman of the Board
The Chairman of the Board is appointed by the Annual General
Meeting and has a special responsibility to ensure that the
Board's work is well organized and conducted efficiently. The chairman shall in particular:
*	Maintain continuous contact with and act as a discussion partner and support to the CEO and consult with the CEO on strategic issues.
*	Ensure that the Board receives satisfactory information and
supporting documents for its work.
*	Ensure that the members of the Board, through the care of the
CEO, continuously receives the information needed to be able to follow the company's position and development.
*	Be chairman of the Board meetings, consult with the CEO on the agenda and ensure that notice is given.
*	Organize and lead the Board's work, encourage an open and
constructive discussion in the Board, to create the best possible conditions for the Board's work.
*	Ensure that cases are not handled in violation of the provisions of the Swedish Companies Act and the Articles of Association.
*	Ensure that the Board members are familiar with the insider
legislation and the company's insider policy.
*	Ensure that new Board members undergo the required intro-
ductory training as well as the other training that the chairman of the Board and the members jointly find suitable.
*	Ensure that the Board continuously is updating and deepening its knowledge of Corem.
*	Take responsibility for contacts with the owners regarding ow-
nership issues and convey views from the owners to the Board.
*	Follow up that the Board's decisions are implemented in an
efficient and correct manner.
*	Ensure that the Board's work is evaluated annually.
CEO AND GROUP MANAGEMENT
The CEO is appointed by and is subordinate to the Board. The CEO's most important task is to manage the day-to-day mana-gement of the company and lead the business in accordance with the Swedish
Companies Act, other laws and regulations and current rules for stock market companies including the Swedish



78
Corem Offer 2021




Code of Corporate Governance, the Articles of Association and the framework laid down b y the Board's instructions. The instruc-tions in the rules of procedure clearly state which matters and which questions are to be submitted to the Board for decision, as well as the powers of the CEO.
The CEO, in consultation with the Chairman of the Board, produ-ces the necessary information and documentation a s a basis for the Board's work and for the Board t o b e able to make well-foun-ded decisions, present matters and justify proposed decisions, and report t o the Board o n the Company's development. The President leads the work o f the Group management and makes decisions i n consultation with the other management.
In addition t o the CEO Eva Landen, the Group Management consists of CFO Anna-Karin Hag, Project and Business Develop-ment Manager Jerker Holmgren, Property Manager Anna
Lidha-gen Ohlsen and Rental and Marketing Manager Jesper
Carlson. A more detailed presentation of the Group
Management can be found in the section Board, senior executives and auditors, above.

AUDITORS
According to the Articles of Association, the Company must have one or two auditors with a maximum o f the same number of deputies. At the Annual General Meeting 2021 it was decided that the number of auditors in the Company shall continue t o amount to one and for the period until the end of the Annual General Me-eting 2022 the auditing company Ernst & Young AB was elected as the Company's auditor. Ernst & Young AB appointed Katrine
Soderberg as the principal auditor.
The auditor shall review the Company's annual report and ac-counts a s well a s the Board's and the CEO's administration. After each financial year, the auditor shall submit a n audit report t o the Annual General Meeting.
The Board meets the Company's auditor on an ongoing basis to be informed of the focus and scope of the audit and to discuss the view on the Company's risks. The Board establishes guideli-nes for which services other than auditing that the Company may procure from the Company's auditor. The Board evaluates the audit effort and informs the Company's Nomination Committee of the results of the evaluation and assists the Nomination Committee in preparing proposals for the auditor and remunera-tion o f the auditor's contribution.
INTERNAL CONTROL
Core m handles ongoing risks that may affect the business and the ability to achieve set goals. To limit the impact of risks, pro activity, good internal governance and control are required.
The Board's responsibility for internal control is regulated in the Swedish Companies Act and i n the Code. This responsibility includes annually evaluating the financial reporting the Board receives and setting requirements for its content and design to ensure the quality of the reporting. This requirement means that the financial reporting must b e appropriate with the application o f current accounting rules and other requirements for listed companies. The following description i s the Board's report on internal control regarding financial reporting.
Corem has defined internal control as a process, which is influen-ced by the Board, the Audit Committee, the Remuneration Com-mittee, the CEO, Group Management and other employees. It i s designed t o provide a reasonable assurance that Core m's goals are achieved i n terms of efficient and effective operations, reliab-le reporting and compliance of applicable laws and regulations. The process is based on the control environment that creates discipline and structure for the other components of the process - risk assessment, control activities, information and communica-tion and follow-up. The Board must ensure that the Company has good internal control and continuously stays informed about and evaluates that the systems for internal control work.
In accordance with its investment strategy, Core m intends t o continue its growth through the acquisition o f properties and through investments i n existing properties. The Company invests i n properties that meet the Group's requirements for good re-turns and balanced risk. Each investment i s examined separately a t each individual decision occasion.
The control environment i s the values and ethics that the Board, the Audit Committee, the CEO and the Group Management com-municate and operate from outside, a s well a s the Group's orga-nizational structure, leadership, decision-making paths, powers, responsibilities and the competence that employees possess. Core m's values constitute a long-term commitment that, linked t o business concept, goals and strategies, guides employees i n their daily operations. Central i s also the decision-making paths, authorities and responsibilities that have been documented and communicated i n governing documents such a s the Board's rules o f procedure, CEO instructions, financial policy, instructions for financial reporting t o the Board and certification instructions. Internal policies, guidelines and manuals are also important for internal control. The responsibility for maintaining a n effective control environment and that the ongoing work with internal control i s complied with i s delegated t o the CEO.
The Company's information and communication channels aim t o ensure efficient and accurate information t o all parts o f the busi-ness, the market, and relevant authorities. Policies and guidelines are made available and known t o the staff concerned, while information o n events, development and status i n the various parts o f the business i s fed back t o Core m's Board, Audit Com-mittee, CEO and the Group Management a s a basis for making well-founded decisions.



Corem Offer 2021
79




External information consists, for example, of statutory reporting to authorities and reporting of financial information. The Compa-ny shall deliver fast, accurate, relevant and reliable information to existing and potential shareholders and other stakeholders.
The Company submits interim reports on operations quarterly, as wel as year-end report and annual report for the entire financial year. Corem uses the website to quickly deliver information to the stock market. Significant events are published on an ongoing basis through press releases. To ensure that the external provision of information is correct and complete, there is an information policy.
Internal information is provided through regular meetings, com-pany conferences and via the Company's intranet. The intranet's main purpose is to function as a platform through which current and relevant information is made available to employees.
Risk management is built into the company's processes and various methods are used to assess and limit risks as well as to ensure that the risks to which Corem is exposed are managed in accordance with established policies and guidelines. In accordan-ce with the rules of procedure, the Board conducts a review of internal control annually together with the Company's auditors. Existing risks are identified and measures are established to reduce these risks. Through the company's business work plan, both business and sustainability risks are identified on an ongoing basis and measures are proposed and implemented.
Revisions of policies are made on an ongoing basis and approved by the Board once a year. During the year, the Company's board adopted the following ten policies: Finance policy, Dividend poli-cy, Related party policy, Crisis management policy, Work environ-ment policy, Policy for personal data processing, Information policy, Insider policy, Sustainability policy and Policy for approval of non-audit services. An important instrument for ensuring good internal control is certification instructions, financial manual with routine descriptions, as well as internal guidelines that are decided at CEO level. The Board maintains an ongoing dialogue with the Company's auditors and management to ensure that the internal control systems work. In addition to the overall policy package that has been adopted, the Board has also adopted a code of conduct that contains an overall picture of the Compa-ny's values and overall requirements for the entire operation.


Internal audit
Corem's board has made the assessment that no separate function for internal audit needs to be established. The approach that Corem applies for follow-up and control is considered sufficient. Corem has a decentralized and transparent organization. Financial operations, finance and rental administration as well as external and internal information are based at the head office. Follow-up of results and balance sheets are done quarterly by the various functions as well as by those responsible for Corem's regions, company management and the board. The CFO attends as an adjunct/secretary at all Board meetings. Other salaried employees in the Group regularly attend
Board meetings as rapporteurs on special issues. Clear documentation via policies and instructions, together with recurring follow-up and regular discussions with the auditor, ensures the correctness of the processes. Handling and reporting are formally reviewed by the Company's auditor and reported to the Board.



80
Corem Offer 2021




THE SHARE, SHARE CAPITAL
AND OWNERSHIP


INFORMATION ABOUT THE SHARE
According to Corem's Articles of Association, the share capital shall amount to a minimum of SEK 700,000,000 and amount to a maximum of SEK 2,800,000,000 distributed to a minimum of 350,000,000 shares and a maximum of 1,400,000,000 shares. There are three types of shares that were issued by the Company before the Offer; ordinary shares of class A, ordinary shares of class B and prefe-rence shares. As of 31 March 2021 the Company's registered share capital amounted to SEK 758,677,760, distributed between 379,338,880 shares, of which 32,510,017 ordinary shares of class A, 343,228,863 ordinary shares of class B and 3,600,000 preference shares, with a quota value of SEK
2.00 per share. All shares are fully paid.
As of 31 March 2021 the Company held 2,913,825 ordinary shares of class A and 29,630,550 ordinary shares of class B, equivalent to a market value of SEK 606,952,594 based on share prices on 31 March 2021. The shares nominal value amounts to SEK 65,088,750.
30 March 2021, the Company proposed an offer to its preferen-ce shareholders to exchange their preference shares for newly issued ordinary shares of class D. The proposal was resolved by the Annual General Meeting on 29 April 2021. See the section
Ongoing exchange offer to preference shareholders in Corem, below.
The shares in Corem are issued in accordance with Swedish law are fully paid and denominated in SEK. The shares are not sub-ject to any trade restrictions. As far as the Board is aware, there are no shareholder agreements or other agreements between the Company's shareholders to exercise joint infuence over the Company. As far as the Board is aware, there are no other agreements or similar that may lead to a change in control of the Company. The shareholders' rights can only be changed in the manner specified in the Swedish Companies Act and in the Articles of Association.
All of the shares are denominated in SEK, fully paid and freely transferable.
ONGOING EXCHANGE OFFER TO PREFERENCE
SHAREHOLDERS IN COREM
On 30 March 2021, Corem submitted an exchange offer to its preference shareholders to exchange their preference shares for newly issued ordinary shares of class D in Corem (the "Exchange offer"). The Exchange offer means that Corem offers 1.12 ordinary shares of class D for each preference shares redeemed in Corem. For each preference share, a redemption receivable will be offered at a nominal value of SEK 323.0. The redemption receivable will be used, and can only be used, to pay for subscribed ordinary shares of class
D through set-off. The redemption receivable will expire at the time of payment for subscribed shares in the setoff. Assuming all of Corem's preference shares will be redeemed in the Exchange Offer, 4,032,000 of ordinary shares of class D will be issued in the set-off issue based on an issue price of SEK 288.3959 for the newly issued ordinary shares of class D. The redeemed preference shares will be cancelled. The acceptance period for participation in the Exchange
Offer will run between 28 May 2021-11 June 2021.
Due to the Exchange Offer Corem intends to publish a prospectus (the "Prospectus") around 12 May 2021. For further information about the Exchange Offer and its effects on the Company's shares and capital structure, please refer to the Prospectus, which will be available on Corem's website www.corem.se and on the Swedish Financial
Supervisory Authority's website www.fi.se. The Prospectus and the information on the websites does not form part of the Offer
Document.
CERTAIN RIGHTS ASSOCIATED WITH THE SHARES
General Meeting and voting rights
Notice to General Meeting shall be advertised in advance in the official gazette, Post- och Inrikes Tidningar and by keeping the notice available on the Company's website. Information that summons has been issued shall be advertised in Svenska Dagbladet. Shareholders who wish to participate at the General Meeting have to be entered in the share register kept by Euroclear no later than six Banking Days before the General Meeting and have to notify the Company at latest on the day specified in the summons. The last day specified in the summons cannot be a Sunday, a Bank holiday, Midsummer Eve, Christmas Eve or New Year's Eve and cannot occur earlier than five workdays before the General Meeting. Voting right registrations for nominee-registered shares that have been registered four Banking Days before the General Meeting at the latest will be regarded in the making of the share register.
Each ordinary share of class A entitles one to one (1) vote and each ordinary share of class B entitles one to one tenth (1/10) of a vote. Newly issued ordinary shares of class D will entitle one to one tenth (1/10) of a vote. Each shareholder is entitled to vote for all shares owned and represented by him without restriction in voting rights at the General Meeting. The number of votes per share is stated above.



59 The exact issue price is SEK 288,392857142857.



Corem Offer 2021
81





Right to dividend and surplus in the event of liquidation If the Company is liquidated, the preference shares shall entitle the holder to receive SEK 450 per preference share from the Compa-ny's retained assets and any Retained Amount (including on Retai-ned Amount outstanding Enumeration amount) before distribution is made to owners of ordinary shares. The preference shares shall otherwise not entail any rights to distribution. All ordinary shares shall have an equal right to payment from the Company's retained assets. Series D ordinary shares shall, however, only be entitled to a maximum of SEK three hundred (300) per share.
Preference shares have a priority over ordinary shares to an annual dividend of SEK twenty (20) per share with a quarterly payment of SEK 5.00 per share, as specified in the Articles of As-sociation. The right to receive dividend applies to those who hold preference shares on the last weekday of June, September and December, respectively, the year of the Annual General Meeting and in March of the year following the Annual General Meeting. If no dividend is paid to preference shareholders, or if a dividend of less than SEK twenty (20) is paid for one or more years, the preference shares shall entail the right to receive the outstanding amount calculated in accordance with the Articles of Association, before dividend on ordinary shares is paid. The preference shares shall otherwise not entail a right to dividend.
Dividends to owners of ordinary shares of class A, class B and class D are decided by the general meeting. If the Annual
General Meeting resolves on a dividend, ordinary shares of class
A and class B are equally entitled to dividends per share and year. Owners of ordinary shares of class D are entitled to ffty
(50) times the total dividend on the ordinary shares of class A and class B, however, not more than SEK twenty (20) per ordinary share of series D and year. The right to a dividend accrues to the person who is a registered shareholder in the share register kept by Euroclear Sweden on the record date determined by the Annual General Meeting. If the dividend per ordinary share of class D is less than SEK twenty (20), the dividend limit of SEK twenty (20) shall be increased so that the amount by which the dividend is less than SEK twenty (20) per year can be distributed at a later time if sufficient dividend on the ordinary shares is decided. the dividend limit shall return to twenty (20) kronor. Payment of dividends relating to ordinary shares of series D shall be made in four (4) equal instalments. Record dates for the payment of dividends shall be the last weekday in June, September, December and March.
Dividend may only be distributed if the Company, after distribu-tion of dividend, has coverage for its restricted equity and if the dividend appears justifable with regard to (i) the requirements of the business, the size of the operations and risks relative to the Company's equity, and (ii) the Company's and the Group's consolidation needs, liquidity needs and general soundness (the "precautionary rule"). In general, the General Meeting may not resolve to distribute dividend of a higher amount than has been proposed or approved by the Board.


The right to dividend expires in accordance with normal limitation periods (10 years). Dividend that becomes statute barred accrues to the Company. There are no restrictions on dividends or special procedures for shareholders residing outside of Sweden. Subject to any restrictions imposed by banks or clearing systems in the relevant jurisdiction, payments are made to such shareholders in the same way as for shareholders resident in Sweden. Shareholders not liable to pay tax in Sweden are, however, normally subject to Swedish withholding tax. See the section Certain tax matters in Sweden below for more information regarding capital gains tax.
Preferential rights to new shares etc.
If the Company issues new shares, warrants or convertible instruments due to a cash issue or set-off issue, shareholders will in general have preferential rights to subscribe to such securities in accordance to the number of shares that they hold before the issue. Nothing in the Articles of Association limits the Company's opportunity, in accordance with the Swedish Companies Act to issue new shares, warrants or convertible instruments without regard to the shareholder's preferential rights.
Redemption and conversion reservations
Owners of ordinary shares of class A shall have the right to request that ordinary shares of class A are converted into ordinary shares of class B. The request for conversion, which must be made in writing and state the number of shares to be converted if the request does not cover the entire holding, must be made to the Company's Board of Directors. The request must be received by the Board during February or August, respectively, and must immediately be submitted by the Company for registration at the Swedish Companies
Registration Office. The conversion is completed when the registration has taken place and notifcation in the share register has been made.
Preference shares in the Company are covered by redemption reservations in the Articles of Association. Reduction of the share capital through redemption of preference shares may take place following a decision by the General Meeting in accordance with the statutes prescribed in the Articles of Association.
Information on public takeovers and redemption of minority shares
According to the Swedish Stock Market (Takeover Bids) Act (Sw. lag (2006:451) om offentliga uppkopserbjudanden pa aktie-marknaden), anyone who does not hold shares, or holds shares representing less than three tenths (3/10) of the voting rights for all shares in a Swedish limited liability company whose shares are admitted to trading on a regulated market ("the Target Company"), and which through acquisition of shares in such company, alone or together with related parties, reaches a holding of at least three tenths (3/10) of the voting rights for all shares in the Target Company, must immediately announce the size of the shareholdings in the company and within four (4) weeks thereafter submit a public takeover bid for all outstanding shares in the Target Company (mandatory bid). A shareholder that, directly or through subsidiaries, holds more than 90 per cent of all shares in a Swedish limited liability company ("the Majority shareholder")



82
Corem Offer 2021





has the right to redeem the remaining shares in the Target Com-pany. Owners of the remaining shares ("Minority shareholders") have a corresponding right to have their share redeemed by the Majority shareholder. The procedure for such redemption of mi-nority shares is regulated in detail in the Swedish Companies Act. DEVELOPMENT OF THE SHARE CAPITAL
The table below shows the historical development for the Com-pany's share capital since 1 January 2007 until the day of this Offer.

Number
Number of shares
Year
Ordinary shares Ordinary shares
of class A	of class B
Preference
shares
Total number	Quota
of shares value (SEK)
Share capital
(SEK)
At the beginning of the year
2007
435 ,144,653
-
-
435,144,653
0.03
13,054,340
Reduction of share capital
2007
-
-
-
435,144,653
0.0015
652,717
In kind, set-off, and new issue
2007
1,294,442,103
-
-
1,729,586,756
0.15
194,819,032
Aggregation
2007
-1,703,610,885
-
-
25,975,871
7.50
194,819,032
In kind issue
2008
1,630,435
-
-
27,606,306
7.50
207,047,295
In kind and new issue
2009
3,492,614
-
-
31,098,920
7.50
233,241,900
Bond, in kind and new issue
2010
6,849,373
-
3,193,208
41,141,501
7.50
308,561,258
Share split 2:1
2011
37,948,293
-
3,193,208
82,283,002
3.75
308,561,258
In kind and new issue
2013
-
-
224,903
82,507,905
3.75
309,404,644
In kind and new issue
2016
-
-
588,681
83,096,586
3.75
311,612,197
Reduction of share capital and
cancelation of shares
2017
-7,580,431
-
-
75,516,155
3.75
283,185,581
Bond issue, restoration of share capital
2017
-
-
-
75,516,155
4.15
313,392,043
Directed new issue
2017
5
-
-
75,516,160
4.15
313,392,064
Reduction of share capital
2017
-
-
-
75,516,160
1.00
75,516,160
Bond issue, B share
2017
-
683,161,600
-
758,677,760
1.00
758,677,760
Reverse split 1: 2
2018
-34,158,080
-341,580,800
-3,600,000
379,338,880
2.00
758,677,760
Conversion A - B, 2018
2018
-519,078
519,078
-
379,338,880
2.00
758,677,760
Conversion A - B, 2019
2019
-635,959
635,959
-
379,338,880
2.00
758,677,760
Conversion A - B, 2020
2020
-492,819
492,819
-
379,338,880
2.00
758,677,760
Conversion A - B, 2021
2021
-207
207
-
379,338,880
2.00
758,677,760
The day of the Offer document
2021
32,510,017
343,228,863
3,600,000
379,338,880
2.00
758,677,760



THE OFFER
Corem offers the shareholders in Klovern to acquire all the outstanding ordinary shares of class A, ordinary shares of class B and preference shares in Klyvern. As of 31 March 2021, Corems owned 16.6 per cent of the outstanding share capital and 15.4 per cent of the votes in Klyvern. All shareholders in Klovern are offered 0.88 newly issued ordinary shares of class A in Corem for each ordinary share of class A in Klovern, 0.88 newly issued ordi-nary shares of class B in Corem for each ordinary share of class B in Klyvern and 1.12 newly issued ordinary shares of class D, or
1.00 newly issued preference shares, in Corem for each preference share in Klyvern.


Dilution due to the Offer etc.
At full subscription of the Offer and if all preference shareholders in Klyvern choose to acquire ordinary shares of class D in Corem, the amount of outstanding shares in Corem, based on Corem's and Klovern's ownership structure as of 31 March 202160, will amount to 1,119,962,748 shares split by 94,361,335 ordinary shares of class A, 1,003,584,133 ordinary shares of class B, 18,417,280 ordinary shares of class D and 3,600,000 preference shares.

Before
the Offer
   After
the Offer
Dilution
Number of shares in



Corem
346,794,505
1,119,962,748
69.0%
Number of votes in i



Corem
61,316,023
196,921,476
68.9%



60 Adjusted for known
changes.



Corem Offer 2021
83





Assuming full subscription to the Offer and if all preference shareholders in Klovern, which have not already irrevocably undertaken to receive ordinary shares of class D61 and instead choose to receive preference shares in Corem, the total number of outstanding shares in Corem, based on Corem's and Klovern's shareholder structure as of 31 March 202162, will amount to 1,118,079,S11 shares distributed over 94,361,33S ordinary shares of class A, 1,003,S84,133 ordinary shares of class B, 840,402 ordinary shares of class D and 19,293,641 preference shares.

Before the
Offer`
    After
` the
Offer
Dilution
Numbers of shares in



Corem
346,794,S0S
1,118,079,S11
69.0%
Number of votes in



Corem
61,316,023
196,733,1S3
68.8%

At full subscription to the Offer, current shareholders in Klovern will own shares corresponding to approximately 69.0 per cent of the outstanding share capital and approximately 68.963 per cent of the votes in Corem, and current shareholders in Corem will own approximately 31.0 per cent of the outstanding share capital and approximately 31.164 per cent of the votes in Corem. The dilution for Corem's current shareholders thus amounts to approximately 69.0 per cent of the outstanding share capital and approximately 68.96S per cent of the votes.
The net asset value (NAV) per share in Corem as of 31 March 2021 amounted to SEK 23.S4. The offered consideration equals app-roximately SEK 18.8S per ordinary share of class A, SEK 19.20 per ordinary share of class B and SEK 323.00 per preference share in Corem as the day of the Offer on 26 March 2021.
For a description of the Company's ownership structure after the Offer see the section - Major shareholders.

Rights associated with the new share class ordinary shares of class D
In connection with the Offer Corem will issue a new class of ordi-nary shares of class D to be used as remuneration for preference shares in Klovern in the Offer.
Each ordinary shares of class D entitles the holder to one tenth (1/10) of a vote on the General Meeting in the Company. Ordinary share of class D shall also have equal right to the Company's profit and surplus in the event of liquidation as ordinary share of class A and class B. Ordinary shares of class D shall only have the right to a maximum of SEK three hundred (300) per share in the event of liquidation.


As for ordinary shares of class A and class B, remuneration to owners of ordinary share of class D shall be decided by the General Meeting. If the General Meeting decides to pay dividend, ordinary shares of class D shall be entitled to a total of fifty (S0) times the total dividend on the ordinary shares of class A and class B, but not more than SEK twenty (20) per ordinary share of class D and year.
If the dividend per ordinary share of class D is less than SEK twenty
(20) the limit of the dividend of SEK twenty (20) shall increase so the value that is less than SEK twenty (20) per year can be paid at a later date if the dividend for the ordinary shares is enough, thereafter the dividend limit will go back to SEK twenty (20).
Payment of the dividend of ordinary shares of class D shall be made in four (4) equally large payments. The record dates for payment of dividend shall be the last business day in June, September, December and March.
Other rights in connection with ordinary shares of class D are ela-borated on under the title Rights Associated with the new share class ordinary shares of class D.
Authorisation
The Annual General Meeting held on 29 April 2021 authorised the
Board, on one or more occasions, during the period until the next
Annual General Meeting, to issue new shares of ordinary shares of class A and/or class B, and/or class D, and/or preference shares, with the right and obligation to pay for the new shares through transfer of existing shares in Klovern in connection with the offer.
The Annual General Meeting held on 29 April 2021, authorised the
Board, within the framework of the current Articles of Association, with or without deviation from the shareholders' preferential rights, on one or more occasions during the period until the next Annual General Meeting, to resolve on an increase in the Company's share capital through new issue of 4,032,000 ordinary shares of class D at most in the Company, which corresponds to an increase of the share capital with a maximum of SEK 8,064,000.
The Annual General Meeting held on 29 April 2021, authorised the
Board, on one or more occasions during the period until the next
Annual General Meeting, to issue new shares of ordinary shares of class A and/or class B, and/or preference shares, with or without deviation from the shareholders preferential rights, to also authorise the Board, on one or more occasions, during the period until the next Annual General Meeting to decide a new issue of ordinary shares of class D, with or without deviation from the shareholders preferential rights.


61 M2 Asset Management AB och dotterbolag samt Gardarike AB och dotterbolag har genom bindande fbrbindelser atagit sig att vplja stamaktier av serie D i
Corem som vederlag fbr sitt preferensaktieinnehav i Klovern.
62 Justerat fbr k6nda fbrandringar.
63 Beroende pa andelen stamaktier av serie D respektive preferensaktier som emitteras till fbljd av Erbjudandet kommer andelen uppga till l6gst 68,8 och hbgst
68,9 procent.
64 Beroende pa andelen stamaktier av serie D respektive preferensaktier som emitteras till fbljd av Erbjudandet kommer andelen uppga till l6gst 31,1 och hbgst 31,2 procent.
6S Beroende pa andelen stamaktier av serie D respektive preferensaktier som emitteras till fbljd av Erbjudandet kommer andelen uppga till l6gst 68,8 och hbgst
68,9 procent.
Corem Offer 2021


AUTHORISATIONS FOR THE BOARD TO ACQUIRE
AND SELL THE COMPANY'S OWN SHARES
The Annual General Meeting as of 29 April 2021 authorised the Board, until the Annual General Meeting next year, to acquire and sell shares as stated below.
Acquisition of the Company's own ordinary shares of class A, class B, class D and preference shares can at a maximum be ten
(10) per cent of the Group's total own holding of shares of class A, class B, class D and preference shares in the Company. Acquisition can occur through trading on the regulated exchange Nasdaq Stockholm or other regulatory exchanges. The acquired shares shall be paid in cash.
The transfer of shares is allowed for all of the shares that the Company holds at the time of the Board's decision, with excep-tion of the shareholders preferential right, through trading on the Nasdaq Stockholm or other regulated exchanges or through other means to a third party in connection with a company or property acquisition. Payment for transferred shares shall be made in cash, either through a transfer of shares or a set-off, or in accordance with conditions in Chapter 2 Section 5 in the Swedish Companies Act.
Acquisition and transfer of shares can occur on one or more occasions during the time to the next Annual General Meeting for a price that lies within registered price interval at the time. For transfer of shares through other mediums than Nasdaq Stock-holm, the price shall be established such that it is not below the market price, however a fair market discount in relation to the price can be applied.


re, the authorisation has the purpose of giving the Board the opportunity to exchange shares in connection with the financing of a potential property or company acquisition through payment of shares, as well as the possibility of acquiring working capital or broadening the shareholder base. The purpose of the authorisation does not permit the Company to trade shares for short-term profit. MAJOR SHAREHOLDERS
The information about major shareholders is based on ownership data as of 31 March, 2021 and includes changes known to the Company in the period thereafter up to the date of the Offer
Document.
M2 Asset Management AB (publ) is the Company's largest shareholder with approximately 47.43 per cent of the capital and approximately 53.96 per cent of the number of votes in the Com-pany. M2 Asset Management AB (publ) is 100 per cent owned by Rutger Arnhult. Through M2 Asset Management AB (publ), Rutger
Arnhult can exercise a controlling influence over Corem in certain matters, such as election to the Board.
In Sweden, the lowest limit for notifiable holdings (Sw. "flagg-ning") is five per cent of all shares or votes.
As far as the Company is aware of the following persons hold, directly or indirectly, five per cent or more of the number of shares or votes in the Company.


The Board's suggestion for authorisation has the purpose of giving the Board greater opportunities to adjust the Company's capital structure to the capital needs from time to time and thereby contribute to increased shareholder value. Furthermo-The Company's major shareholders
Shareholder
Ordinary shares
of class A
Ordinary shares
of class B
Preference
shares
   Per centage
share capital, %
Per centage
votes, %
M2 Asset Management AB1
16,774,158
161,937,954
1,202,985
47.43%
53.96%
Gardarike1
5,787,959
49,676,560
47,355
14.63%
17.55%
Lansforsakringar fondforvaltning
837,387
14,112,996

3.94%
3.67%
Swedbank Robur fonder
951,000
7,000,000

2.10%
2.69%
Fredrik Rapp privately through companies
749,999
7,499,990

2.17%
2.45%
Handelsbanken fonder

13,276,398

3.50%
2.17%
Prior & Nilsson
145,836
10,366,560

2.77%
1.93%
Other shareholders
4,349,853
49,727,855
2,349,660
14.88%
15.59%
Totalt no. outstanding shares
29,596,192
313,598,313
3,600,000
91.42%
100.00%
Repurchased shares2
2,913,825
29,630,550

8.58%

Total number of shares
32,510,017
343,228,863
3,600,000
100.00%
100.00%

1 The holding in Klovern is based on the shareholders irrevocable undertakings to transfer shares to Corem through the Offer.
2 Repurchased shares do not have voting rights.
Corem Offer 2021


Further, as far as the Company is aware, the following Board members and senior executives, including potential holdings of related parties, have a direct or indirect holding in the Company per the day of the Offer.
Board members' and senior executives' holdings

Ordinary
share class A
   Ordinary
share class B
Preference
share
Total no.
shares
   Voting
rights, no.
Votes, %
Capital, %
Patrik Essehorn
10,000
100,000
0
110,000
20,000
0.03%
0.03%
Magnus Uggla
0
80,000
0
80,000
8,000
0.01%
0.02%
Fredrik Rapp
749,999
7,499,990
0
8,249,989
1,499,998
2.45%
2.17%
Katarina Klingspor
0
3,000
150
3,150
315
0.00%
0.00%
Christina Tillman
571,441
5,714,410
40,150
6,326 001
1,146,897
1.87%
1.67%

1,331,440
13,397,400
40,300
14,769 140
2,675,210
4.363%
3.893%

Ordinary
Ordinary
Preference
Total no.
Voting



share class A
share class B
share
shares
rights, no.
Votes, %
Capital, %

Eva Landen
6,120
56,570
250
62,940
11,802
0.02%
0.02%
Jesper Carlsoo
3,250
11,354
100
14,704
4,395
0.01%
0.00%
Anna-Karin Hag
1,300
3,100
50
4,450
1,615
0.00%
0.00%
Anna Lidhagen Ohlsen
0
15,541
0
15,541
1,554
0.00%
0.00%
Jerker Holmgren
4,000
41,500
0
45,500
8,150
0.01%
0.01%

14,670
128,065
400
143,135
27,517
0.04%
0.04%

Ownership structure after the Offer's completion
After the Offer's completion it is expected, as far as the Company is aware, that the following persons, directly or indirectly, will own five per cent or more shares or votes in Corem, if all shareholders in Klovern accept the Offer. If all preference shareholders who have not already made a choice, choose to receive preference shares in Corem1

   If all preference shareholders in Klovern
choose to receive ordinary shares of class D in
Corem
If all preference shareholders who have
not already made a choice, choose to
receive preference shares in Corem1
Shareholders
% Votes
% Capital
% Votes
% Capital
Gardarike AB2
29.1%
15.0%
29.1%
15.0%
M2 Asset Management AB2
28.9%
28.4%
29.0%
28.5%
L6nsfors6kringar Fonder
4.6%
7.4%
4.6%
7.4%
Handelsbanken Fonder
3.2%
5.6%
3.2%
5.6%
State Street Bank and Trust
2.1%
3.8%
2.1%
3.8%
Top 5 shareholders
67.9%
60.1%
67.9%
60.2%
Other shareholders
32.1%
39.9%
32.1%
39.8%
Total
100.0%
100.0%
100.0%
100.0%
Corem's shareholders
31.1%
31.0%
31.2%
31.0%
Klovern's shareholders
68.9%
69.0%
68.8%
69.0%

1 M2 Asset Management AB and Gardarike AB has through
binding agreement committed to choose ordinary
shares of class D in Corem as considera
tion for their preference share holdings in Klovern.
2 Information of ownership per day for the binding
agreements to accept the Offer.
86
Corem Offer 2021




Further, as far as the Company is aware, members of the Board and senior executives are expected, including potential holdin9s of related parties, after the @Aer's completion, directly or indirectly, to have a holdin9 in the Company, provided that all the shareholders in Klovern choose to accept the @Aer.

Ordinary
share class A
   Ordinary
share Class B
Preference
shares
Total no.
shares
   Voting
rIghts, no.
Votes, %
Capital, %
Patrik Essehorn
10,000
100,000
0
110,000
20,000
0.010%
0.010%
Ma9nus U99la
0
80,000
0
80,000
8,000
0.004%
0.007%
Fredrik Rapp
749,999
7,499,990
0
8,249,989
1,499,998
0.762%
0.737%
Katarina Klin9spor
0
3,000
150
3,150
315
0.000%
0.000%
Christina Tillman
571,441
5,714,410
40,150
6,326,001
1,146,897
0.582%
0.565%

1,331,440
13,397,400
40,300
14,769,140
2,675,210
1.36%
1.32%

Ordinary
Ordinary
Preference
Total no.
Voting



share class A
share class B
shares
shares
rIghts, no.
Votes, %
Capital, %

Eva Landen
6,120
56,570
250
62,940
11,802
0,006%
0,006%
Jesper Carlson
3,250
11,354
100
14,704
4,395
0,002%
0,001%
Anna-Karin Hag
1,300
3,100
50
4,450
1,615
0,001%
0,000%
Anna Lidhagen Ohlsen
0
15,541
0
15,541
1,554
0,001%
0,001%
Jerker Holmgren
4,000
41,500
0
45,500
8,150
0,004%
0,004%

14,670
128,065
400
143,135
27,517
0,01%
0,01%



ShareholHer agreement
As far as the oard of Corem is aware, there are no shareholder a9reements or other a9reements between Corem's shareholders that serve to exercise joint influence over the Company. As far as the 3oard is aware, there are no other a9reements or similar that may lead to a chan9e in control of the Company.


Central securities depositary
The Company's shares are re9istered in a reconciliation re9is-ter in accordance with the Swedish Act on Central Securities Depositories and Accountin9 of Financial Instruments (Sw. la9en (1998:1479) om vardepapperscentraler och kontofOring av finansiella instrument). The re9ister is kept by Euroclear Sweden (3ox 191, 101 23 Stockholm). The shares are registered in person. No share certificates have been issued or will be issued for new shares.



Corem Offer 2021
87




DIVIDEND AND DIVIDEND POLICY


General
The newly issued shares in the Offer carry the right to dividend for the first time on the record date for dividends that falls imme-diately after the newly issued shares have been registered with the Swedish Companies Registration Office and after the shares have been entered in the share register kept by Euroclear, also for following periods, given that dividend has been authorised.
Dividend policy
Corem's dividend policy states that the long-term dividend shall be at least 35 per cent of the Company's property management result, with the addition of dividend from associated companies and with the deduction for the preference shareholders' their right to dividend of SEK 20.00 per share and year.
Paid dividends for the period 2018 until
31 December 2020
	Dividend	Dividend	Dividend
	per share	per share	per prefe	Total
	of class A	of class B rence share	dividend
Financial year	(SEK)	(SEK)	(SEK)	(MSEK)

2018
0.40
0.40
20.0
218
2019
0.45
0.45
20.0
236
2020
0.60
0.60
20.0
278

Dividend according to Swedish law
The decision to declare a dividend is made on the Annual General Meeting. The dividend amount can only be such that there is full coverage for the Company's tied-up equity after the dividend, and only if such a dividend can be declared as defendable with regards to the amount of equity that is demanded by the Company's nature, its scope and risks as well the need to strengthen the Company's balance sheet, liquidity and financial position. The shareholders can normally not suggest a higher dividend than the Board has suggested or approved.
According to the Swedish Companies Act (2005:551), minority shareholders representing at least ten (10) per cent of all shares in the Company has a right to request dividend (to all sharehol-ders) of the Company's profit. If such request is made, it shall be decided at the Annual General Meeting that 50 per cent of what remains of the net profit for the year according to the balance sheet established by the Annual General Meeting shall be distributed to the shareholders after deduction of retained loss exceeding free reserves, any amount which, according to law or the Company's Articles of Association must be set aside to equity, and any amount which, according to the Company's Articles of Association, shall be used for other purposes than distribution to shareholders through dividend. However, the Annual General Meeting is not obliged to decide on a dividend higher than five (5) per cent of the Company's equity. Furthermore, the Annual General Meeting may never decide on the distribution of an amount in excess of the distributable funds or in violation of the precautionary rule described above.
Payment of dividend
Dividend is normally paid as a cash amount per share through Euroclear, but could also be a non-cash amount (dividend in kind).
The right to dividend is entitled to the person that is registered as owner in the Euroclear registry at the time of the record date as announced on the General Meeting. Such record date cannot occur later than the day before the next Annual General Meeting. If the shareholder cannot be reached through Euroclear, the shareholder's right to the dividend amount from Corem remains and will only be limited through the statutes of limitation. If the statute of limitations is exceeded, the dividend amount will be retained by Corem.
There are no restrictions or special proceedings according to the Swedish Companies Act or Corem's Articles of Association for dividends to shareholders that are residents outside of Sweden. With the exception of potential limitations that follow from banking and clearing systems, payment is made in the same way as for shareholders that are residents in Sweden. There is however normally a stamp duty charge for shareholders that are not tax residents in Sweden, see further in the section Certain tax matters in Sweden.



88
Corem Offer 2021




ARTICLES OF ASSOCIATION COREM


1 COMPANY NAME
The Company name is Corem Property Group AB (publ). The
company is a public company (publ).
2 REGISTERED OFFICE
The registered office of the company shall be located in Stock-
holm.
3 OBJECTS
The objects of the company are, directly or indirectly through subsidiaries, to acquire, own, manage, develop and sell real estate, and to conduct business compatible therewith.
4 SHARE CAPITAL
The share capital shall be not less than SEK seven hundred
million (700,000,000) and not more than SEK two billion eight hundred million (2,800,000,000).
5 SHARES
5.1 Number of shares and classes of shares
There shall be no fewer than three hundred fifty million
(350,000,000) shares and no more than one billion four hundred million (1,400,000,000) shares.
Shares may be issued in four classes: ordinary shares of class A, class B and class D, as well as preference shares. Ordinary
shares and preference shares may be issued in an amount not
exceeding 100 per cent of the share capital. Ordinary shares of class A each carry one vote, and ordinary shares of class B, class
D and preference shares each carry one-tenth of a vote.
5.2 Dividends on ordinary shares
All ordinary shares shall, on terms stated below, have right to dividend without preference between ordinary shares.
If dividend is to be decided, the following shall prevail:
*	Ordinary shares of class A and class B carry a right to the same dividend amount per share per year.
*	Ordinary shares of class D carries a right to fifty (50) times the combined dividend on ordinary shares of class A and class B, but not higher than SEK twenty (20) per ordinary share of class D per year.
In the event the issued dividend per ordinary share of class D is lower than SEK twenty (20), the limit of SEK twenty (20) shall be lifted so that any paid dividend below SEK twenty (20) per year can be paid as dividend at a later time, provided that sufficient dividend on ordinary shares are resolved, after which the divi-dend limit shall return to SEK twenty (20).
Payment of dividends relating to ordinary shares of class D shall be made in four (4) equal installments. Record dates for the payment of dividends shall be the last weekday in June, September, December and March.


5.3 Dividends on preference shares
The preference shares carry a right of priority over the ordinary shares to an annual dividend of SEK twenty (20) per share, payable quarterly in the amount of SEK 5.00 per share. Record dates for the payments shall be the last weekday in the months of June, September and December after the annual general meeting, and in the month of March in the year following the annual general meeting.
In the event no dividend is issued to the holders of preference shares, or where only a dividend of less than SEK twenty (20) per preference share is issued during one or more years, the preference shares shall carry a right also to receive, from disbursable funds in subsequent years, Withheld Amounts as defined below (including Recalculation Amounts on Withholding Amounts, as defined below), before any dividend is issued on the ordinary shares. In the event no dividend is issued, or where only a dividend of less than SEK twenty
(20) per preference share is issued during one or more years, the subsequent year's annual general meeting shall be required to adopt a resolution regarding allocation of the quarterly disbursement of Withheld Amounts. The preference shares shall otherwise carry no entitlement to dividends.
Each individual quarter, the difference between SEK 5.00 and the dividend paid per preference share shall be added to "Withheld Amounts" (assuming that, at an annual general meeting, a reso-lution was adopted to issue a dividend of less than SEK twenty (20)). In the event dividends on preference shares are issued in accordance with a resolution adopted at a general meeting other than an annual general meeting, the amount paid per preference share shall be deducted from Withheld Amounts. The deduction shall take place as of the day on which payment takes place to holders of preference shares and shall thereupon be deemed to constitute settlement of the part of any Withheld Amount which arose first. Withheld Amounts shall be recalculated upwards by a factor corresponding to an annual rate of interest of seven (7) per cent
(the "Recalculation Amount"), in which context recalculation shall take place commencing the quarterly date on which payment of the dividend occurred (or should have occurred, in the event no dividend at all is paid out), based on the difference between SEK 5.00 and the dividend paid per preference share on the same quarterly date. In the event such calculation takes place on a date other than a complete year calculated from the day on which any addition to or deduction from Withheld Amounts has taken place, recalculation of amounts added or deducted shall take place in an amount corresponding to the recalculation factor multiplied by the portion of the year that has elapsed. Accrued Recalculation Amounts shall be added to Withheld Amounts and shall thereafter be included in the calculation of the Recalculation Amount.



Corem Offer 2021
89




5.4 New issues
In conjunction with any increase in the share capital through a cash issue or debt/equity swap, the shareholders shall hold pre-emption rights to subscribe for the new shares in such a manner that one old share carries a pre-emption right to one new share of the same class; that shares which are not subscribed for by shareholders primarily entitled to subscribe shall be offered to all shareholders; and that, in the event the entire number of shares subscribed for pursuant to the last-mentioned offering cannot be issued, the shares shall be allotted among the subscribers pro rata to the number of shares held prior thereto and, in the event this cannot take place, through the drawing of lots.
In the event of an increase in the share capital through a cash issue or set-off issue of only one share class, the shareholders have a preferential right to the new shares only in relation to the number of shares of the same class that they previously own.
What is stated above shall not entail any restriction on the pos-sibility of making a decision on a cash issue or set-off issue with deviation from the shareholders' preferential rights.
In the event the company decides to issue subscription war-rants or convertible debentures through a cash issue or debt/ equity swap, the shareholders shall enjoy pre-emption rights to subscribe for warrants or convertible debentures as if the issue applied to the shares which may be subscribed for pursuant to the warrant or in exchange for the convertible debentures.
Any increase in the share capital through a bonus issue may only take place through the issuance of ordinary shares, whereupon - - in the event both ordinary shares of class A and class B have previously been issued - the relationship between ordinary shares of class A and class B issued through the bonus issue, and already issued ordinary shares of class A and class B, shall remain unchanged. In this context, only holders of ordinary shares shall be entitled to the new shares. Where both ordinary shares of class
A and class B have been issued, the bonus shares shall be allotted among the holders of the ordinary shares pro rata to the number of ordinary shares of the same class held prior thereto. However, bonus issues may also take place through the issuance of preference shares and/or ordinary shares of class D shares to the holders of ordinary shares of class A and class B, whereupon the bonus shares shall be allotted among the holders of ordinary shares of class A and class B pro rata to the total number of ordinary shares held prior thereto. The provisions above shall not entail any restriction on the possibility to issue a new class of shares, following requisite alteration to the articles of association.


5.5 Redemption
Reduction of the share capital, although not below the minimum share capital, can take place from 2015 onwards following a decision by the General Meeting through the redemption of preference shares in accordance with the following principles.
The General Meeting shall decide the number of preference shares to be redeemed each time. The specific preference shares to be redeemed shall be determined through the drawing of lots.
However, where the resolution is supported by all holders of preference shares, the General Meeting may decide which preference shares shall be redeemed.
Any holder of a preference share determined for redemption shall be obliged, three months after being notified of the redemption resolution, to accept payment for the share in an amount calculated as the total of SEK 500 plus any Withheld Amount in accordance with section 5.3 (including any Recalculation Amount on such Withheld Amount up to and including the day on which the redemption amount falls due for payment). All interest calculation shall cease on the day on which the redemp-tion amount falls due for payment.
5.6 Dissolution of the Company
In the event of dissolution of the company, the holders of pre-ference shares shall be entitled to receive from the company's net assets SEK 450 per share as well as any Withheld Amount in accordance with section 5.3 (including any Recalculation Amount on such Withheld Amount), prior to any distribution to the holders of the common shares. The preference shares shall otherwise carry no entitlement to any share in the distribution of assets.
In the event of dissolution of the company, the holders of ordinary shares shall have equal rights to the company's net assets. Ordinary shares of class D shall, however, be entitled to a maximum of SEK three hundred (300) per share.
5.7 Conversion clause
Upon request by the holders of ordinary shares of class A, such shares shall be converted into ordinary shares of class B. A request for conversion must be made in writing to the board of directors, stating the number of ordinary shares of class A to be converted into ordinary shares of class B and - in the event the request does not cover the entire holding - the ordinary shares of class A to which the conversion relates. Such a request must be presented to the board of directors and have reached the board of directors during the month of February or August. The board of directors shall give notice of the conversion to the Swedish Companies Registration
Office as soon as possible for registration in the companies register. The conversion is executed when registration has taken place and been noted in the record day register.



90
Corem Offer 2021




6 THE BOARD OF DIRECTORS
The board of directors shall comprise no fewer than five mem-bers and no more than eight members.
7 AUDITORS
The company shall have one or two auditors and an equivalent number of alternative auditors.
8 NOTICE
Notices to attend the annual general meeting and extraordinary general meetings where the articles of association is to be amended, shall be issued no earlier than six weeks and no later than four weeks prior to such general meeting. Notice to other extraordinary general meetings shall be issued no earlier than six weeks and no later than three weeks prior to the meeting.
Notice to attend general meetings shall be given through an anno-uncement in the Official Gazette (Post- och Inrikes Tidningar) and on the company's website. Information that notice has been given shall be provided in an announcement in Svenska Dagbladet.
9 ANNUAL GENERAL MEETING
The following business shall be addressed at annual general meetings:


10 FINANCIAL PERIOD
The company's financial year shall be a calendar year.
11 SHAREHOLDERS' ENTITLEMENT TO PARTICIPATE AT
GENERAL MEETINGS
Shareholders who wish to participate in the proceedings at a general meeting must notify the Company of their participation not later than on the date stated in the notice to attend the general meeting. Such a day may not be a Sunday, a public holiday, Saturday, Midsummer
Eve, Christmas Eve or New Year's Eve, and may not occur earlier than the fifth weekday prior to the general meeting. Shareholders may at the general meeting bring one or two assistants, if the relevant shareholder has given notice of this in accordance with the foregoing paragraph.
12 RECORD DAY PROVISION
The company's shares shall be registered in a record day register pursuant to the Central Securities Depositories and Financial Instruments (Accounts) Act (1998:1479).
These articles of association were adopted at an annual general meeting held on 29 April 2021.


1. election of a chairman of the meeting;
2. preparation and approval of a voting register;
3. election of one or two persons to attest the minutes;
4. determination of whether the meeting has been duly conve-
ned;
5. presentation of the annual report and the auditor's report and, where appropriate, consolidated financial statements and the auditor's report for the group;
6. resolutions regarding:
a)	adoption of the income statement and balance sheet and,
where appropriate, the consolidated income statement and consolidated balance sheet;
b)	allocation of the Company's profits or losses in accordance
with the adopted balance sheet,
c)	discharge from liability for the directors and CEO;
7. determination of the number of directors, as well as auditors and alternative auditors or registered accounting firms;
8. determination of fees for the board of directors and auditors;
9. election of directors and a chairman of the board of directors;
10. other business incumbent on the general meeting in accor-dance with the Swedish Companies Act or the articles of association.
Corem Offer 2021


LEGAL MATTERS AND
OTHER INFORMATION


As collateral for the interest bearing debts, Corem has submitted shares in subsidiaries, mortgage bonds, internal loans, pledged public stock holdings as well as promises to maintain its covenants. Corem has made the assessment that these are in line with market practices. Of Corem's loans, 67 per cent have mortgage bonds and/or shares in subsidiaries as collateral and 10 per cent of the loans have public shares in collateral. The share of secured financing in relation to the Company's assets amounts to 45 per cent. During the financial year 2020, Corem has renegotiated its loans from banks and financial institutions amounting to SEK 1,137 million. The Company has repaid SEK 1,505 million and bor-rowed an additional SEK 2,617 million in loans and expanded its credit facility by SEK 400 million. In total, the Company had SEK 7,470 million in secured loans at the end of 2020. All of the loans have been undertaken from existing borrowers.
INTELLECTUAL PROPERTY
Corem has not registered, does not own or possess any licenses concerning intellectual property rights that could have a material impact on the business, apart from the Internet domain corem.
se and the brand name "Corem" that is protected as a national Swedish brand. Intellectual property rights have no material impact on the business or profitability of Corem.
ENVIRONMENTAL MATTERS
The property management and development does not impact the environment. According to the Swedish Environmental Code (Sw. miljobalken (1998:808)), each operator that has contributed to contamination relating to a property is responsible for subsequent treatment of the property. If the responsible operator is unable to perform or fund the treatment of the contaminated property, the responsibility could land on the property owner or the acquirer of the property. Therefore, demands could be raised towards Corem relating to sanitation of land or treatment of actual or suspected contamination of land, water areas or ground water to ensure that the property is restored to such a condition that is stipulated by the Swedish Environmental Code. At acquisition, Corem performs customary environmental audits to identify any potential environmental risks. In the event of uncertainty, Corem limits its exposure by having the counterparty agree to warranties in line with fair market practice. Corem regularly maps the occurrence of potential environmental contaminations in the property portfolio. There are currently no identified environmen-tal demands against Corem.
LEGAL PROCEEDINGS AND DISPUTES
Due to the Group's business, Corem is from time to time involved to time in disputes with tenants and suppliers. None of the dispu-tes so far have had a material impact on Corem.
The Group is not, and has not been, a party in any regulatory procedure, legal proceeding or arbitration during the last twelve
(12) months that have had or could have a material impact on the Company's and/or the Group's financial position or profitability.


INFORMATION ON PUBLIC TENDER OFFERS AND PURCHASE
OF MINORITY SHARES
General
According to the Swedish Stock Market (Takeover Bids) Act any person that does not own any shares, or that owns shares representing less than 30 per cent of the votes of all shares in a Swedish limited liability company whose shares are traded on a regulated exchange, and that through acquisition of shares in such a company, alone or together with associated persons, achieves an ownership representing at least 30 per cent of the votes must immediately make public the size of its ownership in the Company and also within four weeks submit a mandatory takeover offer regarding the remaining shares in the Company. Owners of the remaining shares have an equivalent right to get their shares purchased by the majority owner. The proceedings for such a purchase are further regulated in the Swedish Companies Act.
Mandatory takeover bid of the shares in Corem
On 15 December 2020, M2 Asset Management AB (publ), orga-nisation number 556559-3349, ("M2"), submitted a mandatory takeover bid in accordance with the Takeover-rules to the share-holders of Corem to transfer all of the remaining ordinary shares of class A and B as well as preference shares in Corem to M2. As consideration, M2 offered SEK 18.60 for each ordinary share of class
A and B and SEK 317 for each preference share in Corem that was not already owned by M2. On 26 January 2021, the independent Bid Committee announced a unanimous recommendation to the shareholders of Corem to not accept M2's mandatory takeover bid since the conditions of the offer were not deemed to match Corem's value or future growth opportunities. The final outcome meant that shareholders of 785,119 ordinary shares of class A, 1,557,123 ordinary shares of class B as well as 692,183 preferred shares in Corem accepted the offer, representing approximately, 0.8 per cent of the capital and approximately 1.5 per cent of all the votes in Corem. M2's shareholding in Corem therefore increased to approximately 47.2 per cent of the total capital in Corem and approximately 49.1 per cent of the total votes in Corem. As of the day of the completion of the offer, M2's ownership amounted to approximately 53.8 per cent of the total number of votes in Corem. INSURANCE
The Group has bought insurance policies for risks related to its properties and other business aspects, including management and service, environmental responsibilities, loss of rental income, legal costs and responsibilities for the CEO and Board Members as well as investments. Corem has made the assessment that the Group's insurance policies, including maximum insurable amounts, exceptions and limitations relating to responsibilities and conditions of the insurance policies, are in accordance with the insurance policies that other companies within the same industry have and are suitable for the Group's business. There are however no guarantees that the Company or any of its subsidiaries will not be subject to losses that are not covered by these insurance policies.



Corem Offer
2021
93




PROPERTY VALUATION REPORT
The Property Value Reports concerning the Company's property portfolio, has been provided by Savills Sweden AB and Cushman
& Wakefield Sweden AB, both of which have approved the publi-cation of the Property Valuation Reports in this Offer Document. Neither Savills Sweden AB nor Cushman & Wakefield Sweden
AB, as far as the Company is aware, have any significant interest in the Company
COSTS RELATED TO THE OFFER
The Company's total costs for the Offer are estimated to amount to approximately SEK 40 million, of which approximately SEK 21 million pertains to estimated transaction costs and approximately SEK 19 million pertains to issue related costs. The costs include, among other things, financial advice, auditors and legal advice, partly due to the acquisition of Klovern, and partly due to the implementation of the Offer to the public.
AUDITORS REVIEW
Except for the Company's financial reports for the financial years 2020, 2019 and 2018, as well as the Company's pro forma state-ment, no information in this Offer Document has been reviewed or audited by the Company's auditor.
ADVISORS ETC.
Corem has hired Nordea Bank Abp, filial i Sverige ("Nordea") and Swedbank AB (publ) ("Swedbank") as financial advisors in relation to the Offer. Nordea and Swedbank (including related companies to Nordea and Swedbank) are as of the day of this Offer Document lenders to the Company, and have provided and may in the future provide various banking, financial, investment, commercial and other services to Corem for which they have received or may receive compensation.
Walthon Advokater AB and Linklaters Advokatbyr8 AB are
Corem's legal advisors in connection with the Offer. Walthon Advokater AB has provided and may in the future provide legal advice to Corem for which they have received or may receive compensation.
REGULATORY DISCLOSURES
Below follows a short summary of the disclosed information under regulation (EU) No. 596/2014 of the European Parliame-nt and of the Council of 16 April 2014 regarding market abuse
(the Market Abuse Regulation) over the last 12 months which, according to Corem, is still of relevance per the date of this Offer Document.


Financial reports
*	Interim report for the period 1 January - 30 June 2020, published on 9 July 2020.
*	Interim report for the period 1 January - 30 September 2020, published on 20 October 2020.
*	Year-end report for the period 1 January - 31 December 2020, published on 12 February 2021.
*	Annual report and sustainability report for the financial year
2020, published on 19 March 2021.
*	Interim report for the period 1 January - 31 March 2021, published on 28 April 2021.
Information regarding the mandatory bid on all shares in Corem
On 15 December 2020, the Board of Corem announced that Corem's independent Bid Committee had been established following the mandatory takeover bid by M2 Asset Management AB (publ) for all shares in Corem which had been submitted on the same day.
On 26 January 2021, the independent Bid Committee announced a unanimous recommendation to the shareholders of Corem to reject the offer of M2 Asset Management AB's mandatory takeover bid of all the shares in Corem since the conditions of the Offer had not been deemed to represent Corem's value or future growth opportunities Information regarding financing
On 20 November 2020, Corem published a prospectus regarding the issuance of a non-secured green bond amounting to a total of MSEK
850 within a boundary of BSEK 2. The bond was issued on 29
October 2020 and has a floating rate of STqBOR 3M + 350 basis points with a maturity until 29 April 2024.
On 19 February 2021, Corem announced a prospectus regarding the issuance of three non-secured green bonds amounting to a total of MSEK 550 under Corem's existing green bonds with a maturity until April 2024. The green bond has a boundary of BSEK 2 of which BSEK
1.4 was utilised per 19 February 2021.
On 3 March 2021, Corem notified that all owners of senior non-secured bonds 2020/2023 with floating rate with a boundary amount of BSEK 2 (of which BSEK 1.25 has been issued) with ISIN
SE0013877008 ("the 2020/2023 Bonds") and senior non-secured bonds 2020/2024 with floating rate and a boundary amount of BSEK 2
(of which BSEK 1.4 has been issued) with ISIN SE0015192521 ("the
2020/2024 Bonds") has the opportunity to sell back their bonds to Corem ("the Repurchase Offer"). The notice was sent in relation to a Change of Control event in accordance with the conditions for the 2020/2023 Bonds and 2020/2024 Bonds respectively as a result of M2
Asset Management AB (publ) owning more than 50 per cent of the votes in Corem. On 8 April 2021, it was made public that the bond holders of the 2020/2023 Bonds in relation to the Repurchase Offer had accepted a repurchase of a total nominal amount of MSEK 376, representing circa 30 per cent of the total number of outstanding bonds under the 2020/2023 Bonds. For the 2020/2024 Bonds,



94
Corem Offer 2021




the bond holders of an amount representing MSEK 216, repre-
senting circa 15 per cent of the total number of bonds under the
2020/2024 Bonds, had accepted the repurchase. The conside-
ration for the bonds that are repurchased will on 3 June 2021 be paid to each registered bond holder that has accepted the
Repurchase Offer.
Information regarding the exchange offer of
preference shares
On 30 March, Corem announced an offer to all preference share-
holder in Corem to exchange their preference shares in return to newly issued ordinary shares of class D in Corem (the "Exchange
Offer"). The Exchange Offer means that Corem offers 1.12 ordina-
ry shares of class D in Corem for each preference share in Corem that is redeemed. The Exchange offer will cover all preference shares in Corem. Participation in the Exchange Offer is voluntary.
The Exchange Offer represents a value of SEK 323.0 per existing preference share in Corem. Since ordinary shares of class D have not yet been issued and admitted to trading on Nasdaq Stock-
holm, there is no premium calculation for these shares.
Information regarding the Offer
On 29 March 2021, Corem published the Offer to Klovern's
shareholders. The Offer was adjusted by way of press release on
19 April 2021 so that Corem offers 0.88 (0.86) ordinary shares of class B in Corem for each ordinary share of class B in Klovern.
DOCUMENTS INCORPOREATED BY REFERENCE
For documents that have been incorporated in the Offer
Document by reference, please see section "Historical financial information" below.
DOCUMENTS AVAILABLE FOR INSPECTION
Copies of following documents are available for review at the
Company's visiting address during business days and the Offer
Documents validity period:
*	Articles of association and registration certificate;
*	Annual reports for Corem and the Group, for the financial years
2020, 2019 and 2018, including the auditor's report;
*	Interim report for Corem and the Group, for the period 1
January 2021 until 31 March 2021;
*	Valuation report; and
*	This Offer Document.

The Articles of association, historical financial information, the Offer Document, registration certificate and other information are available in electronic form on the Company's website www. corem.se. Information on the website does not form part of this Offer Document



Corem Offer 2021
95





INFORMATION ABOUT KLOVERN


The information below is a summary description of Klovern. The information about
Klovern has been taken from publicly available information, primarily Klovern's
Annual report for the financial period 1 January-31 December 2020, Klovern's interim report for the period 1 January-31 March 2021, Klovern's share prospectus published on 16 November 2020 and from Klovern's website. Klovern's Board has reviewed the information. A statement from Klovern's Board regarding the infor-mation is included on page 142.


GENERAL
Klovern's company name, also a trade name, is Klovern AB
(publ). Klovern's organization number is 556482-5833 and the Board is based in Stockholm municipality. Klovern was formed on January 10, 1994 and registered in the Register of Limited Liability Companies on February 4, 1994. The company is a
Swedish public limited company regulated by the Swedish
Companies Act (2005: 551). Klovern's LEI code is 549300D4GJAZR1EMIA07. Klovern's address is Bredgrand 4,111
30 Stockholm and the telephone number to Klovern's head office is +46 (0)10-482 70 00. Klovern's website has the address www.klovern.se. Information available on the website does not form part of this Offer Document.
BUSINESS OVERVIEW
Klovern is one of Sweden's largest listed real estate companies with commercial properties as its main focus. As an active city developer, Klovern works to strengthen and develop entire districts, not just individual properties. Investments are made with the aim of creating urban environments and increasing the value of properties through improved cash flows.
At the end of 2020, Klovern had a total of 350 properties, ex-cluding the 12 properties included in Tobin Properties' portfolio, all of which are classified as investment properties. The 350 properties are located in 26 Swedish municipalities as well as in Copenhagen and New York. The total property value as of 31 December 2020 amounted to SEK 57,448 million and the lettable area was 2,551,000 sq.m., of which management 2,249,000 sq.m.
and processing 302,000 sq.m. At the end of the first quarter of 2021, the property portfolio consisted of 341 properties, exclu-ding 9 investment properties in Tobin Properties' portfolio. The total property value, excluding current properties, as of 31 March 2021, amounted to SEK 58,289 million.
Klovern's business focus is reflected in the fact that approxima-tely 99 per cent of the contract value consists of commercial leases. At the end of the financial year 2020, private companies accounted for about 58 per cent, public companies for about 29 per cent and public operations for about 13 per cent of the con-


tract value. In total, Klovern had approximately 7,000 leases with approximately 4,100 tenants at the end of 2020. Of the premises leases, measured as a proportion of the contract value, 21 per cent are due in 2021. The average contract period was 3.5 years. In total, Klovern's contract value amounted to SEK 3,365 million at the end of 2020. The estimated rental value as of the same date amounted to SEK 3,846 million.
Klovern also has a number of growing complementary busines-ses that aim to support Klovern's core business. The operations have clear growth and profitability goals and can also be aimed at a broader target group than just Klovern's own tenants. Some of these complementary businesses are Klovern's wholly owned cowork and office hotel chain FirstOffice, with almost 60 establishments around Sweden, Servistore (formerly Big Pink), Klovern's co-owned self storage chain with about 16 storage facilities in Sweden with plans to expand the stock in the coming years, and co-owned Every Padel med padel facilities in Kista, Molndal and Uppsala, with plans for additional facilities in Vaster-?s and Norrkoping.
VISION, BUSINESS CONCEPT, GOALS AND STRATEGY
Vision
Klovern creates attractive and sustainable environments for the companies, individuals and societies of the future. By participa-ting in the creation of safe, stimulating and sustainable work and living environments, Klovern can contribute to innovative urban development.
Business concept
With proximity and commitment, Klovern will offer attractive premises and actively contribute to urban development in growth regions. The premises and homes that Klovern develops and provides must in a proactive, responsive and sustainable manner be adapted to the customers' wishes and needs. The premises must be provided, and the customers treated, with closeness and commitment. The closeness and commitment that Klovern strives for can only be achieved with locally based own staff.



96
Corem Offer 2021




The property portfolio must be focused on growth regions. Com-mon to growth regions is a growing business community and an increasing population.
Effective financing is a prerequisite for being able to fully realize the business idea. Klovern works in a structured way with financing and uses a range of instruments, such as bonds and commercial paper, in addition to conventional bank loans. The loan-to-value ratio and the mix of financial instruments must contribute to good value growth for shareholders while always ensuring financial stability.
Business model
The central point in Klovern's business model is the management of the company's properties. Management must take place under its own auspices to ensure high quality in everything from custo-mer service to energy optimization.
Through transactions, additional properties are added to the portfolio in the growth locations the company has chosen to focus on. This achieves additional economies of scale in the administration at the same time as the ability to offer a variety of attractive premises is improved. Through the divestment of geo-graphically lower-priority properties and properties that are fully developed from Klovern's perspective, ongoing streamlining and optimization of the portfolio is sought. A natural part of Klovern's operations is also the acquisition and sale of building rights and properties in various project stages, including current project development of housing, which is conducted in the business area Project Development Sweden, which was created in 2019.
Klovern works with a number of projects of a housing develop-ment nature, which are in different stages of development but common to them all is that they aim to create the opportunity to build homes and living environments in the future within Klovern's existing property portfolio. Through its project develop-ment, Klovern will contribute to increased housing construction in the company's priority locations. The pace and scope of future expansion depends in part on the volume of detailed planning building rights for homes that are created in the future and the development of the housing market. Alternative ways of exploi-ting the value of building rights provide great flexibility in terms of investment volume and balance between risk level and value creation.
Project development of commercial properties has, in line with the company's strategy, grown in scope in recent years. In this way, additional properties are added to the managed portfolio in this way as well. Project development includes everything from the creation of completely new buildings, to the refinement of existing premises in connection with the change of tenant.


BRIEF HISTORY
2002
The then IT company Adcore's operations were split up and Adcore
AB changed its name to Klovern AB with a focus on properties.
Klovern acquired its first portfolio consisting of Postfast-igheter for SEK 1.3 billion.
2003
Klovern was listed on the stock exchange's 0-list. The property value at the end of the year amounted to SEK 2,890 million.
2004
During the year, establishment took place in V6sterb's, among other things, through the acquisition of 41 properties with a value of SEK 1 billion. The property value at the end of the year amounted to SEK 4,193 million.
2005
Klovern acquired properties, mainly in Linkoping and Norrkoping, for SEK 1,700 million. The property value at the end of the year amounted to SEK 5,968 million.
2006
Through the acquisition of Pfizer's head office in Uppsala for SEK 235 million, Klovern's investment in Science and Business Parks was strengthened. At the end of the year, 46 properties in Kista and T6by were acquired for just over SEK 4 billion. The property value at the end of the year amounted to SEK 10,701 million.
2007
Klovern reached an agreement to build the new Kista fair. The property value at the end of the year amounted to SEK 12,154 million.
2008
Kista fair opened in early September. The property value at the end of the year amounted to SEK 11,895 million.
2009
Kista fair was completed in early May and next to the fair the first sod was taken for the 120 meter high hotel and conference house Victoria Tower. The property value at the end of the year amounted to SEK 12,032 million.
2010
Klovern acquired a large property portfolio of 37 properties with a total area of 157,000 square meters. The purchase price amounted to SEK 1,055 million. The property value at the end of the year amounted to SEK 13,493 million.
2011
At the beginning of December, a public takeover bid was submitted for all shares in Dagon AB (publ). The property value at the end of the year amounted to SEK 14,880 million.



Corem Offer 2021
97




2012
Rut g er A r n h u l t took over a s CEO i n January 2012. K l o v er n acqui-red a total o f 137 properties for S E K 7,459 million, o f which 124 were through the acquisition o f Dag o n A B (pub l ). The property value a t the end o f the year amounted t o S E K 22,624 million.
2013
K l o v er n communicated that i t intends t o conceptualize the o ffic hotels under the common name First Office. The property value
a t the end o f the year amounted t o S E K 24,059 million.
2014
K l o v er n acquired 19 properties for a total o f S E K 4,452 million, including Glob en City, covering almost 115,000 s q. m. During t h year, K l ov er n launched the office hotel business under the First Office brand. The business i n self-storage was also launched under its own brand: Big Pink. The property value a t the end o f the year amounted t o S E K 30,208 million.
2015
During the year, 19 properties were acquired for S E K 2,732 mil-
lion. The property value a t the end o f the year amounted t o S E K 35,032 million.
2016
K l o v er n acquired 32 properties for S E K 1,484 million. The proper-ty value a t the end o f the year amounted t o S E K 39,234 million. 2017
K l o v er n signed a n agreement t o acquire a property i n Denmark with access i n 2018. The property value a t the end o f the year amounted t o S E K 42,961 million.
2018
K l o v er n acquired 38 properties for S E K 8,056 million, including seven properties i n Copenhagen and two properties i n New York.
Tobin Properties and Agora are consolidated i n K l o v er n . The property value a t the end o f the year amounted t o S E K 52,713 million.
2019
During the year, K l o v er n acquired, among other things, another property i n New York. I n addition, a n agreement was signed t o acquire a large office property i n Copenhagen with estimated ac-
cess i n 2021. The property value a t the end o f the year amounted
t o S E K 52,377 million.
2020
During the year, K l o v er n acquired 9 properties for S E K 2,613 mil-lion. The largest acquisition was a project property i n New York, a 14-story building o n Park Avenue, Manhattan. The property value a t the end o f the year amounted t o S E K 57,448 million.
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Corem Offer 2021




SUMMARY OF THE PROPERTY PORTFOLIO
Description of the property portfolio
Income statement items and investments per property segment and organizational unit, 2020 Jan-Dec

Income
MSEK
2020 Jan-Dec
Property costs
MSEK
2020 Jan-Dec
Operating surplus
MSEK
2020 Jan-Dec
Operating margin
T
2020 Jan-Dec
Investments
MSEK
2020 Jan-Dec
Region Stockholm
1,760
-617
1,143
65
570
Region West
711
-226
485
68
471
Region East
614
-206
408
66
318
International
209
-51
158
76
1,017
Where of





Investments
3,055
-961
2,094
69
1,123
Development
239
-139
100
42
1,253
Total
3,294
-1,100
2,194
67
2,376



As of 31 December 2020, Klovern owned 350 properties, excluding the 12 properties included in Tobin Properties' portfolio, all of which are classified as current properties, with a total lettable area of 2,551,000 sq. m. and a total property value of SEK 57,448 million. Of the lettable area of 2,551,000 sq. m., 2,249,000 sq. m. were related to management and 302,000 sq. m. to processing.
The rental value, i.e. the rental income if all premises were rented out, amounted to SEK 3,846 million. The property portfolio is fo-cused on growth regions and as of 31 December 2020, the Stock holm region (Stockholm, V6ster8s, Uppsala) accounted for 54 per cent of the rental value, the East region (Linkoping, Norrkoping, Nykoping, Kalmar) for 21 per cent, the West region (Gothenburg, Malmo, Halmstad) for 20 per cent and Region Abroad (Copen-hagen, New
York) for 5 per cent. Furthermore, the Company's property portfolio is product-oriented towards office properties67 and as of 31 December 2020, office properties accounted for 83 per cent of the property value, warehousing / logistics for 9 per cent and commercial properties for 8 per cent.


Income statement items and investments per property segment and organizational unit, 2021 Jan-Mar

Income
MSEK
2020 Jan-Dec
Property costs
MSEK
2020 Jan-Dec
Operating surplus
MSEK
2020 Jan-Dec
Operating margin
T
2020 Jan-Dec
Investments
MSEK
2020 Jan-Dec
Region Stockholm
430
-162
268
62
100
Region West
148
-53
95
64
99
Region East
180
-65
115
64
101
International
49
-3
46
94
190
Where of





Investments
754
-247
507
67
218
Development
53
-36
17
32
272
Total
807
-283
524
65
490



During the first quarter of 2021, 3 properties were taken posses-sion over and 13 properties were vacated. As of 31 March 2021, Klkvern's property holdings comprised 341 properties, excluding the 9 properties included in Tobin Properties' portfolio, all of which are classified as investment properties. The total lettable area amounted to 2,420,000 square meters and the property value to SEK 58,289 million. Of the lettable area, 2,214,000 square meters were related to management and 206,000 square meters to processing. The rental value, i.e. the rental income if all premises were leased, amounted to SEK 3,781 million.



67 Including education/care/other.



Corem Offer 2021
99





Tenants and contract structure
Klovern's total rental value as of 31 December 2020 amounted to SEK 3,846 million and the average remaining contract period was
3.5 years, with 21 per cent of the premise leases, measured as a proportion of the contract value, maturing in 2021. Klovern has a diversified customer base over a wide range of industries and customer groups where private companies accounted for 58 per cent, public companies for 29 per cent and public operations for 13 per cent of the contract value as of 31 December 2021. By the end of 2020 Klovern had in total about 4,100 tenants where the largest tenant is Ericsson whose total contract value as of 31
December 2020 amounted to SEK 261 million, as well as 7.7 per cent of Klovern's total contract value. The contract value of the 10 largest customers as of 31 December 2020 amounted to SEK 627 million, also 18.6 per cent of Klovern's total contract value and the average contract period for these was 5.4 years.


Klovern's ten largest tenants as of 31 December 2020
Tenant
Contract value,
MSEK
    Share of total
contract value, %
Average remaining
  contract
term, years
Number of
contracts
Area, 000 sq.m.
Ericsson
261
7.7
4.5
25
130
Tele2 Sverige
77
2.3
6.9
38
26
WSP Sverige
57
1.7
4.5
12
22
Codan
42
1.3
1.5
1
19
Copenhagen Business School
41
1.2
7.9
1
19
CGI Sverige
35
1.0
2.6
19
16
Region Ostergotland
32
1.0
6.6
15
20
Arbetsformedlingen
29
0.9
2.2
21
14
ECDC
28
0.8
12.2
1
9
Elite Hotels
25
0.7
16.2
3
10
Total
627
18.6
5.4
136
286



At the end of the first quarter of 2021, the rental value amounted to SEK 3,781 million, and the economic occupancy rate to 88 per cent. The average remaining contract period was 3.5 years. INVESTMENTS
Klovern continuously invests in its properties in order to create sustainable urban environments and increase the value of the properties through improved cash flows. In 2020, Klovern intensi-fied the development work of properties for residential purposes as well as commercial building rights and projects. A total of SEK 2,376 million was invested. The total estimated expenditure for the 377 projects that were ongoing at the end of the year amounted to SEK 4,465 million, with a remaining investment of SEK 1,827 million. Of these projects, 69 have an estimated investment of more than SEK 10 million. In total, Klovern's project development, including the development of building rights, contributed to value increases on properties of SEK 513 million in 2020.



100
Corem Offer 2021




Kloverns largest ongoing commercial projects as of 31 December 2020
City
Property
Largest tenant
Type of	moving in,
project	Contractor	year/quarter
   Project
area, sq.m.
FAIR
VALUE,
MSEK
  Estimated
investment,
MSEK
 Remaining
investment,
MSEK
Increase
in rental
value due
to project,
MSEK
Expected
completion
date, year/
quarter

1245 Broad-
Triton






New York
way
Offices	Construction	-
16,700
1,068
1,122
505
156
21Q3


Triton






New York
28&7
Offices	Construction	-
9,100
745
626
264
75
22Q1
Orebro
Olaus Petri
3:234
Hotel/of-Scandic Hotels,
fices	Peab	22Q1
8,638
174
274
151
22
22Q2
Linkoping
Morellen 1
Trafikverket,
OfficesAhlin & Ekroth	21Q2
3,687
126
110
18
9
21Q2
Gotebor
g
Mejramen 1
Kollmorgen A.,
Offices	WH FoB	21Q4
3,519
15
82
70
7
22Q1

Kloverns largest planned commercial projects as of 31 December 2020
City
Property
Type of property
Project area, sq. M.
Estimated investment,
MSEK
Expected project
start, year
New York
417 Park Avenue
Offices
27,300
2,137
2022/2023
New York
118 10th Avenue
Offices
13,200
1,033
2022/2023
Stockholm
Orgelpipan 4
Offices
4,240
225
2021
Orebro
Olaus Petri 3:234
Offices
8,320
177
2021



During the first quarter of 2021, SEK 490 million was invested.
As of 31 March 2021 a total of 398 projects were ongoing with a remaining investment of SEK 1,829 million.


SIGNIFICANT CHANGES
There have been no significant changes that affected Klovern's operations and main operations since the end of the financial year, which ended on 31 December 2020.



Corem Offer 2021
101




PRESENTATION OF FINANCIAL
INFORMATION


GENERAL
The following selected historical financial information regarding Klovern has been taken from the Company's audited annual reports for the financial years ended 31 December 2018, 2019 and 2020 and from the unaudited interim report for the period 1 Januaryf31 March 2021. For the period 1 January-31 March 2020, the figures have been taken from the comparative figures in the interim report for the period 1 January-31 March 2021.
The annual reports for the financial years 2018, 2019 and 2020 have been prepared in accordance with the Annual Accounts Act (1995:1554) and the International Financial Reporting Standards
(IFRS) adopted by the EU. The interim report for the period 1 Januaryf31 March 2021 has been prepared in accordance with the Annual Accounts Act and IAS 34 Interim Financial Reporting.
The annual reports for the financial years 2018, 2019 and 2020 have been audited by Klovern's auditors. The interim report for the period 1 January-31 March 2021, which has been included on pages 118-141, has not been reviewed by Klovern's auditors.
This section contains certain alternative key figures that are not defined in accordance with IFRS as measures of financial perfort mance, but which are used by Klovern's management to measure the underlying performance of the business and operations.


CHANGED ACCOUNTING PRINCIPLES
As of 2020, Klovern switched to consolidating projects with tenanttowner associations in the Group and reporting income according to the completion method instead of successive profit recognition. The change follows a decision by the Swedish financial supervisory authority (Sw. Finansinspektionen) on the application of IFRS 10 Consolidated Financial Statements. This entails a change in the time at which project income and project expenses are recognized. Income for transferring a residential project to a tenant-owners' association is reported when control passes to the final purchaser of the tenant-owned housing. The changed accounting policy has not had any significant effect on Klovern's income statement and balance sheet. The changed application has in accordance with IAS 8 been adjusted retroac-tively for comparative figures in later annual reports and interim reports. Historical key figures have not been recalculated as there is no significant difference for the Group.



102
Corem Offer 2021




SELECTED INFORMATION FROM THE CONSOLIDATED INCOME STATEMENT


Selected information from the
consolidated income statement, MSEK
1 Jan-31 Mar
2021
Unaudited
1 Jan-31 Mar
2020
Unaudited
Jan-Dec
2020
Audited
Jan-Dec
   2019
Audited
Jan-Dec
   2018
Audited
Income
807
837
3,294
3,638
3,250
Property costs
-283
-279
-1,100
- 1,175
-1,080
Operating surplus
524
558
2,194
2,463
2,170
Central administration
-36
-34
-157
-159
-126
Net financial items
-179
-200
-768
-842
-700
Profit from property management
(properties)
309
324
1,269
1,462
1,344
Income, residential development
52
6
35
6
123
Costs, residential development
-60
-23
-95
-181
-160
Net financial items, residential development
-6
-3
-26
9
-22
Profit, residential development
-14
-20
-86
-166
-59
Share in earnings of associated companies
4
10
7
17
7
Changes in value, properties
406
593
1,322
2,125
2,309
Revaluation at transfer from
associated company to subsidiary


-
-
22
Changes in value, derivatives
207
4
-32
-14
67
Change in value, financial assets
-1
-29
-13
13
25
Impairment of goodwill
-2
-
-
-6
-27
Profit before tax
909
882
2,467
3,431
3,688
Tax on profit for the period
-124
-224
-565
-410
-354
NET PROFIT FOR THE PERIOD
attributable to:
785
658
1,902
3,021
3,334
Parent Company shareholders
796
656
1,908
3,002
3,345
Holdings without controlling influence
-11
2
-6
19
-11

785
658
1,902
3,021
3,334
OTHER COMPREHENSIVE INCOME





Translation difference for international
operations
269
298
-651
33
63
Net comprehensive income for the period
1,054
956
1,251
3,054
3,397
Net comprehensive income for the
period attributable to:





Parent Company shareholders
1,065
954
1,257
3,035
3,408
Holdings without controlling influence
-11
2
-6
19
-11
Corem Offer 2021


SELECTED INFORMATION FROM THE CONSOLIDATED BALANCE SHEET
Selected information from the
balance sheet, MSEK
31 Mar 2021
31 Mar 2020
31 December 2020
31 December 2019
31 December 2018
ASSETS





Goodwill
146,
148,
148
148
155
Investment properties
58,289
55,811
57,448
52,377
52,713
Right of use assets
726
734
730
733
-
Machinery and equipment
63,
31,
61
28
27
Participation rights in associated companies
437,
421,
437
411
217
Financial assets at fair value through s
tatement of income
159
112
160
145
74
Properties classified as current assets
1,014
1,109
,1,107
1,055
444
Other receivables
1,917
2,036
1,733
2,268
2,256
Liquid funds
553
1,474
571
449
576
TOTAL ASSETS
63,425
61,875
62,395
57,615
56,462
SHAREHOLDERS' EQUITY AND LIABILITIES





Equity attributable to the parent company's
shareholders
23,677
20,977
22,649
20,031
17,972
Equity attributable to holdings without
controlling influence
97
118
108
129
172
Other provisions
24
48
24
48
-
Deferred tax liability
3,842
3,441
3,722
3,220
2,884
Interest-bearing liabilities
33,287
35,034
33,036
31,538
33,688
Derivatives

- -
66
86
65
85
Leasing liabilities
726
734
730
733
-
Accounts payable


279
247
270
Other liabilities
593
488
776
634
486
Accrued expenses and prepaid income
971
821
986
970
905
TOTAL SHAREHOLDERS' EQUITY





AND LIABILITIES
63,425
61,875
62,395
57,615
56,462

104
Corem Offer 2021




SELECTED INFORMATION FROM THE CONSOLIDATED CASH FLOW STATEMENT

1 Jan-31 Mar
1 Jan-31 Mar
Jan-Dec
Jan-Dec
Jan-Dec
Selected information from the
2021
2020
2020
2019
2018
consolidated cash flow statement, MSEK
Unaudited
Unaudited
Audited
Audited
Audited
Cash flow from current operations before
change in working capital
279
267
1,167
1,328
1,376
Cash flow from current operations
179
-71
1,278
768
1,248
Cash flow from investment operations
-89
?2,065
-4,221
1,765
?5,324
Cash flow from financing operations
-114
3,133
3,078
-2,660
4,613
Total cash flow for the period
-24
997
134
-127
537
Liquid funds at the beginning of the period
571
449
449
576
39
Liquid funds at the end of the period
553
1,474
571
449
576

Corem Offer
2021
105




HISTORICAL OVERVIEW AND KEY FIGURES
For definitions and justification of the reason for
using the alternative key figures, see Definitions of
selected key figures, below.
Key figures Klovern
1 Jan-31
Mar 2021
Unaudite
d
1 Jan-31 Mar
     2020
Unaudited
Jan-Dec
2020
Audited
Jan-Dec
    2019
Audited
Jan-Dec
    2018
Audited
Property





Number of properties
341
347
350
343
426
Lettable area, thousands sq.m.
2,420
2,549
2,551
2,542
2,969
RENTAL VALUE, MSEK
3,781
3,822
3,846
3,819
4,063
Rental value per lettable area, SEK/sq.m.
1,562
1,499
1,508
1,502
1,368
FAIR VALUE PROPERTIES, MSEK
58,289
55,811
57,448
52,377
52,713
Yield requirement valuation, %
5.3
5.3
5.3
5.4
5.7
Operating margin, %
65
67
67
68
67
Occupancy rate, economic, %
88
89
87
90
89
Occupancy rate, area, %
80
81
79
81
81
Average lease term, years
3.5
3.6
3.5
3.6
3.5
Financial





Return on equity, %
3.4
3.2
9.1
15.9
21.2
Equity ratio, %
37.3
33.9
36.3
34.9
31.8
Equity ratio, adjusted, %
43.9
41.4
43.2
43.5
37.4
Leverage, %
50
52
50
50
56
Leverage secured, %
33
35
36
34
42
Interest coverage ratio
2.7
2.5
2.5
2.6
2.7
Average interest, %
2.5
2.4
2.4
2.3
2.3
Average period of fixed interest, years
2.8
3.4
3.0
2.5
2.9
Average period of tied-up capital, years
4.3
3.6
4.3
4.1
4.3
Interest-bearing liabilities, MSEK
33,439
35,138
33,165
31,653
33,688
Share





Equity per ordinary share, SEK1
17.17
16.90
16.17
15.97
13.50
NRV per ordinary share, SEK1
20.78
20.85
19.87
19.67
16.84
Equity per preference share, SEK
283.92
283.92
283.92
283.92
283.92
Profit from property management per ordinary share, SEK1
0.20
0.25
0.96
1.19
1.07
Result per ordinary share, SEK1
0.67
0.62
1.67
2.92
3.26
Share price ordinary share A at end of period, SEK1
15.25
13.95
15.55
21.29
9.44
Share price ordinary share B at end of period, SEK1
15.23
13.73
15.54
21.35
9.55
Share price preference share at end of period, SEK
317.50
282.00
320.00
373.00
307.00
Market capitalization at end of period, msek
22,315
18,191
22,703
27,177
14,455
Total no. of registered ordinary shares at end of period, million
1,122.3
916,0
1,122.3
916.0
916.0
Total no. of outstanding ordinary shares at end of period,
million
1,031.3
825.0
1,031.3
825.0
825.8
Total no. of registered preference shares at end of period,
million
16.4
16.4
16.4
16.4
16.4
Total no. of outstanding preference shares at end of period, million
16.4
16.4
16.4
16.4
16.4
Dividend per ordinary share, SEK
-
-
0.26
0.26
0.46
Dividend per preference share, SEK

- -
- -
20.00
20.00
20.00
Dividend in relation to profit from property management, %

- -
-
47
37
53
Dividend preference shares in relation to profit from property management, %

- -
-
26
22
24

1 Adjusted for the discount in the preferential rights
issue carried out in 04 2020, weighted average correction
factor ordinary share A/B 0.929.
106
Corem Offer 2021




DEFINITIONS OF SELECTED
KEY FIGURES


PROPERTIES
Rental value
Contract value plus estimated market rent for unleased space.
Yield requirements, valuation
The required yield of property valuations on the residual value.
Operating margin
Operating surplus in relation to income.
Occupancy rate, economic
Contract value in relation to rental value.
Occupancy rate, area-based
Let area in relation to total lettable area.
FINANCE
Return on equity
Net profit in relation to average equity'. Measure of return on shareholders' capital.
Equity ratio
Equity' in relation to total assets. Measures of the Group's financial risk.
Equity ratio, adjusted
Equity' adjusted for the value of derivatives, goodwill, repurcha-sed shares (based on the share price at the end of each period) and deferred tax liabilities exceeding 5 per cent of the difference between tax value and fair value of the properties in relation to total assets adjusted for goodwill and right-of-use assets. Loan-to-value ratio
Interest-bearing liabilities after deduction of market value of listed shareholdings and cash and cash equivalents in relation to total assets. Measures of the Group's financial risk.
Loan-to-value ratio, collateral
Interest-bearing liabilities with collateral in properties after deductions for market value of listed shareholdings and cash and cash equivalents in relation to total assets. Measures of the Group's financial risk.


Interest coverage ratio
Profit from property management plus earnings from residential development excluding financial costs2 in relation to financial costs2. Measures of the Group's ability to pay financing costs. Average interest rate
Weighted average contracted interest rate for all credits in the debt portfolio at the end of the period. Measures of the Group's financing costs.
Average fixed interest rate
A weighted average of the remaining fixed interest period regar-ding interest-bearing liabilities. Measures of the Group's financial risk.
Average capital tied up period
A weighted average of the remaining capital tied-up period regarding interest-bearing liabilities. Measures of the Group's liquidity risk.



') Equity attributable to the Parent Company's shareholders.
2) Excluding site leasehold expenses.



Corem Offer 2021
'07





SHARE
Equity per ordinary share
Shareholders 'equity1, after deductions for shareholders' equity attributable to preference shareholders and hybrid bonds in relation to the number of outstanding ordinary shares.
NRV per ordinary share2
Equity1, after deductions for equity attributable to preference shareholders and hybrid bonds with repayment of derivatives and deferred tax liability, in relation to the average number of outstanding shares.
Equity per preference share
The average issue price of the preference share.
Management result per ordinary shares
Profit from property management, after deductions for dividends on preference shares and interest on hybrid bonds, in relation to the average number of outstanding ordinary shares.
Earnings per ordinary share
Earnings (after tax), after deductions for dividends on preference shares and interest on hybrid bonds, in relation to the average number of outstanding ordinary shares.


1 Equity attributable to the Parent Company's shareholders.
2 Excluding site leasehold expenses.
3 On 31 March 2021, equity attributable to preference shares amounted to SEK 4,669 million and outstanding hybrid
bonds to SEK1,300 million.
4 The definition of the key figure was changed in
connection with the interim report for January-June 2020.
Historic figures have been adjusted in line with the
new definition.
108

Corem Offer 2021





BOARD OF DIRECTORS, SENIOR
EXECUTIVES AND AUDITORS
BOARD OF DIRECTORS
According to Klovern's Articles of Association,
the Board shall consist of a minimum
of five and a maximum of eight members without
deputies, elected by the
shareholders at the Annual General Meeting.
The board currently consists of five
board members. All board members were elected
at the Annual General Meeting
2021 for the period until the end of the 2022
Annual General Meeting. The head
office's address is Bredgrand 4,111 30 Stockholm.
The table below shows the Board
members, their position, when they were first
elected and whether they are consi-
dered independent partly in relation to the
Company and partly in relation to the
Company's major shareholders.
Name
Position
Elected
Independent in relation to
the Company and to the
company management
Independent in relation
to the Company's major
shareholders
Pia Gideon
Chairman
2013
Yes
Yes
Eva Landen
Member
2011
No
No
Johanna Fagrell Kohler
Member
2018
Yes
Yes
Ulf Ivarsson
Member
2018
Yes
Yes
Lars Hockenstrom
Member
2021
Yes
No


Pia Gideon (born 1954)
Position: Chairman of the Board, elected to the Board in 2013 and Chairman since 2016.
Shareholding in Klifovern AB: 39 375 ordinary shares of class B as of 31 december
2020, including direct and indirect as well as own and related parties' holdings.
Education/experience: Master of Business
Administration (Sw. civilekonom) and Executive
Training at Columbia University. Experience from company management and board work for many years in both state owned as well as privately held and publicly listed companies.
Other ongoing assignments/positions: Pia Gideon is currently board member of Apoteket
AB, Gideon & Partners AB, Metria AB and (chairman of the Board of Qlucore AB and the non-profit association ActionAid International Sweden.
Previous assignments /positions (last five years):
Pia Gideon has previously been a Board
member of Metria AB, Simris Alg AB (publ), Svevia AB
(publ), ScandBook Holding AB,
ABINKL Proact IT Group AB and MD International AB.

Corem Offer 2021
109







SENIOR GROUP MANAGEMENT
Klovern's senior group management consists of
four people. Below is information on
their position, education, experience, ongoing
assignments and previous assignments
during the past five years, as well as shareholdings
in Klovern. Assignments in
subsidiaries have been excluded.
Name	Position	Employed at Klovern since
Peeter Kinnunen	Temporary CEO, Transaction Manager	2012
Jens Andersson	Head of Finance	2013
Malin Loveborg	Head of Legal	2017
Susanne Hornfeldt	Head of Business Support	2014

Peeter Kinnunen (born 1973)
Position: Transaction Manager, and temporary CEO from 26 March 2021. Employed since 2012.
Shareholding in Klovern AB:149 460 ordinary class B shares and 1 685 preference shares, in-cluding direct and indirect as well as own and related parties' holdings as of 31 December 2020.
Education/experience: Master of Science in Engineering with experience as COO at Vanir
Asset Management during 2010-2012 and Head of Transaction &
Analysis Kungsleden AB
during 2007-2010.
Other ongoing assignments/positions: Peeter Kinnunen is currently Board member of
Ebbenvig AB.
Previous assignments/positions (last five years): Peeter
Kinnunen has previously been
Board member of Aktiebolaget Eesti Maja - Estniska Huset.


Jens Andersson (born 1973)
Position: Head of Finance, employed since 2013.
Shareholding in Klovern AB: 83 250 ordinary class A shares and 133 750 ordinary class B shares including direct and indirect as well as own and related parties' holdings as of 31
December 2020.
Education/experience: Master of Business Administration
(Sw. civilekonom) with experience
as project manager at Catella Corporate Finance during 2012-2013, as CFO at Vanir Asset
Management during 2010-2012 and as Senior Vice President Aareal Bank during 2001-2010.
Other ongoing assignments/positions: Jens Andersson is currently chairman of the Board of BostadsratsfOreningen F6ltpr6sten 1, Board member of
Malmo Gjutaren FOrvaltning
AB, Trummelsberg FOrvaltning AB, and deputy Board member of Kista Square Garden
FOrvaltR ning AB and Fyrsidan Holding AB.
Previous assignments/positions (last five years):
Jens Andersson has previously been Board member of Crownridge AB and the Housing Association Storsk6r.



..
Corem Offer 2021




Malin Liiveborg (born 1978)
Position: Head of Legal, employed since 2017.
Shareholding in KlOvern AB: No holdings as of 31 December 2020.
Education/experience: Law degree from Stockholm
University with experience as an assis-
tant lawyer and lawyer at Setterwalls Advokatbyra during 2007-2017 and assistant lawyer at Hamilton Advokatbyra during 2005-2007.
Other current assignments/positions: None.
Previous assignments/positions (last five years): None.
Susanne Hornfeldt (born 1969)
Position: Head of Business Support, employed since 2014.
Shareholding in Klovern AB: No holdings as of 31 December 2020.
Education/experience: Master of Science in Engineering with experience as consultant and partner in Newsec during 2001-2014.
Other ongoing assignments/positions: Susanne
Hornfeldt is currently a board member of Arila Golf AB.
Previous assignments/positions (last five years): None

AUDITORS
According to Klovern's Articles of Association, the
company shall have one or two auditors and
the equal number of deputies or one or two registered auditing companies. The auditor of
Klb/ern is appointed annually by the Annual General Meeting. The company's auditor is Er?
nst & Young Aktiebolag since 2014 and was re-elected at the Annual General Meeting of 2021 for the period until end of the Annual General Meeting 2022. The principal auditor of Klovern is Mikael Ikonen (born 1963). For the period 2014-2021, the principal auditor was Fredric Hay-
ren. Mikael Ikonen and Fredric Havren are authorized auditors and a members of FAR. Ernst
& Young Aktiebolag's address is Box 7850,103 99 Stockholm.
112
Corem Offer 2021




SHARES, SHARE CAPITAL
AND OWNERSHIP


THE SHARES
Klovern's shares are listed on Nasdaq Stockholm. Klovern's ordinary shares of class A are traded under the short name KLOV
A and have ISIN code SE0006593901, Klovern's ordinary shares of class B are traded under the short name KLOV B and have ISIN code SE0006593919 and Klovern preference shares are traded under the short name KLOV PREF and have ISIN code SE0006593927. As of the date of this Offer Document, there are no outstanding warrants or convertibles which entitle the holder to shares in Kl8vern.
SHARE CAPITAL
Klovern's registered share capital as of 31 March 2021 amounts to SEK 2,277,394,578, divided into 1,138,697,289 shares, of which
85,471,753 ordinary shares of class A, 1,036,781,536 ordinary sha-res of class B and 16,444,000 preference shares, with a nominal value of SEK 2.00 per share.


RIGHT TO VOTE
Ordinary share of class A carry one (1) vote and ordinary share of class B and preference shares each carry one tenth (1/10) of the votes. Each shareholder is entitled to vote for all shares owned and represented by him without restriction in voting rights. KLOVERN'S LARGEST SHAREHOLDERS
As of December 31, 2020, Kl8vern had just over 61,000 sharehol-ders. The table below shows Klovern's owners who have a direct or indirect holding that corresponds to at least five per cent of the number of shares or votes in the Company. The information is taken from Klovern's interim report for the period 1 January-31 March 2021.



Name
Number of
ordinary shares
A, thousands
      Number of
ordinary shares B,
thousands
Number of pre-
ference shares,
thousands
Share of
capital, %
Share of
votes, %1
Rutger Arnhult through companies
12,661
154,274
655
14.7
15.5
Corem Property Group
11,875
161,750
-
15.2
15.4
Gardarike
39,475
77,785
50
10.3
26.0
lAnsfors6kringar Fondforvaltning
-
76,903
-
6.8
4.2
Handelsbanken Fonder
-
55,609
-
4.9
3.1
SUM MAJOR SHAREHOLDERS
64,011
526,321
705
51.9
64.2
Other shareholders
21,731
419,504
15,739
40.1
35.8
SUM OUTSTANIDING SHARES
85,472
945,825
16,444
92.0
100.0
Treasury shares
-
90,957
-
8.0
-
TOTALT NUMBER OF REGISTERED SHARES
85,472
1,036,782
16,444
100.0
100.0

Due to routines at Alandsbanken and Banque
Internationale a Luxembourg, the banks have been
registered as owners of some of their
customers' Kl8vern shares in Euroclear's share register.
1 Repurchased shares cannot be represented at the General
Meeting and has thus been excluded when calculating
the proportion of votes.
Corem Offer 2021
113







SIGNIFICANT CHANGES IN KLOVERN'S FINANCIAL
POSI-TION SINCE THE END OF THE FINANCIAL YEAR
There have been no significant changes in KlOvern's financial position since 31 December 2020.
LEGAL PROCEDURES
In April 2020, the Uppsala Region filed a lawsuit against Tobin Properties AB (publ), a subsidiary of Klovern, due to several property transfer agreements entered into between the parties in
2016. When Tobin Properties AB (publ) did not take over the
affected properties on the date of acquisition Region Uppsala to terminate the agreement. About two years later, the Uppsala
Region has transferred the relevant properties to a new buyer at a price below the price agreed with Tobin Properties AB (publ). The claim for damages that the Uppsala Region asserts refers to compensation for lost profits and expenses of a total amount of approximately SEK 77 million. Tobin Properties AB (publ) disputes the claim, but it cannot be ruled out that the final outcome may have a negative impact on Klovern's earnings and cash flow.
Klovern, through Dagon Sverige AB, is the holder of approx-
imately 93.7 per cent of all shares in Tobin Properties AB (publ)
and, in its capacity as majority shareholder, has demanded
redemption of the shareholders' minority shares. The issue of redemption of shares has been referred to an Arbitration Board in accordance with Chapter 22 of the Swedish Companies Act
(Sw. Aktiebolagslagen).
In addition to the above-mentioned dispute, Klovern has not
made any public announcements regarding any official procee-
dings, legal proceedings or arbitration proceedings during the last twelve months, which may have or in recent times have had significant effects on KlOvern's financial position or profitability. STATUTORY PUBLIC DISCLOSURES
Below is a summary of the information that Klovern has publis-
hed during the last twelve-month period in accordance with
Regulation (EU) No 596/2014 of the European Parliament and of
the Council of 16 April 2014 on market abuse (Market Abuse Re-gulation), which according to Corem's assessment is still relevant the date of this Offer Document.
Financial reports
*	Interim report for the period 1 January-30 June 2020, which
was published on 14 July 2020.
*	Interim report for the period 1 January-30 September 2020,
which was published on 21 October 2020.
*	Year-end report for the period 1 January-31 December
2020, which was published on 17 February 2021.
*	Annual report and sustainability report for the financial year
2020, which was published on March 26, 2021.
*	Interim report for the period January 1-March 31, 2021,
which was published on 28 April 2021.


Information regarding the Offer
On March 29, 2021, Klb/ern announced that KlOvern's indepen-dent board has hired Carnegie Investment Bank AB (publ) as financial advisor and Advokatfirman Vinge KB as legal advisor in connection with the Offer. The Board informed that they will commission an independent valuation expert to give a so-called fairness opinion on the Offer and that the Board together with its advisers will evaluate the Offer and publish its statement on the Offer no later than two weeks before the expiry of the acceptance deadline.
Information regarding financing
On 19 May 2020, Klovern announced that during the second qu-arter of 2020, the company refinanced SEK 5.0 billion in existing bank loans and covered bonds and received new loans and credit decisions regarding new loans totaling SEK 3.8 billion. The new loans were intended, among other things, to be used at the due date of a bond loan of SEK 750 million in June 2020.
Klovern announced on 10 June 2020 that Klovern had received a BBB rating with stable prospects from Scope Ratings.
Klovern announced on 6 October 2020 that the Board has deci-ded to carry out a fully guaranteed rights issue of approximately SEK 2 billion through the issue of ordinary shares of class A and class B. On November 10, the terms of the offer were announced and the subscription price was set at SEK 10 per ordinary share regardless of class. The record date for participating in the offer was 17 November 2020.
Klovern announced on 6 October 2020 that Klovern intends to investigate the possibility of issuing new green senior unsecured SEK bonds. In connection with the issue of the new bonds, Klovern offers holders of KlOvern's outstanding unsecured bonds with variable interest rates and with an outstanding volume of SEK 1,500 million to participate in a repurchase where Klovern buys back all bonds for cash consideration. On October 9, 2020, it was announced that Klovern had issued senior unsecured green bonds of SEK 2 billion under Klovern's MTN program. The bonds have a period of validity of 3.5 years and a variable interest rate of 3 months STIBOR plus 325 basis points and a final due date of 16 April 2024.
Klovern announced on 29 January 2021 that Klovern intends to investigate the possibility of issuing new green senior unsecured SEK bonds and that holders of Klovern's outstanding unsecured bonds with variable interest, due on February 26, 2021, with an outstanding volume of SEK 1,500,000 000 is offered to participate in a repurchase where Klovern buys back all bonds for cash consideration. On 3 February 2021, it was announced that Klovern had successfully issued senior unsecured green bonds of SEK 2,500 million under Klovern's MTN program. The bonds have a period of validity of 4 years and a variable interest rate of 3 months STIBOR plus 325 basis points and a final due date of 10 February 2025.



Corem Offer 2021
115




ARTICLES OF ASSOCIATION OF
KLOVERN AB (PUBL)


1 COMPANY NAME
The Company name is Klovern AB. The company is a public company (publ).
2 REGISTERED OFFICE
The registered office of the company shall be located in Stock-holm. General meetings can be held in Stockholm or Solna.
3 OBJECTS
The objects of the company are, directly or indirectly through subsidiaries, to acquire, own, manage, develop and sell real estate, and to conduct business compatible therewith.
4 SHARE CAPITAL
The share capital shall be not less than SEK one billion six hund-red million (SEK1,600,000,000) and not more than SEK six billion four hundred million (SEK 6,400,000,000).
5 SHARES
5.1 Number of shares and classes of shares
There shall be no fewer than eight hundred million (800,000,000) shares and no more than three billion two hundred million (3,200,000,000) shares. Shares may be issued in three classes: ordinary shares of class A and B, as well as preference shares. Or-dinary shares and preference shares may be issued in an amount not exceeding 100 per cent of the share capital. Ordinary shares of class A each carry one vote, and ordinary shares of class B and preference shares each carry one-tenth of a vote.
5.2 Dividends
The preference shares carry a right of priority over the ordinary shares to an annual dividend of SEK twenty (20) per share, payable quarterly in the amount of SEK 5.00 per share. Record dates for the payments shall be the last weekday in the months of June, September and December after the annual general meeting, and in the month of March in the year following the annual general meeting. In the event no dividend is issued to the holders of preference shares, or where only a dividend of less than SEK twenty (20) per preference share is issued during one or more years, the preference shares shall carry a right also to receive, from disbursable funds in subsequent years, Withheld Amounts as defined below (including Recalculation Amounts on Withholding Amounts, as defined below), before any dividend is issued on the ordinary shares. In the event no dividend is issued, or where only a dividend of less than SEK twenty (20) per preference share is issued during one or more years, the subsequent year's annual general meeting shall be required to adopt a resolution regarding allocation of the quarterly disbursement of Withheld Amounts. The preference shares shall otherwise carry no entitlement to dividends.
Each individual quarter, the difference between SEK 5.00 and the dividend paid per preference share shall be added to "Withheld Amounts" (assuming that, at an annual general meeting, a reso-lution was adopted to issue a dividend of less than SEK twenty
(20)). In the event dividends on preference shares are issued in accordance with a resolution adopted at a general meeting other Corem Offer 2021 than an annual general meeting, the amount paid per preference share shall be deducted from Withheld Amounts. The deduction shall take place as of the day on which payment takes place to holders of preference shares and shall thereupon be deemed to constitute settlement of the part of any Withheld Amount which arose first. Withheld Amounts shall be recalculated upwards by a factor corresponding to an annual rate of interest of eight (8) per cent (the "Recalculation Amount"), in which context recalculation shall take place commencing the quarterly date on which payment of the dividend occurred (or should have occurred, in the event no dividend at all is paid out), based on the difference between SEK
5.00 and the dividend paid per preference share on the same quarterly date. In the event such calculation takes place on a date other than a complete year calculated from the day on which any addition to or deduction from Withheld Amounts has taken place, recalculation of amounts added or deducted shall take place in an amount corresponding to the recalculation factor multiplied by the portion of the year that has elapsed. Accrued Recalculation
Amounts shall be added to Withheld Amounts and shall thereafter be included in the calculation of the Recalculation Amount.
5.3 New issues
In conjunction with any increase in the share capital through a cash issue or debt/equity swap, the shareholders shall hold pre-emption rights to subscribe for the new shares in such a manner that one old share carries a pre-emption right to one new share of the same class; that shares which are not subscribed for by shareholders primarily entitled to subscribe shall be offered to all shareholders; and that, in the event the entire number of shares subscribed for pursuant to the last-mentioned offering cannot be issued, the shares shall be allotted among the subscribers pro rata to the number of shares held prior thereto and, in the event this cannot take place, through the drawing of lots.
In the event of an increase in the share capital through a cash issue or set-off issue of only one share class, the shareholders have a preferential right to the new shares only in relation to the number of shares of this type that they previously own. What has been said above shall not entail any restriction on the possibility of making a decision on a cash issue or set-off issue with deviation from the shareholders' preferential rights.
In the event the company decides to issue subscription war-rants or convertible debentures through a cash issue or debt/ equity swap, the shareholders shall enjoy pre-emption rights to subscribe for warrants or convertible debentures as if the issue applied to the shares which may be subscribed for pursuant to the warrant or in exchange for the convertible debentures.
Any increase in the share capital through a bonus issue may only take place through the issuance of ordinary shares, whereupon - - in the event both ordinary shares of class A and class B have previously been issued - the relationship between ordinary shares of class A and class B issued through the bonus issue, and already issued ordinary shares of class A and class B, shall remain unchanged. In this context, only holders of ordinary shares shall be entitled to the new shares. Where both ordinary shares of class
A and class B have been issued, the bonus shares shall be


allotted among the holders of the ordinary shares pro rata to the number of ordinary shares of the same class held prior thereto. However, bonus issues may also take place through the issuance of preference shares to the holders of ordinary shares, where-upon the bonus shares shall be allotted among the holders of ordinary shares pro rata to the total number of ordinary shares held prior thereto. The provisions above shall not entail any res-triction on the possibility to issue a new class of shares, following requisite alteration to the articles of association.
5.4 Redemption
Commencing 2015, following adoption of a resolution at a general meeting the share capital may be reduced (however, not below the minimum share capital) through the redemption of preference shares in accordance with the following principles.
The general meeting shall decide the number of preference shares to be redeemed each time. The specific preference shares to be redeemed shall be determined through the drawing of lots. However, where the resolution is supported by all holders of preference shares, the general meeting may decide which preference shares shall be redeemed.
Any holder of a preference share determined for redemption shall be obliged, three months after being notified of the redemption resolution, to accept payment for the share in an amount calculated as the total of SEK 500 plus any Withheld
Amount in accordance with section 5.2 (including any Recalcula-tion Amount on such Withheld Amount up to and including the day on which the redemption amount falls due for payment). All interest calculation shall cease on the day on which the redemp-tion amount falls due for payment.
5.5 Dissolution of the Company
In the event of dissolution of the company, the holders of pre-ference shares shall be entitled to receive from the company's net assets SEK 400 per share as well as any Withheld Amount in accordance with section 5.2 (including any Recalculation Amount on such Withheld Amount), prior to any distribution to the hol-ders of the common shares. The preference shares shall otherwise carry no entitlement to any share in the distribution of assets.
5.6 Conversion clause
Upon request by the holders of ordinary shares of class A, such shares shall be converted into ordinary shares of class B. A request for conversion must be made in writing to the board of directors, stating the number of ordinary shares of class A to be converted into ordinary shares of class B and - in the event the request does not cover the entire holding - the ordinary shares of class A to which the conversion relates. Such a request must be presented to the board of directors and have reached the board of directors during the month of January or July. The board of di-rectors shall give notice of the conversion to the Swedish Compa-nies Registration Office as soon as possible for registration in the companies register. The conversion is executed when registration has taken place and been noted in the record day register.
6 THE BOARD OF DIRECTORS
The board of directors shall comprise no fewer than four mem-bers and no more than eight members.
7 AUDITORS
The company shall have one or two auditors and an equivalent number of alternative auditors, or one or two registered accoun-ting firms.


8 FINANCIAL YEAR
The company's financial year shall be the calendar year.
9 NOTICE
Notice to attend general meetings shall be given through an announcement in the Official Gazette (Sw. Post- och Inrikes Tid-ningar) and on the company's website. Information that notice has been given shall be provided in an announcement in Svenska
Dagbladet.
10 SHAREHOLDERS' ENTITLEMENT TO PARTICIPATE AT
GENERAL MEETINGS
Shareholders who wish to participate in the proceedings at a ge-neral meeting must notify the Company of their participation not later than on the date stated in the notice to attend the general meeting. Such a day may not be a Sunday, other public holiday, Saturday, Midsummer Eve, Christmas Eve or New Year's Eve, and
may not occur earlier than the fifth weekday prior to the general meeting.
11 PRESENCE OF OUTSIDE PARTIES AT GENERAL MEETINGS A
person not entered in the share register shall be entitled to be present at a general meeting, subject to the conditions determi-ned by the board of directors.
12 ANNUAL GENERAL MEETING
The following business shall be addressed at annual general
meetings:
11. election of a chairman of the meeting;
12. preparation and approval of a voting register;
13. election of one or two persons to attest the minutes;
14. determination of whether the meeting has been duly convened;
15. approval of the agenda;
16. presentation of the annual report and the auditor's report and, where appropriate, consolidated financial statements and the auditor's report for the group;
17. resolutions regarding:
d)	adoption of the income statement and balance sheet
and, where appropriate, the consolidated income statement
and consolidated balance sheet;
e)	allocation of the Company's profits or losses in
accordance with the adopted balance sheet,
f)	discharge from liability for the directors and CEO;
18. determination of the number of directors, as well as auditors and alternative auditors or registered accounting firms;
19. determination of fees for the board of directors and auditors;
20. election of directors and a chairman of the board of directors;
21. election of auditors and alternative auditors or registered accounting firms;
22. other business incumbent on the general meeting in accor-dance with the Swedish Companies Act or the articles of association.
13 RECORD DAY PROVISION
The company's shares shall be registered in a record day register pursuant to the Central Securities Depositories and Financial Instruments (Accounts) Act (1998:1479).
These articles of association were adopted at an annual general meeting held on 28 April 2021.


Corem Offer 2021


117


KLOVERNS INTERIM REPORT FOR
JANUARY-MARCH 2021


Interim Report January-March 2021


Corem Offer 2021








STATEMENT BY THE CEO
Stable earnings in
a recovering market
Like last year, 2021 will continue to be marked by the ongoing pandemic and the recovery from the same. However, I can note that the ongoing vaccinations, and a better starting point for the Swedish economy than in many other countries both contribute to good hope for a gradual normalization. For
Klovern, the first quarter
has been eventful in many ways. After having been head of transactions in the company for almost a decade, I am pleased to have also assumed the role as acting
CEO. During the quarter, Corem Property Group has also a nnounced a public offer to the shareholders of Klovern.


STABLE EARNINGS
Klovern is reporting stable earnings for the first quarter which are fully in line with our expectations taking into account a cold and snowy winter as well as continued lower-than-normal parking revenues. Once again, we can note that the composition of the portfolio and the diversified customer base have provided stability during the pandemic. Profit from property management amounted to SEK 309 million
and after positive changes in value of properties of SEK 406 million, profit before tax was SEK 909 million.
THE OFFER FROM COREM
At the end of March, Corem announced a public offer to the shareholders of Klovern. The process is completely con trolled by the offeror so that the offer does not affect ongo ing work at Klovern. It is business as usual. The acceptance period for the offer is expected to end on 8 June. Klovern's board will make a statement on the offer at the latest two weeks before the end of the acceptance period.
POSITIVE SIGNALS ON ECONOMIC RECOVERY The swift
downturn of the Swedish and the global economy during
2020 is historic. The consequences can be seen, inter alia, in increased unemployment. However, an increasingly positive picture of the world economy is now being
painted. In the United States, for instance, extensive stimulation packages and efficient vaccination have contributed to positive macro signals. The Swedish economy's resilience appears impressive from a European perspective and there is therefore every reason to be optimistic about the contin-ued recovery during 2021. At the beginning of the year, the transaction market has been very strong with continued falling yield requirements while the rental market is more hesitant.
4	KLOVERN - "NTER"M REPORT JANUARY-MARCH 2021


Corem Offer 2021


121


122


Corem
Offer
2021


Corem Offer 2021


123


124


Corem
Offer
2021


Corem Offer 2021


125


KLOVERN'S LARGEST PLANNED COMMERCIAL PROJECTS
City
Property
Project type
Project area, sq.m.
Estimated investment, SEKm
Estimated project start, year
New York
417 Park Avenue
Office
33,000
2,593
2022/2023
New York
118,10th Avenue
Office
13,200
1,073
2022/2023
Stockholm
Orgelpipan 4
Office
4,240
252
2021
Orebro
Olaus Petri 3:234 - Stage 1
Office
8,320
177
2021
Uppsala
Fyrislund 6:6
Industry
6,240
175
2022
Uppsala
Fyrislund 6:6 - Stage 1
Laboratory
3,097
155
2021
Uppsala
Fyrislund 6:6 - Stage 2
Laboratory
3,097
155
2022
Norrkoping
Kondensatorn 1
Gym
3,794
55
2021
TOTAL


74,988
4,635

TOBIN PROPERTIES' LARGEST ONGOING RESIDENTIAL PROJECTS
City	Location	Project name
Ownership
Zoning/
share, %	No zoning
No. of
units
Share of
Units	units
sold	sold, %
Gross
area,
sq.m.
Area,
sq.m.
Sales
start,
year
   Expected
completion,
year
Stockholm	Sundbyberg	Rio
100	Zoning
173
169
98
11,700
8,700
2017
2021
Stockholm	Nacka	Vyn
100	Zoning
96
85
89
9,600
7,500
2016
2021
Stockholm	Roslags-Nasby	Unum
30	Zoning
148
147
99
6,900
5,000
2017
2021
Stockholm	Nacka	Nacka Strand 1A
100	Zoning
60
0
0
5,000
3,700
2021
2022
TOTAL	477	401
TOBIN PROPERTIES AND KLOVERN'S LARGEST PLANNED RESIDENTIAL PROJECTS
	Ownership	Zoning/	No. of
City	Location	Project name	share, %	No zoning	units
84
33,200
Gross
area,
sq.m.
24,900
Area,
sq.m.
Project
start,
year
 Expected
completion,
year
Tobin Properties








Stockholm	Tyreso	Golfbacken 1
44.4	No zoning
180


14,500
10,900
2022
2024
Stockholm	Tyreso	Golfbacken 2
44.4	No zoning
200


14,900
11,400
2023
2025
Stockholm	Nacka	Nacka Strand 1
100	Zoning
180


15,300
11,600
2023
2025
Stockholm	Nacka	Nacka Strand 21
100	Zoning
160


15,400
11,200
2025
2028
Stockholm	Nacka	Nacka Strand 3
100	Zoning
160


14,000
11,300
2024
2027
Stockholm	Sundbyberg	Slaktaren 11
100	No zoning
70


5,600
4,200
TM
TM
Stockholm	N:a DjurgardsstadenKolkajen2
100	No zoning
150


13,250
9,000
2029
2032
Stockholm	Liljeholmen	Marievik1
100	No zoning
300


24,500
17,000
2023
2027
Stockholm	Kista	Kista Square1
49.9	Zoning
1,000


48,600
27,900
2021
2027
Stockholm	Nacka	Orminge1
100	No zoning
150


13,300
10,000
TM
TM
TOTAL

2,550


179,350
124,500


Klovern








Vasteras	Vasteras	Oster Malarstrand1
100	No zoning
865


80,700
62,900
2022
2034
Stockholm	Kista	Myvatten/Dalvik1
100	No zoning
460


51,000
32,900
2022
2032
Nykoping	Nykoping	Spelhagen12
100	No zoning
495


44,700
34,900
2022
2034
Uppsala	Uppsala	Kungstorget1
100	No zoning
470


40,000
30,000
2024
2028
Vasteras	Vasteras	Malarporten1
100	No zoning
400


35,000
27,300
2022
2037
Vasteras	Vasteras	Kopparlunden1
100	No zoning
700


64,820
13,000
2022
2029
Stockholm	Slakthusomradet	Soderstaden
-Stage 32
100	No zoning
90


9,000
6,750
2023
2025
Stockholm	Slakthusomradet	Hjalpslaktaren 42
100	No zoning
130


11,550
9,000
2024
2027
Gothenburg Askim	Askim2
100	No zoning
300


25,000
19,500
2025
2029
TOTAL

3,910


361,770
236,250


1)	Includes a property that generates an operating
surplus during the period of development.
2)	Purchase contract/Land allocation agreement.
Transfer of possession when zoning plan gains legal force.
KLOVERN - INTERIM REPORT JANUARY-MARCH 2021	9


126


Corem
Offer
2021








Corem Offer 2021


129








132


Corem
Offer
2021


Corem Offer 2021


133


Consolidated Balance Sheet Summary

SEKm
31.03.2021
31.03.2020	31.12.2020
Assets


Goodwill
146
148	148
Investment properties
58,289
55,811	57,448
Right of use assets
726
734	730
Machinery and equipment
63
31	61
Participation rights in associated companies
437
421	437
Financial assets at fair value through statement of income
159
112	160
Derivatives
121
-	-
Properties classified as current assets
1,014
1,109	1,107
Other receivables
1,917
2,036	1,733
Liquid funds
553
1,474	571
TOTAL ASSETS
63,425
61,875	62,395
SHAREHOLDERS' EQUITY AND LIABILITIES


Equity attributable to the parent company's shareholders
23,677
20,977	22,649
Equity attributable to holdings without controlling influence
97
118	108
Other provisions
24
48	24
Deferred tax liability
3,842
3,441	3,722
Interest-bearing liabilities
33,287
35,034	33,036
Derivatives
-
66	86
Leasing liabilities
726
734	730
Accounts payable
208
148	279
Other liabilities
593
488	776
Accrued expenses and prepaid income
971
821	986
TOTAL SHAREHOLDERS' EQUITY AND LIABILITIES
63,425
61,875	62,395
Change in Consolidated Shareholders' Equity Summary
SEKm
Shareholders' equity attributable to
Total
shareholders'
equity

The parent
company's
shareholders
Holdings without
controlling
influence

Shareholders' equity 31.12.2019
20,031
129
20,160
New issue
2,028

2,028
Dividend
-597

-597
Hybrid bond
-80

-80
Change in holding without controlling influence
10
-15
-4
Other comprehensive income
-651

-651
Net profit for the period
1,908
-6
1,902
Shareholders' equity 31.12.2020
22,649
108
22,757
Hybrid bond
-19
-
-19
Change in holding without controlling influence
-17
0
-17
Other comprehensive income
269
-
269
Net profit for the period
796
-11
785
Shareholders' equity 31.03.2021
23,677
97
23,775
KLOVERN - INTERIM REPORT JANUARY-MARCH 2021	17


134


Corem
Offer
2021


Consolidated Cash Flow Statement
Summary

SEKm
   2021,
3 months
Jan-Mar
	2020,	2020,
	3 months	12 months
	Jan-Mar	Jan-Dec
Current operations


Operating surplus including central administration and residential development
474
504	1,951
Adjustment for items not included in the cash flow
4
5	32
Interest received
5
5	15
Interest paid
-183
-203	-787
Income tax paid
-21
-44	-44
Cash flow from current operations before change in working capital
Changes in working capital
279
267	1,167
Change in properties classified as current assets
93
-54	-52
Change in operating receivables
-161
-117	50
Change in operating liabilities
-32
-167	113
Total change in working capital
-100
-338	111
Cash flow from current operations
Investment operations
179
-71	1,278
Divestment of properties
581
257	391
Acquisition of and investment in properties
-642
-2,667	-4,989
Acquisition of machinery and equipment
-8
-6	-54
Change in financial assets
-20
352	431
Cash flow from investment operations
Financing operations
-89
-2,065	-4,221
Change in interest-bearing liabilities
138
3,347	1,708
Change in financial instruments
-
-11	-46
New issue
-
-	2,028
Dividend
-216
-181	-527
Hybrid bond
-19
-20	-80
Change in holding without controlling influence
-17
-2	-5
Cash flow from financing operations
-114
3,133	3,078
Total cash flow
Liquid funds at the beginning of the period
-24
571
997	134
449	449
Exchange rate differences in liquid funds
6
28	-12
Liquid funds at the end of the period
553
1,474	571
18	KLOVERN - I NTERIM REPORT JANUARY-MARCH 2021


Corem Offer 2021


135


Parent Company Income Statement
Summary


   2021,
3 months
	2020,	2020,
	3 months	12 months
SEKm
Jan-Mar
Jan-Mar	Jan-Dec
Net sales
84
69	307
Cost of services sold
-70
-59	-248
Gross profit
14
10	59
Central administration
-36
-34	-156
Operating profit
-22
-24	-97
Changes in value, derivatives
36
-13	-32
Net financial items
-101
-86	1,150
Profit before tax
-87
-123	1,021
Taxes
-24
-74	-75
Net profit for the period
-111
-197	946
Other comprehensive income
-
-	-
Comprehensive income for the period
-111
-197	946
Parent Company Balance Sheet
Summary

SEKm
31.03.2021
31.03.2020	31.12.2020
ASSETS


Machinery and equipment
9
7	10
Participation rights in group companies
1,765
1,917	1,766
Receivables from group companies
29,944
30,596	30,676
Derivatives
8
14	9
Deferred tax assets
203
226	227
Other receivables
1,103
377	341
Liquid funds
72
1,514	59
TOTAL ASSETS
SHAREHOLDERS' EQUITY AND LIABILITIES
33,104
34,651	33,088
Shareholders' equity
10,144
7,760	10,273
Interest-bearing liabilities
20,726
22,576	20,409
Derivatives
50
67	86
Liabilities to group companies
1,815
3,908	1,711
Accounts payable
6
11	14
Other liabilities
243
224	477
Accrued expenses and prepaid income
120
105	118
TOTAL SHAREHOLDERS' EQUITY AND LIABILITIES
33,104
34,651	33,088
KLOVERN - INTERIM REPORT JANUARY-MARCH 2021	19


136


Corem
Offer
2021





Key ratios


31.03.2021,
3 months
Jan-Mar
31.03.2020,
3 months
Jan-Mar
31.03.2021
Trailing 12
months Apr-
Mar
2020
2019
2018
2017
2016
Property








Number of properties
341
347
341
350
343
426
405
431
Lettable area, 000 sq.m.
2,420
2,549
2,420
2,551
2,542
2,969
2,900
2,943
Rental value, SEKm
3,781
3,822
3,781
3,846
3,819
4,063
3,507
3,386
Rental value per lettable area, SEK/sq.m.
1,562
1,499
1,562
1,508
1,502
1,368
1,209
1,151
Fair value properties, SEKm
58,289
55,811
58,289
57,448
52,377
52,713
42,961
39,234
Yield requirement valuation, %
5.3
5.3
5.3
5.3
5.4
5.7
5.9
6.2
Operating margin, %
65
67
66
67
68
67
66
66
Occupancy rate, economic, %
88
89
88
87
90
89
89
89
Occupancy rate, area, %
80
81
80
79
81
81
81
82
Average lease term, years
3.5
3.6
3.5
3.5
3.6
3.5
3.6
3.7









Financial








Return on equity, %
3.4
3.2
9.5
9.1
15.9
21.2
18.9
18.6
Equity ratio, %
37.3
33.9
37.3
36.3
34.9
31.8
32.8
32.1
Equity ratio, adjusted, %
43.9
41.4
43.9
43.2
43.5
37.4
38.5
36.7
Leverage, %
50
52
50
50
50
56
57
58
Leverage secured, %
33
35
33
36
34
42
40
42
Interest coverage ratio
2.7
2.5
2.6
2.5
2.6
2.7
2.9
2.9
Average interest, %
2.5
2.4
2.5
2.4
2.3
2.3
2.5
2.5
Average period of fixed interest, years
2.8
3.4
2.8
3.0
2.5
2.9
2.8
2.6
Average period of tied-up capital, years
4.3
3.6
4.3
4.3
4.1
4.3
3.0
3.0
Interest-bearing liabilities, SEKm
33,439
35,138
33,439
33,165
31,653
33,688
25,529
23,869









Share








Equity per ordinary share, SEK1
17.17
16.90
17.17
16.17
15.97
13.50
10.42
8.45
NRV per ordinary share, SEK1
20.78
20.85
20.78
19.87
19.67
16.84
13.52
10.94
Equity per preference share, SEK
283.92
283.92
283.92
283.92
283.92
283.92
283.92
283.92
Profit from property management per ordinary share, SEK1
0.20
0.25
0.91
0.96
1.19
1.07
0.96
0.86
Earnings per ordinary share, SEK1
0.67
0.62
1.76
1.67
2.92
3.26
2.35
1.96
Share price ordinary share A at end of period, SEK1
15.25
13.95
15.25
15.55
21.29
9.44
10.11
8.72
Share price ordinary share B at end of period, SEK1
15.23
13.73
15.23
15.54
21.35
9.55
9.96
8.87
Share price preference share at end of period, SEK
317.50
282.00
317.50
320.00
373.00
307.00
309.60
288.50
Market capitalization, SEKm
22,315
18,191
22,315
22,703
27,177
14,455
14,922
13,479
Total no. of registered ordinary shares at end of period, million
1,122.3
916.0
1,122.3
1,122.3
916.0
916.0
916.0
916.0
Total no. of outstanding ordinary shares at end of period, million
1,031.3
825.0
1,031.3
1,031.3
825.0
825.8
876.6
916.0
Total no. of registered preference shares at end of period, million
16.4
16.4
16.4
16.4
16.4
16.4
16.4
16.4
Total no. of outstanding preference shares at end of period, million
16.4
16.4
16.4
16.4
16.4
16.4
16.4
16.4
Dividend per ordinary share, SEK
-
-
-
0.262
0.26
0.46
0.44
0.40
Dividend per preference share, SEK
-
-
-
20.002
20.00
20.00
20.00
20.00
Dividend in relation to profit from property management, %
-
-
-
472
37
53
57
59
Dividend preference shares in relation to profit from
property management, %
-
-
-
262
22
24
26
28
Klovern shows some key figures in the interim report which
have not been defined by IFRS. The company considers that
these key figures provide important
complementary information about the company. For further
information about these key figures, see Klovern's website
under the flap Financial Statistics.
1)	Adjusted for the discount in the rights issue completed
in Q4 2020, weighted average adjustment factor ordinary shares A/B: 0.929.
2)	Proposed dividend.
KLOVERN - INTERIM REPORT JANUARY-MARCH 2021	21


138


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STATEMENT FROM THE BOARD OF
DIRECTORS OF KLOVERN
The information on pages 96-141 in this Offer Document
has been re/iewed by the board of
directors of Klb/ern. It is the board's opinion that this
brief description of Klb/ern pro/ides a correct and accurate, albeit not complete, picture of Klb/ern.
Stockholm 12 May 2021
KlD/ern AB (publ)
Board of Directors
142
Corem Offer 2021







Klovern
Documents incorporated by reference
Klovern's and the group's financial reports for the financial years 1 January - 31 December 2020 and 1 January - 31 December
2019 as well as the interim report for the period 1 January - 31 March 2021 form part of the Offer Document and must be read as part thereof. The financial reports for the financial years 2020 and 2019 can be found in Klovern's annual reports for the corresponding periods. The annual reports have been audited by Klovern's auditor Ernst & Young AB and the auditor's reports are attached to the annual reports.


Klovern's interim report for the period 1 January-31 March 2021 has not been subject to review by Klovern's auditor Ernst &
Young AB.
The parts of the above-mentioned documents that have not been incorporated are either not relevant for the investor or are included elsewhere in the Offer Document.


Source	Information


Annual report for 2019
https://www.corem.se/sv/sektion/bud-pa-klovern/
Annual report for 2020
https://www.corem.se/sv/sektion/bud-pa-klovern/
Interim report for the period 1 January-31 March 2021 https://www.corem.se/sv/sektion/bud-pa-klovern/


Consolidated Statement of Income and Consolidated
Report of Comprehensive Income (p. 94, 98), balance sheet (p. 95, 99), changes in equity (p. 96, 100), cash flow statement (p. 97, 101), no-tes (p.
102-125), accounting principles (p. 102-107) and audit report (p. 128-131).
Consolidated Statement of Income and Consolidated
Report of Comprehensive Income (p. 104, 108), balance sheet (p. 105, 109), changes in equity (p.
106, 110), cash fow statement (p. 107, 111), notes
(p. 112-134), accounting principles (p. 112-116) and audit report (p. 138-141).
Income statement (p. 16, 19), balance sheet (p.
17, 19), changes in equity (p. 17), cash fow statement (p. 18).



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TAX ISSUES IN SWEDEN


The reader of the Offer Document is reminded that the tax legis-
lation of the investor's Member State and the issuer's country of registration may affect the income from the Securities.
Summarized below are certain Swedish tax rules that are relevant in connection with the Offer for shareholders in Klovern who are subject to unlimited tax liability in Sweden, unless otherwise expressly stated. The summary is based on current legislation and is intended as general information only.
The summary does not address:
*	situations where a natural person is considered to be unlimi-
tedly liable for tax in Sweden because he or she has a signifi-
cant connection to Sweden;
*	situations where shares are held as inventory assets in business operations;
*	situations where shares are held by limited partnerships or
trading partnership;
*	the specific rules on tax-free capital gains and the prohibition on deductions for capital losses that may become applicable when shareholders' shares in Klovern or Corem are to be regar-ded as business-related for the shareholder for tax purposes;
*	the special rules that in certain cases may apply to shares in companies that are or have been a close company (Sw.
f8mansbolag) or to shares acquired with the support of such
shares;
*	foreign companies that conduct business from a permanent
establishment in Sweden; or
*	foreign companies that have been Swedish companies.
*	Special tax rules also apply to certain categories of companies.
The tax treatment of each individual shareholder depends on their specific situation. Shareholders should therefore, respecti-vely, consult a qualified tax adviser regarding the tax consequ-ences that the Offer may entail, including the applicability and consequence of foreign rules and tax agreements.
PHYSICAL PERSONS IN SWEDEN
Taxation on the sale of shares in Klovern and on compensation in the form of shares in Corem.
For a natural person who is subject to unlimited tax liability in Sweden due to his or her residence or permanent resident in Sweden and who accepts the Offer and sells shares in Klovern for consideration in the form of shares in Corem, arises, provided that the rules on deferred taxation in the event of share exchang-es are applicable, no taxable capital gain or deductible capital loss in respect of the shares in Klovern that are sold as a result of the Offer. In order for the rules on deferred taxation in the event of a share exchange to be applicable, it is required, among other things, that Corem owns shares in Klovern corresponding to more than 50 per cent of the voting rights for all shares in Klovern at the end of the calendar year of the sale and that the sale is made at market price. Provided that the Offer is comple-


ted, Corem will hold shares in Klovern in such a way that these conditions are met. The acquisition value of the shares received in Corem corresponds to the overhead amount for previously held shares in Klovern in the event of deferred taxation. It can be noted that the share change itself does not need to be decla-red. Cash compensation or a sale of shares in Corem that have been received through the Offer, on the other hand, triggers tax consequences and must be declared, see further below.
If a natural person no longer fulfills the conditions to be resident in Sweden, or in another state within the European Economic
Area ("EEA"), or to reside permanently here or within the EEA and the rules on deferred taxation have been applied, the capital gain at the change of share is taken up in taxation. A natu-ral person who has been resident or permanently resident in Sweden must thus declare the capital gain in the year in which the residence or stay in Sweden ends. The shares received shall then be considered sold for the market value that applied at the time of the exchange. The capital gain on the exchange is thus determined only afterwards.
Taxation on compensation in the form of cash
Regarding shares in Klovern that are sold for cash consideration, capital gains taxation is triggered and no deferred taxation is possible (see below).
Taxation on the sale of shares in Corem
When a natural person sells a share in the Company that he or she has received through the Offer, capital gains taxation is triggered, see further below.
General information regarding capital gains taxation of natural persons
For natural persons who are subject to unlimited tax liability in Sweden, capital income such as interest income, dividends and capital gains in the income category capital is taxed. The tax rate in the income category capital is 30 per cent. When calcula-ting whether a capital gain or capital loss arises, the overhead amount for all shares of the same type and variety shall be added together and calculated jointly using the average method. When selling listed shares, the standard method may alternatively be used, which implies that the overhead amount may be determi-ned at 20 per cent of the sales compensation after deduction of expenses for the sale.
Capital losses on listed shares may be deducted in full against taxable capital gains that arise in the same year on shares and listed securities that are taxed as shares (but not units in mutual funds or special funds that only contain Swedish receivables, so-called fixed income funds). Of capital loss on listed shares that could not be deducted through the aforementioned set-off option, a deduction is allowed in the income category capital of 70 per cent of the loss.



Corem Offer 2021
145




If a deficit arises in the income category capital, a reduction in the tax on income from employment, income from business activities as well as property tax and municipal property tax is permitted. Tax reduction is allowed with 30 per cent of the part of the deficit that does not exceed SEK 100,000 and with 21 per cent of the remaining deficit. Deficits in the income category capital that cannot be used as described above are lost and may not be used in later years.
SWEDISH LIMITED LIABILITY COMPANIES
Taxation on the sale of shares in Kleivern and on compensation in the form of shares in Corem
For limited companies that are subject to unlimited tax liability in Sweden and that sell shares in Klovern through the Offer, a taxa-ble capital gain or deductible capital loss arises as a general rule. The capital gain and capital loss are calculated on the basis of the difference between the market value of the shares received in Corem at the time of sale of the shares in Klovern and the over-head amount for the shares sold in Klovern. Provided that certain conditions are met, however, there is an opportunity to request a deferral of taxation, see also Deferral of taxation of capital gains below. Corem intends to apply to the Swedish Tax Agency for a determination of the market value of the shares received in the Company at the time of sale of the shares in Klovern. The value determined by the Swedish Tax Agency will be published on the Swedish Tax Agency's and Corem's website www.corem.se.
When calculating capital gains or capital losses, the overhead amount for all shares of the same type and variety shall be added together and calculated jointly using the average method. When selling listed shares, the standard method may alternatively be used, which means that the overhead amount may be determi-ned at 20 per cent of the sales compensation after deduction of expenses for the sale.
Deferral of taxation of capital gains
To the extent that limited liability companies through the Offer exchange shares in Klovern for shares in Corem with capital gains as a result, deferral of taxation may be granted upon request in the declaration and provided that certain conditions are met. For the rules on deferral to be applicable, it is required, among other things, that the sale of the shares in Klovern to Corem is made at market value and that Corem owns shares in Klovern corresponding to more than 50 per cent of the voting rights for all shares in Klovern at the end of the calendar year in which the sale of shares is carried out. Provided that the Offer is completed, Corem will hold shares in Klovern in such a way that this condition is met.
Limited companies that want a deferral of taxation of capital gains must report the capital gain in their tax return and make a request for deferral of taxation. If a deferral is granted, the capital gain must be determined by the Swedish Tax Agency during the assessment in the form of a deferral. The deferral amount shall be distributed equally among the shares in Corem that have been received through the Offer. If a deferral is granted, the capital gain must be taken up for taxation at the latest when the ow-nership of the shares received in Corem is transferred to another or if the shares cease to exist. However, this does not apply if the shares received are transferred to another through a subsequent qualified sub-price transfer or a subsequent share exchange that meets the conditions for continued deferral and the taxpayer requests that the deferral amount not be taken up for taxation.
The taxpayer may also at any time in his declaration request that the deferral amount be taken up for taxation.
Taxation on compensation in the form of cash
Regarding shares in Klovern that are sold for cash consideration, capital gains taxation is triggered and no deferral is possible (see below).
Taxation on the sale of shares received in Corem
When a limited liability company in Sweden sells shares in Corem that have been received through the Offer, capital gains taxation is triggered. Shares received in Corem are considered acquired for a price corresponding to the market value at the time of acquisition.
If a deferral of the taxation of the capital gain for shares in Klb-vern has been granted, the permitted deferral amount shall also be taken up for taxation in connection with the sale of shares in Corem that have been received through the Offer. If shareholders who accept the Offer own shares in Corem at the time of the
share exchange or acquire additional shares in Corem after the share exchange, a special priority rule is applied according to which subsequent sale of shares in Corem is considered to take place in the following order:
1.	shares in Corem acquired prior to the Offer;
2.	shares in Corem acquired through the Offer; and
3.	shares in Corem acquired after the Offer.
General regarding taxation of limited companies
For limited companies that are subject to unlimited tax liability, all income, including capital gains and dividends, in the income category business activities is taxed at 20.6 per cent tax as of 1 January 2021. When calculating capital gains and capital losses, respectively, the overhead amount for all shares of the same type and variety shall be added together and calculated jointly using the average method. When selling listed shares, the standard method may alternatively be used to determine the overhead amount. Deductions for capital losses on shares are only allowed against capital gains on shares and other securities that are taxed as shares. In the event that a capital loss cannot be deducted from the company that made the loss, it can be deducted in the same year against capital gains on shares and other securities that are taxed as shares in another company in the same group, provided that group contribution rights exist between the companies and both companies request it for a tax year that has the same tax return date or that would have had it if none of the companies' accounting obligations had ceased.
Capital losses on shares that have not been exercised in a given



146
Corem Offer 2021




year may be saved and deducted against capital gains on shares and other securities that are taxed as shares during subsequent tax years without a time limit. However, it can be noted that special tax rules may apply to certain categories of companies or certain legal entities, such as mutual funds or special funds and investment companies.
SPECIAL TAX ISSUES FOR SHAREHOLDERS WHO ARE SUBJECT
TO LIMITED TAX LIABILITY IN SWEDEN
For shareholders who are subject to limited tax liability in Sweden and who receive dividends on shares in Swedish limited companies, coupon tax is normally levied in Sweden. The coupon tax is normally withheld by Euroclear at the time of distribution. If the shares are nominee-registered, the nominee is responsible for the tax deduction. Dividends to shareholders who are foreign legal entities domiciled in the EU may, if certain conditions are met, be exempt from Swedish coupon tax. Shareholders who are subject to limited tax liability in Sweden and who do not conduct business from a permanent establishment in Sweden are not normally capital gains taxed in Sweden on the sale of shares. The Offer implies that shares in Klovern are sold and therefore as a rule does not entail any Swedish tax consequences for a limited taxpayer who does not have a permanent establishment in Sweden.
According to the so-called ten-year rule, however, a natural person with limited tax liability in Sweden may be subject to capital gains taxation in Sweden on the sale of shares in Klovern if the person at any time during the year of the sale or during the previous ten (10) calendar years has resided in Sweden or per-manently stayed here. However, the applicability of the rule is in several cases limited by tax agreements. Limited taxpayers may also be subject to taxation in their state of residence.


VALUATION CERTIFICATES


Valuation certificates for Corem's properties have been issued by independent expert valuers on behalf of Corem. There have been no significant changes since the valuation certificates were issued. The valuation certificates are presented on the following pages.
The valuation certificates have been issued by Cushman &
Wakefield Sweden AB with address: Regeringsgatan 59, 103 59 Stockholm and Savills Sweden AB with address: Regeringsgatan
48, 111 56 Stockholm. All valuers have agreed that the valuation certificates have been included in the Offer Document. The in-formation in the valuation certificate below has been reproduced accurately and no information has been omitted in a way that could make the reproduced information incorrect or misleading.
The properties Instrumentet 13 and Instrumentet 8 in Stockholm were divested as of April 26, 2021 and are not included in the valuation certificates. The property Sigtuna M6rsta 21:48 with acquisition date 15 April 2021 is not included in the valuation cer-


tificates due to the fact that the property was recently acquired. M6rsta 21:48 was acquired for an underlying property value of SEK 8.5 million.
Corem's valuation of its properties amounts to SEK 14,811 million as of 31 March 2021. The value according to the valuation certi-ficates amounts to SEK 13,938 million, which corresponds to a deviation of 4.9 per cent in relation to Corem's valuation with adjustment for the sale of the Stockholm Instrumentet 8 and 13.
The properties in the valuation certificates have been valued during the period June 2020 to April 2021, many with an earlier valuation date than 31 March 2021. Changes in value in the time after the respective value date are therefore not fully reflected in the valuation certificates. Property valuations are generally subject to an uncertainty interval of approximately 5-10 per cent, corresponding to the uncertainty contained in the assumptions and calculations made in connection with the valuations. It is Corem's assessment that the said deviation falls within this range of uncertainty.



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VALUATION CERTIFICATES CUSHMAN &
WAKEFIELD SWEDEN AB



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VALUATION CERTIFICATES
SAVILLS SWEDEN AB



 Regeringsgatan 48
111 56 STOCKHOLM
Telefon: 08 545 858 90
www.savills.se
Summary of Valuations
On behalf of Corem Property Group AB at the request of
Lisa Waara Klinterhall, Savills Sweden has assessed market
values for 72 valuation entities during the period June
2020 to March 2021. The valuation dates of the valuation assignments are 2020-06-30, 2020-09-30, 2020-12-31 and
2021-03-31. The valuation entities are listed under the
respective valuation date in appendix 1.
Valuation method with appropriate supporting evidence
collection and processing relates to RICS and IVSC
recommendations and is reported according to ESMA and
CESR's recommendations. The valuation purposes are
accounting and financing.
The properties have all been inspected by Savills during a
3-year period (2018-2021).
Savills is an independent valuer and not related to any of
the parties involved in the valuation instructions. There is no conflict of interest in advising or reporting.
The valuation is based on a cash flow analysis meaning
that the property values are based on the present value of projected cash flows as well as the residual value during a cash flow period of five respectively twenty years. The assumptions regarding the future cash flows are based on an analysis of:
*	Current and historical rents and costs
*	The market / local area's future development
*	Property conditions and position in each market segment
*	Existing relevant lease conditions
*	Market rental terms when the lease expires
*	Operation and maintenance costs of similar properties
in comparison with the costs in the actual properties
Based on the analysis, the resulting net operating income during the cash flow period and the residual value at the end of the cash flow period has been discounted with an estimated discount rate. The value affecting parameters used in the valuations corresponds to Savills interpretation of how investors and other market participants think and operate. Existing and potential building rights have been valued on the basis of a comparison method and in relation to the ongoing planning process.
Savills Sweden AB consents to its condensed summary of values being published or referred to in offering materials solely on the condition that the use of this summary of values is only for the part to whom it is issued for specific purposes stated herein and no liability is accepted from third parties for the whole or parts of its contents.
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 Regeringsgatan 48
111 56 STOCKHOLM
Telefon: 08 545 858 90




www.savills.se



Market value

Valuation entity
Municipality
Area
2020-12-31
Leasehold/Freehold


m2
Mkr	Kr/m2

Fabriken 1
Vaxjo


F
Hedenstorp 2:41
Jonkoping


F
Kallhall 9:36
Jarfalla


F
Konsumenten 3
Stockholm


L
Skruven 3
Boris


F
Total

78,438
1,162	14,809


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159







DEFINITION


"The Company" or "Corem" refers to Corem Property Group AB
(publ), org. no. 556463-9440.
"GDP" refers to gross domestic product.
"Yield requirement" refers to a return measure on the property's operating net in relation to the market value.
The "Offer" refers to the offer to acquire all shares in Klovern AB
(publ) in accordance with what is stated in the Offer Document. "Euroclear Sweden" refers to Euroclear Sweden AB.
The "issue" refers to the issue of ordinary shares of series D that appears from the Offer Document.
"IAS" refers to International Accounting Standards.
"IFRS" refers to International Financial Reporting Standards. "Group" refers to the group in which Corem is the parent com-pany.


"Nasdaq Stockholm" refers to Nasdaq Stockholm AB, corporate identity number 556420-8394, or the regulated market Nasdaq Stockholm, depending on the context.
"Prospectus Regulation" refers to Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on prospectuses to be published when securities are offered to the public or admitted to trading on a regulated market, and repea-ling Directive 2003/71 / EC of significance for the EEA
"VP account" refers to the securities account with Euroclear
Sweden in accordance with the Act (1998:1479) on the accoun-ting of financial instruments in which (i) an owner of a security is directly registered as an owner of securities or (ii) an owner's hol-ding of securities is nominee registered in the name of a trustee. "SEK" or "kr" refers to Swedish kronor.
"MSEK" refers to millions of kronor.
"MSEK" refers to billions of kronor.



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ADDRESSES
THE COMPANY
Corem Property Group AB (publ)
Box 56085
10217 Stockholm
Visiting address: Riddargatan 13 C, 114 51 Stockholm
Tel 08-503 85 333
www.corem.se
LEGAL ADVISERS TO THE COMPANY
Walthon Advokater AB
Stureplan 4a
114 35 Stockholm
Linklaters Advokatbyra AB
Regeringsgatan 67
103 98 Stockholm
FINANCIAL ADVISERS
Nordea Bank Abp, filial i Sverige
Sm8landsgatan 17
111 46 Stockholm
Swedbank AB (publ)
Malmskillnadsgatan 23
105 34 Stockholm
THE COMPANY'S AUDITOR
Ernst & Young AB
Jakobsbergsgatan 24
103 99 Stockholm
CENTRAL SECURITIES DEPOSITORY
Euroclear Sweden AB
Klarabergsviadukten 63
P.O. Box 191
101 23 Stockholm
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